--------------------------------------------------------------------------------





                              ACE SECURITIES CORP.
                                    Depositor


                             WELLS FARGO BANK, N.A.
                                   a Servicer

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator


                       HSBC BANK USA, NATIONAL ASSOCIATION
                                     Trustee


                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 2005





          ACE Securities Corp. Home Equity Loan Trust, Series 2005-HE7
                     Asset Backed Pass-Through Certificates





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


                                TABLE OF CONTENTS


ARTICLE I         DEFINITIONS..................................................................................
   SECTION 1.01.           Defined Terms.......................................................................
   SECTION 1.02.           Allocation of Certain Interest Shortfalls...........................................

ARTICLE II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..............................
   SECTION 2.01.           Conveyance of the Mortgage Loans....................................................
   SECTION 2.02.           Acceptance of REMIC I by Trustee....................................................
   SECTION 2.03.           Repurchase or Substitution of Mortgage Loans........................................
   SECTION 2.04.           Representations and Warranties of the Master Servicer...............................
   SECTION 2.05.           Representations, Warranties and Covenants of each Servicer..........................
   SECTION 2.06.           Issuance of the REMIC I Regular Interests and the Class R-I Interest................
   SECTION 2.07.           Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II and REMIC
                           III by the Trustee..................................................................
   SECTION 2.08.           Issuance of Residual Certificates...................................................
   SECTION 2.09.           Establishment of the Trust..........................................................

ARTICLE III       ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS.................................
   SECTION 3.01.           The Servicers to Act as Servicers...................................................
   SECTION 3.02.           Sub-Servicing Agreements Between a Servicer and Sub-Servicers.......................
   SECTION 3.03.           Successor Sub-Servicers.............................................................
   SECTION 3.04.           No Contractual Relationship Between Sub-Servicer, Trustee or the
                           Certificateholders..................................................................
   SECTION 3.05.           Assumption or Termination of Sub-Servicing Agreement by Successor Servicer..........
   SECTION 3.06.           Collection of Certain Mortgage Loan Payments........................................
   SECTION 3.07.           Collection of Taxes, Assessments and Similar Items; Servicing Accounts..............
   SECTION 3.08.           Collection Accounts and Distribution Account........................................
   SECTION 3.09.           Withdrawals from the Collection Accounts and Distribution Account...................
   SECTION 3.10.           Investment of Funds in the Investment Accounts......................................
   SECTION 3.11.           Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage and
                           Primary Mortgage Insurance..........................................................
   SECTION 3.12.           Enforcement of Due-on-Sale Clauses; Assumption Agreements...........................
   SECTION 3.13.           Realization Upon Defaulted Mortgage Loans...........................................
   SECTION 3.14.           Trustee to Cooperate; Release of Mortgage Files.....................................
   SECTION 3.15.           Servicing Compensation..............................................................
   SECTION 3.16.           Collection Account Statements.......................................................
   SECTION 3.17.           Statement as to Compliance..........................................................
   SECTION 3.18.           Independent Public Accountants' Servicing Report....................................
   SECTION 3.19.           Annual Certification................................................................
   SECTION 3.20.           Access to Certain Documentation.....................................................
   SECTION 3.21.           Title, Management and Disposition of REO Property...................................
   SECTION 3.22.           Obligations of the Servicers in Respect of Prepayment Interest Shortfalls;
                           Relief Act Interest Shortfalls......................................................
   SECTION 3.23.           Obligations of the Servicers in Respect of Mortgage Rates and Monthly Payments......
   SECTION 3.24.           Reserve Fund........................................................................
   SECTION 3.25.           Advance Facility....................................................................
   SECTION 3.26.           The Servicers Indemnification.......................................................

ARTICLE IV        ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS BY THE MASTER SERVICER.............
   SECTION 4.01.           Master Servicer.....................................................................
   SECTION 4.02.           REMIC-Related Covenants.............................................................
   SECTION 4.03.           Monitoring of Servicers.............................................................
   SECTION 4.04.           Fidelity Bond.......................................................................
   SECTION 4.05.           Power to Act; Procedures............................................................
   SECTION 4.06.           Due-on-Sale Clauses; Assumption Agreements..........................................
   SECTION 4.07.           Documents, Records and Funds in Possession of Master Servicer To Be Held for
                           Trustee.............................................................................
   SECTION 4.08.           Standard Hazard Insurance and Flood Insurance Policies..............................
   SECTION 4.09.           Presentment of Claims and Collection of Proceeds....................................
   SECTION 4.10.           Maintenance of Primary Mortgage Insurance Policies..................................
   SECTION 4.11.           Trustee to Retain Possession of Certain Insurance Policies and Documents............
   SECTION 4.12.           Reserved............................................................................
   SECTION 4.13.           Compensation for the Master Servicer................................................
   SECTION 4.14.           REO Property........................................................................
   SECTION 4.15.           Annual Officer's Certificate as to Compliance.......................................
   SECTION 4.16.           Annual Independent Accountant's Servicing Report....................................
   SECTION 4.17.           Reserved............................................................................
   SECTION 4.18.           Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls......
   SECTION 4.19.           Prepayment Penalty Verification.....................................................

ARTICLE V         PAYMENTS TO CERTIFICATEHOLDERS...............................................................
   SECTION 5.01.           Distributions.......................................................................
   SECTION 5.02.           Statements to Certificateholders....................................................
   SECTION 5.03.           Servicer Reports; P&I Advances......................................................
   SECTION 5.04.           Allocation of Realized Losses.......................................................
   SECTION 5.05.           Compliance with Withholding Requirements............................................
   SECTION 5.06.           Reports Filed with Securities and Exchange Commission...............................
   SECTION 5.07.           Supplemental Interest Trust.........................................................
   SECTION 5.08.           Tax Treatment of Swap Payments and Swap Termination Payments........................

ARTICLE VI        THE CERTIFICATES.............................................................................
   SECTION 6.01.           The Certificates....................................................................
   SECTION 6.02.           Registration of Transfer and Exchange of Certificates...............................
   SECTION 6.03.           Mutilated, Destroyed, Lost or Stolen Certificates...................................
   SECTION 6.04.           Persons Deemed Owners...............................................................
   SECTION 6.05.           Certain Available Information.......................................................

ARTICLE VII       THE DEPOSITOR, THE SERVICERS AND THE MASTER SERVICER.........................................
   SECTION 7.01.           Liability of the Depositor, the Servicers and the Master Servicer...................
   SECTION 7.02.           Merger or Consolidation of the Depositor, the Servicers or the Master Servicer......
   SECTION 7.03.           Limitation on Liability of the Depositor, the Servicers, the Master Servicer and
                           Others..............................................................................
   SECTION 7.04.           Limitation on Resignation of the Servicers..........................................
   SECTION 7.05.           Limitation on Resignation of the Master Servicer....................................
   SECTION 7.06.           Assignment of Master Servicing......................................................
   SECTION 7.07.           Rights of the Depositor in Respect of the Servicers and the Master Servicer.........
   SECTION 7.08.           Duties of the Credit Risk Manager...................................................
   SECTION 7.09.           Limitation Upon Liability of the Credit Risk Manager................................
   SECTION 7.10.           Removal of the Credit Risk Manager..................................................

ARTICLE VIII      DEFAULT  198
   SECTION 8.01.           Servicer Events of Default..........................................................
   SECTION 8.02.           Master Servicer or Trustee to Act; Appointment of Successor.........................
   SECTION 8.03.           Notification to Certificateholders..................................................
   SECTION 8.04.           Waiver of Events of Default.........................................................

ARTICLE IX        CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR......................................
   SECTION 9.01.           Duties of Trustee and Securities Administrator......................................
   SECTION 9.02.           Certain Matters Affecting Trustee and Securities Administrator......................
   SECTION 9.03.           Trustee and Securities Administrator not Liable for Certificates or Mortgage
                           Loans...............................................................................
   SECTION 9.04.           Trustee and Securities Administrator May Own Certificates...........................
   SECTION 9.05.           Fees and Expenses of Trustee and Securities Administrator...........................
   SECTION 9.06.           Eligibility Requirements for Trustee and Securities Administrator...................
   SECTION 9.07.           Resignation and Removal of Trustee and Securities Administrator.....................
   SECTION 9.08.           Successor Trustee or Securities Administrator.......................................
   SECTION 9.09.           Merger or Consolidation of Trustee or Securities Administrator......................
   SECTION 9.10.           Appointment of Co-Trustee or Separate Trustee.......................................
   SECTION 9.11.           Appointment of Office or Agency.....................................................
   SECTION 9.12.           Representations and Warranties......................................................

ARTICLE X         TERMINATION..................................................................................
   SECTION 10.01.          Termination Upon Repurchase or Liquidation of All Mortgage Loans....................
   SECTION 10.02.          Additional Termination Requirements.................................................

ARTICLE XI        REMIC PROVISIONS.............................................................................
   SECTION 11.01.          REMIC Administration................................................................
   SECTION 11.02.          Prohibited Transactions and Activities..............................................
   SECTION 11.03.          Indemnification.....................................................................

ARTICLE XII       MISCELLANEOUS PROVISIONS.....................................................................
   SECTION 12.01.          Amendment...........................................................................
   SECTION 12.02.          Recordation of Agreement; Counterparts..............................................
   SECTION 12.03.          Limitation on Rights of Certificateholders..........................................
   SECTION 12.04.          Governing Law.......................................................................
   SECTION 12.05.          Notices.............................................................................
   SECTION 12.06.          Severability of Provisions..........................................................
   SECTION 12.07.          Notice to Rating Agencies...........................................................
   SECTION 12.08.          Article and Section References......................................................
   SECTION 12.09.          Grant of Security Interest..........................................................
   SECTION 12.10.          Survival of Indemnification.........................................................

EXHIBITS

Exhibit A-1       Form of Class A Certificate
Exhibit A-2       Form of Class M Certificate
Exhibit A-3       Form of Class CE Certificate
Exhibit A-4       Form of Class P Certificate
Exhibit A-5       Form of Class R Certificate
Exhibit B-1       Form of Transferor Representation Letter and Form of Transferee Representation Letter in
                  Connection with Transfer of the Class P Certificates, Class CE Certificates and Residual
                  Certificates Pursuant to Rule 144A Under the Securities Act
Exhibit B-2       Form of Transferor Representation Letter and Form of Transferee Representation Letter in
                  Connection with Transfer of the Class P Certificates, Class CE Certificates and Residual
                  Certificates Pursuant to Rule 501(a) Under the Securities Act
Exhibit B-3       Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in Connection with
                  Transfer of Residual Certificates
Exhibit C         Form of Servicer Certification
Exhibit D         Form of Power of Attorney
Schedule 1        Mortgage Loan Schedule
Schedule 2        Prepayment Charge Schedule
Schedule 3        Reserved
Schedule 4        Standard File Layout - Delinquency Reporting
Schedule 5        Standard File Layout - Scheduled/Scheduled
Schedule 6        Data Requirements of Servicing Advances Incurred Prior to Cut-off Date
Schedule 7        Standard File Layout - Simple Interest Mortgage Loans

         This Pooling and Servicing Agreement, is dated and effective as of November 1, 2005, among ACE SECURITIES CORP., as Depositor, WELLS FARGO BANK, N.A., as a Servicer, WELLS FARGO BANK, N.A., Master Servicer and Securities Administrator and HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trust and the Swap Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

                      REMIC I              INITIAL           LATEST POSSIBLE
     DESIGNATIO   REMITTANCE RATE   UNCERTIFICATED BALANCE   MATURITY DATE(1)
---------------   ---------------   ----------------------   ------------------
  A-I               Variable(2)      $           42.04        November 25, 2035
 I-1-A              Variable(2)      $    4,735,346.21        November 25, 2035
 I-1-B              Variable(2)      $    4,735,346.21        November 25, 2035
 I-2-A              Variable(2)      $    5,735,991.09        November 25, 2035
 I-2-B              Variable(2)      $    5,735,991.09        November 25, 2035
 I-3-A              Variable(2)      $    6,725,530.52        November 25, 2035
 I-3-B              Variable(2)      $    6,725,530.52        November 25, 2035
 I-4-A              Variable(2)      $    7,696,214.32        November 25, 2035
 I-4-B              Variable(2)      $    7,696,214.32        November 25, 2035
 I-5-A              Variable(2)      $    8,640,043.89        November 25, 2035
 I-5-B              Variable(2)      $    8,640,043.89        November 25, 2035
 I-6-A              Variable(2)      $    9,548,932.09        November 25, 2035
 I-6-B              Variable(2)      $    9,548,932.09        November 25, 2035
 I-7-A              Variable(2)      $   10,414,799.34        November 25, 2035
 I-7-B              Variable(2)      $   10,414,799.34        November 25, 2035
 I-8-A              Variable(2)      $   11,229,145.22        November 25, 2035
 I-8-B              Variable(2)      $   11,229,145.22        November 25, 2035
 I-9-A              Variable(2)      $   11,981,078.71        November 25, 2035
 I-9-B              Variable(2)      $   11,981,078.71        November 25, 2035
 I-10-A             Variable(2)      $   12,505,464.81        November 25, 2035
 I-10-B             Variable(2)      $   12,505,464.81        November 25, 2035
 I-11-A             Variable(2)      $   11,983,726.31        November 25, 2035
 I-11-B             Variable(2)      $   11,983,726.31        November 25, 2035
 I-12-A             Variable(2)      $   11,483,707.34        November 25, 2035
 I-12-B             Variable(2)      $   11,483,707.34        November 25, 2035
 I-13-A             Variable(2)      $   11,004,599.77        November 25, 2035
 I-13-B             Variable(2)      $   11,004,599.77        November 25, 2035
 I-14-A             Variable(2)      $   10,545,526.89        November 25, 2035
 I-14-B             Variable(2)      $   10,545,526.89        November 25, 2035
 I-15-A             Variable(2)      $   10,105,649.72        November 25, 2035
 I-15-B             Variable(2)      $   10,105,649.72        November 25, 2035
 I-16-A             Variable(2)      $    9,684,163.70        November 25, 2035
 I-16-B             Variable(2)      $    9,684,163.70        November 25, 2035
 I-17-A             Variable(2)      $    9,280,276.44        November 25, 2035
 I-17-B             Variable(2)      $    9,280,276.44        November 25, 2035
 I-18-A             Variable(2)      $    8,893,295.00        November 25, 2035
 I-18-B             Variable(2)      $    8,893,295.00        November 25, 2035
 I-19-A             Variable(2)      $    8,532,650.86        November 25, 2035
 I-19-B             Variable(2)      $    8,532,650.86        November 25, 2035
 I-20-A             Variable(2)      $    8,241,777.01        November 25, 2035
 I-20-B             Variable(2)      $    8,241,777.01        November 25, 2035
 I-21-A             Variable(2)      $   10,676,921.79        November 25, 2035
 I-21-B             Variable(2)      $   10,676,921.79        November 25, 2035
 I-22-A             Variable(2)      $   26,862,664.08        November 25, 2035
 I-22-B             Variable(2)      $   26,862,664.08        November 25, 2035
 I-23-A             Variable(2)      $   22,292,564.05        November 25, 2035
 I-23-B             Variable(2)      $   22,292,564.05        November 25, 2035
 I-24-A             Variable(2)      $   86,305,093.06        November 25, 2035
 I-24-B             Variable(2)      $   86,305,093.06        November 25, 2035
 I-25-A             Variable(2)      $    2,864,777.94        November 25, 2035
 I-25-B             Variable(2)      $    2,864,777.94        November 25, 2035
 I-26-A             Variable(2)      $    1,567,270.64        November 25, 2035
 I-26-B             Variable(2)      $    1,567,270.64        November 25, 2035
 I-27-A             Variable(2)      $    1,502,078.06        November 25, 2035
 I-27-B             Variable(2)      $    1,502,078.06        November 25, 2035
 I-28-A             Variable(2)      $    1,440,680.23        November 25, 2035
 I-28-B             Variable(2)      $    1,440,680.23        November 25, 2035
 I-29-A             Variable(2)      $    1,381,855.31        November 25, 2035
 I-29-B             Variable(2)      $    1,381,855.31        November 25, 2035
 I-30-A             Variable(2)      $    1,325,492.52        November 25, 2035
 I-30-B             Variable(2)      $    1,325,492.52        November 25, 2035
 I-31-A             Variable(2)      $    1,271,486.36        November 25, 2035
 I-31-B             Variable(2)      $    1,271,486.36        November 25, 2035
 I-32-A             Variable(2)      $    1,219,734.21        November 25, 2035
 I-32-B             Variable(2)      $    1,219,734.21        November 25, 2035
 I-33-A             Variable(2)      $    1,170,164.97        November 25, 2035
 I-33-B             Variable(2)      $    1,170,164.97        November 25, 2035
 I-34-A             Variable(2)      $    1,123,541.03        November 25, 2035
 I-34-B             Variable(2)      $    1,123,541.03        November 25, 2035
 I-35-A             Variable(2)      $    1,077,323.46        November 25, 2035
 I-35-B             Variable(2)      $    1,077,323.46        November 25, 2035
 I-36-A             Variable(2)      $    7,428,413.80        November 25, 2035
 I-36-B             Variable(2)      $    7,428,413.80        November 25, 2035
 I-37-A             Variable(2)      $      677,223.61        November 25, 2035
 I-37-B             Variable(2)      $      677,223.61        November 25, 2035
 I-38-A             Variable(2)      $      652,546.40        November 25, 2035
 I-38-B             Variable(2)      $      652,546.40        November 25, 2035
 I-39-A             Variable(2)      $      628,774.67        November 25, 2035
 I-39-B             Variable(2)      $      628,774.67        November 25, 2035
 I-40-A             Variable(2)      $      605,875.25        November 25, 2035
 I-40-B             Variable(2)      $      605,875.25        November 25, 2035
 I-41-A             Variable(2)      $      583,815.44        November 25, 2035
 I-41-B             Variable(2)      $      583,815.44        November 25, 2035
 I-42-A             Variable(2)      $      562,564.16        November 25, 2035
 I-42-B             Variable(2)      $      562,564.16        November 25, 2035
 I-43-A             Variable(2)      $      542,091.86        November 25, 2035
 I-43-B             Variable(2)      $      542,091.86        November 25, 2035
 I-44-A             Variable(2)      $      522,369.14        November 25, 2035
 I-44-B             Variable(2)      $      522,369.14        November 25, 2035
 I-45-A             Variable(2)      $      503,368.54        November 25, 2035
 I-45-B             Variable(2)      $      503,368.54        November 25, 2035
 I-46-A             Variable(2)      $   13,371,104.85        November 25, 2035
 I-46-B             Variable(2)      $   13,371,104.85        November 25, 2035
  A-II              Variable(2)      $            1141        November 25, 2035
 II-1-A             Variable(2)      $    1,284,685.51        November 25, 2035
 II-1-B             Variable(2)      $    1,284,685.51        November 25, 2035
 II-2-A             Variable(2)      $    1,556,157.52        November 25, 2035
 II-2-B             Variable(2)      $    1,556,157.52        November 25, 2035
 II-3-A             Variable(2)      $    1,824,616.66        November 25, 2035
 II-3-B             Variable(2)      $    1,824,616.66        November 25, 2035
 II-4-A             Variable(2)      $    2,087,960.32        November 25, 2035
 II-4-B             Variable(2)      $    2,087,960.32        November 25, 2035
 II-5-A             Variable(2)      $    2,344,018.51        November 25, 2035
 II-5-B             Variable(2)      $    2,344,018.51        November 25, 2035
 II-6-A             Variable(2)      $    2,590,597.21        November 25, 2035
 II-6-B             Variable(2)      $    2,590,597.21        November 25, 2035
 II-7-A             Variable(2)      $    2,825,504.45        November 25, 2035
 II-7-B             Variable(2)      $    2,825,504.45        November 25, 2035
 II-8-A             Variable(2)      $    3,046,434.09        November 25, 2035
 II-8-B             Variable(2)      $    3,046,434.09        November 25, 2035
 II-9-A             Variable(2)      $    3,250,431.43        November 25, 2035
 II-9-B             Variable(2)      $    3,250,431.43        November 25, 2035
II-10-A             Variable(2)      $    3,392,695.84        November 25, 2035
II-10-B             Variable(2)      $    3,392,695.84        November 25, 2035
II-11-A             Variable(2)      $    3,251,149.72        November 25, 2035
II-11-B             Variable(2)      $    3,251,149.72        November 25, 2035
II-12-A             Variable(2)      $    3,115,496.04        November 25, 2035
II-12-B             Variable(2)      $    3,115,496.04        November 25, 2035
II-13-A             Variable(2)      $    2,985,515.57        November 25, 2035
II-13-B             Variable(2)      $    2,985,515.57        November 25, 2035
II-14-A             Variable(2)      $    2,860,970.45        November 25, 2035
II-14-B             Variable(2)      $    2,860,970.45        November 25, 2035
II-15-A             Variable(2)      $    2,741,633.06        November 25, 2035
II-15-B             Variable(2)      $    2,741,633.06        November 25, 2035
II-16-A             Variable(2)      $    2,627,285.14        November 25, 2035
II-16-B             Variable(2)      $    2,627,285.14        November 25, 2035
II-17-A             Variable(2)      $    2,517,711.72        November 25, 2035
II-17-B             Variable(2)      $    2,517,711.72        November 25, 2035
II-18-A             Variable(2)      $    2,412,724.79        November 25, 2035
II-18-B             Variable(2)      $    2,412,724.79        November 25, 2035
II-19-A             Variable(2)      $    2,314,883.10        November 25, 2035
II-19-B             Variable(2)      $    2,314,883.10        November 25, 2035
II-20-A             Variable(2)      $    2,235,969.88        November 25, 2035
II-20-B             Variable(2)      $    2,235,969.88        November 25, 2035
II-21-A             Variable(2)      $    2,896,617.50        November 25, 2035
II-21-B             Variable(2)      $    2,896,617.50        November 25, 2035
II-22-A             Variable(2)      $    7,287,761.80        November 25, 2035
II-22-B             Variable(2)      $    7,287,761.80        November 25, 2035
II-23-A             Variable(2)      $    6,047,907.10        November 25, 2035
II-23-B             Variable(2)      $    6,047,907.10        November 25, 2035
II-24-A             Variable(2)      $   23,414,318.05        November 25, 2035
II-24-B             Variable(2)      $   23,414,318.05        November 25, 2035
II-25-A             Variable(2)      $      777,205.83        November 25, 2035
II-25-B             Variable(2)      $      777,205.83        November 25, 2035
II-26-A             Variable(2)      $      425,195.92        November 25, 2035
II-26-B             Variable(2)      $      425,195.92        November 25, 2035
II-27-A             Variable(2)      $      407,509.36        November 25, 2035
II-27-B             Variable(2)      $      407,509.36        November 25, 2035
II-28-A             Variable(2)      $      390,852.31        November 25, 2035
II-28-B             Variable(2)      $      390,852.31        November 25, 2035
II-29-A             Variable(2)      $      374,893.28        November 25, 2035
II-29-B             Variable(2)      $      374,893.28        November 25, 2035
II-30-A             Variable(2)      $      359,602.23        November 25, 2035
II-30-B             Variable(2)      $      359,602.23        November 25, 2035
II-31-A             Variable(2)      $      344,950.51        November 25, 2035
II-31-B             Variable(2)      $      344,950.51        November 25, 2035
II-32-A             Variable(2)      $      330,910.31        November 25, 2035
II-32-B             Variable(2)      $      330,910.31        November 25, 2035
II-33-A             Variable(2)      $      317,462.32        November 25, 2035
II-33-B             Variable(2)      $      317,462.32        November 25, 2035
II-34-A             Variable(2)      $      304,813.38        November 25, 2035
II-34-B             Variable(2)      $      304,813.38        November 25, 2035
II-35-A             Variable(2)      $      292,274.69        November 25, 2035
II-35-B             Variable(2)      $      292,274.69        November 25, 2035
II-36-A             Variable(2)      $    2,015,306.83        November 25, 2035
II-36-B             Variable(2)      $    2,015,306.83        November 25, 2035
II-37-A             Variable(2)      $      183,728.77        November 25, 2035
II-37-B             Variable(2)      $      183,728.77        November 25, 2035
II-38-A             Variable(2)      $      177,033.92        November 25, 2035
II-38-B             Variable(2)      $      177,033.92        November 25, 2035
II-39-A             Variable(2)      $      170,584.72        November 25, 2035
II-39-B             Variable(2)      $      170,584.72        November 25, 2035
II-40-A             Variable(2)      $      164,372.18        November 25, 2035
II-40-B             Variable(2)      $      164,372.18        November 25, 2035
II-41-A             Variable(2)      $      158,387.41        November 25, 2035
II-41-B             Variable(2)      $      158,387.41        November 25, 2035
II-42-A             Variable(2)      $      152,622.00        November 25, 2035
II-42-B             Variable(2)      $      152,622.00        November 25, 2035
II-43-A             Variable(2)      $      147,067.93        November 25, 2035
II-43-B             Variable(2)      $      147,067.93        November 25, 2035
II-44-A             Variable(2)      $      141,717.21        November 25, 2035
II-44-B             Variable(2)      $      141,717.21        November 25, 2035
II-45-A             Variable(2)      $      136,562.40        November 25, 2035
II-45-B             Variable(2)      $      136,562.40        November 25, 2035
II-46-A             Variable(2)      $    3,627,541.44        November 25, 2035
II-46-B             Variable(2)      $    3,627,541.44        November 25, 2035
 A-III              Variable(2)      $           46.75        November 25, 2035
III-1-A             Variable(2)      $    5,265,683.78        November 25, 2035
III-1-B             Variable(2)      $    5,265,683.78        November 25, 2035
III-2-A             Variable(2)      $    6,378,396.39        November 25, 2035
III-2-B             Variable(2)      $    6,378,396.39        November 25, 2035
III-3-A             Variable(2)      $    7,478,759.82        November 25, 2035
III-3-B             Variable(2)      $    7,478,759.82        November 25, 2035
III-4-A             Variable(2)      $    8,558,155.85        November 25, 2035
III-4-B             Variable(2)      $    8,558,155.85        November 25, 2035
III-5-A             Variable(2)      $    9,607,690.10        November 25, 2035
III-5-B             Variable(2)      $    9,607,690.10        November 25, 2035
III-6-A             Variable(2)      $   10,618,369.71        November 25, 2035
III-6-B             Variable(2)      $   10,618,369.71        November 25, 2035
III-7-A             Variable(2)      $   11,581,210.21        November 25, 2035
III-7-B             Variable(2)      $   11,581,210.21        November 25, 2035
III-8-A             Variable(2)      $   12,486,759.19        November 25, 2035
III-8-B             Variable(2)      $   12,486,759.19        November 25, 2035
III-9-A             Variable(2)      $   13,322,905.86        November 25, 2035
III-9-B             Variable(2)      $   13,322,905.86        November 25, 2035
III-10-A            Variable(2)      $   13,906,020.85        November 25, 2035
III-10-B            Variable(2)      $   13,906,020.85        November 25, 2035
III-11-A            Variable(2)      $   13,325,849.97        November 25, 2035
III-11-B            Variable(2)      $   13,325,849.97        November 25, 2035
III-12-A            Variable(2)      $   12,769,831.12        November 25, 2035
III-12-B            Variable(2)      $   12,769,831.12        November 25, 2035
III-13-A            Variable(2)      $   12,237,065.65        November 25, 2035
III-13-B            Variable(2)      $   12,237,065.65        November 25, 2035
III-14-A            Variable(2)      $   11,726,578.66        November 25, 2035
III-14-B            Variable(2)      $   11,726,578.66        November 25, 2035
III-15-A            Variable(2)      $   11,237,437.22        November 25, 2035
III-15-B            Variable(2)      $   11,237,437.22        November 25, 2035
III-16-A            Variable(2)      $   10,768,746.65        November 25, 2035
III-16-B            Variable(2)      $   10,768,746.65        November 25, 2035
III-17-A            Variable(2)      $   10,319,625.84        November 25, 2035
III-17-B            Variable(2)      $   10,319,625.84        November 25, 2035
III-18-A            Variable(2)      $    9,889,304.21        November 25, 2035
III-18-B            Variable(2)      $    9,889,304.21        November 25, 2035
III-19-A            Variable(2)      $    9,488,269.54        November 25, 2035
III-19-B            Variable(2)      $    9,488,269.54        November 25, 2035
III-20-A            Variable(2)      $    9,164,819.12        November 25, 2035
III-20-B            Variable(2)      $    9,164,819.12        November 25, 2035
III-21-A            Variable(2)      $   11,872,689.21        November 25, 2035
III-21-B            Variable(2)      $   11,872,689.21        November 25, 2035
III-22-A            Variable(2)      $   29,871,162.12        November 25, 2035
III-22-B            Variable(2)      $   29,871,162.12        November 25, 2035
III-23-A            Variable(2)      $   24,789,231.36        November 25, 2035
III-23-B            Variable(2)      $   24,789,231.36        November 25, 2035
III-24-A            Variable(2)      $   95,970,876.89        November 25, 2035
III-24-B            Variable(2)      $   95,970,876.89        November 25, 2035
III-25-A            Variable(2)      $    3,185,620.23        November 25, 2035
III-25-B            Variable(2)      $    3,185,620.23        November 25, 2035
III-26-A            Variable(2)      $    1,742,797.94        November 25, 2035
III-26-B            Variable(2)      $    1,742,797.94        November 25, 2035
III-27-A            Variable(2)      $    1,670,304.08        November 25, 2035
III-27-B            Variable(2)      $    1,670,304.08        November 25, 2035
III-28-A            Variable(2)      $    1,602,029.96        November 25, 2035
III-28-B            Variable(2)      $    1,602,029.96        November 25, 2035
II-29-A             Variable(2)      $    1,536,616.91        November 25, 2035
III-29-B            Variable(2)      $    1,536,616.91        November 25, 2035
III-30-A            Variable(2)      $    1,473,941.75        November 25, 2035
III-30-B            Variable(2)      $    1,473,941.75        November 25, 2035
III-31-A            Variable(2)      $    1,413,887.13        November 25, 2035
III-31-B            Variable(2)      $    1,413,887.13        November 25, 2035
III-32-A            Variable(2)      $    1,356,338.98        November 25, 2035
III-32-B            Variable(2)      $    1,356,338.98        November 25, 2035
III-33-A            Variable(2)      $    1,301,218.21        November 25, 2035
III-33-B            Variable(2)      $    1,301,218.21        November 25, 2035
III-34-A            Variable(2)      $    1,249,372.59        November 25, 2035
III-34-B            Variable(2)      $    1,249,372.59        November 25, 2035
III-35-A            Variable(2)      $    1,197,978.86        November 25, 2035
III-35-B            Variable(2)      $    1,197,978.86        November 25, 2035
III-36-A            Variable(2)      $    8,260,362.87        November 25, 2035
III-36-B            Variable(2)      $    8,260,362.87        November 25, 2035
III-37-A            Variable(2)      $      753,069.62        November 25, 2035
III-37-B            Variable(2)      $      753,069.62        November 25, 2035
III-38-A            Variable(2)      $      725,628.68        November 25, 2035
III-38-B            Variable(2)      $      725,628.68        November 25, 2035
III-39-A            Variable(2)      $      699,194.61        November 25, 2035
III-39-B            Variable(2)      $      699,194.61        November 25, 2035
III-40-A            Variable(2)      $      673,730.57        November 25, 2035
III-40-B            Variable(2)      $      673,730.57        November 25, 2035
III-41-A            Variable(2)      $      649,200.15        November 25, 2035
III-41-B            Variable(2)      $      649,200.15        November 25, 2035
III-42-A            Variable(2)      $      625,568.83        November 25, 2035
III-42-B            Variable(2)      $      625,568.83        November 25, 2035
III-43-A            Variable(2)      $      602,803.72        November 25, 2035
III-43-B            Variable(2)      $      602,803.72        November 25, 2035
III-44-A            Variable(2)      $      580,872.15        November 25, 2035
III-44-B            Variable(2)      $      580,872.15        November 25, 2035
III-45-A            Variable(2)      $      559,743.56        November 25, 2035
III-45-B            Variable(2)      $      559,743.56        November 25, 2035
III-46-A            Variable(2)      $   14,868,608.70        November 25, 2035
III-46-B            Variable(2)      $   14,868,608.70        November 25, 2035
   P                Variable(2)      $          100.00        November 25, 2035

------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial aggregate Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.



                   REMIC II             INITIAL          LATEST POSSIBLE
                  REMITTANCE     UNCERTIFICATED BALANCE  MATURITY DATE (1)
DESIGNATION          RATE
-----------       -----------    ----------------------  -----------------
  AA              Variable(2)      $   880,829,570.91    November 25, 2035
 A-1A             Variable(2)      $     2,860,515.00    November 25, 2035
A-1B1             Variable(2)      $       620,840.00    November 25, 2035
A-1B2             Variable(2)      $       155,210.00    November 25, 2035
 A-2A             Variable(2)      $     1,570,465.00    November 25, 2035
 A-2B             Variable(2)      $       728,510.00    November 25, 2035
 A-2C             Variable(2)      $       485,025.00    November 25, 2035
 A-2D             Variable(2)      $       396,880.00    November 25, 2035
 M-1              Variable(2)      $       346,040.00    November 25, 2035
 M-2              Variable(2)      $       314,580.00    November 25, 2035
 M-3              Variable(2)      $       224,700.00    November 25, 2035
 M-4              Variable(2)      $       161,785.00    November 25, 2035
 M-5              Variable(2)      $       152,795.00    November 25, 2035
 M-6              Variable(2)      $       134,820.00    November 25, 2035
 M-7              Variable(2)      $       143,810.00    November 25, 2035
 M-8              Variable(2)      $       107,855.00    November 25, 2035
 M-9              Variable(2)      $        98,870.00    November 25, 2035
 M-10             Variable(2)      $        94,375.00    November 25, 2035
 M-11             Variable(2)      $        89,880.00    November 25, 2035
  ZZ              Variable(2)      $     9,289,158.69    November 25, 2035
  P               Variable(2)      $           100.00    November 25, 2035
  IO              Variable(2)                   (3)      November 25, 2035
IA-SUB            Variable(2)      $        18,215.25    November 25, 2035
IA-GRP            Variable(2)      $        75,425.55    November 25, 2035
IB-SUB            Variable(2)      $         4,941.73    November 25, 2035
IB-GRP            Variable(2)      $        20,462.73    November 25, 2035
II-SUB            Variable(2)      $        20,255.27    November 25, 2035
II-GRP            Variable(2)      $        83,872.87    November 25, 2035
  XX              Variable(2)      $   898,582,511.21    November 25, 2035

---------------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.
(2) Calculated in accordance with the definition of "REMIC II Remittance Rate" herein.
(3) REMIC II Regular Interest IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount.


                                    REMIC III

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Interest will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.

                                                   INITIAL AGGREGATE
                                                 CERTIFICATE PRINCIPAL  LATEST POSSIBLE
   DESIGNATION                PASS-THROUGH RATE         BALANCE         MATURITY DATE (1)
----------------------------- -----------------  ---------------------  -----------------
Class A-1A                       Variable(2)        $572,103,000.00     November 25, 2035
Class A-1B1                      Variable(2)        $124,168,000.00     November 25, 2035
Class A-1B2                      Variable(2)        $ 31,042,000.00     November 25, 2035
Class A-2A                       Variable(2)        $314,093,000.00     November 25, 2035
Class A-2B                       Variable(2)        $145,702,000.00     November 25, 2035
Class A-2C                       Variable(2)        $ 97,005,000.00     November 25, 2035
Class A-2D                       Variable(2)        $ 79,376,000.00     November 25, 2035
 Class M-1                       Variable(2)        $ 69,208,000.00     November 25, 2035
 Class M-2                       Variable(2)        $ 62,916,000.00     November 25, 2035
 Class M-3                       Variable(2)        $ 44,940,000.00     November 25, 2035
 Class M-4                       Variable(2)        $ 32,357,000.00     November 25, 2035
 Class M-5                       Variable(2)        $ 30,559,000.00     November 25, 2035
 Class M-6                       Variable(2)        $ 26,964,000.00     November 25, 2035
 Class M-7                       Variable(2)        $ 28,762,000.00     November 25, 2035
 Class M-8                       Variable(2)        $ 21,571,000.00     November 25, 2035
 Class M-9                       Variable(2)        $ 19,774,000.00     November 25, 2035
Class M-10                       Variable(2)        $ 18,875,000.00     November 25, 2035
Class M-11                       Variable(2)        $ 17,976,000.00     November 25, 2035
  Class P                        N/A(3)                      100.00     November 25, 2035
 Class CE                        N/A(4)             $ 60,220,369.20     November 25, 2035
REMIC III Regular Interest IO    N/A(5)               (5)               November 25, 2035

----------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein. (3) The Class P Certificates will not accrue interest.
(4) The Class CE Certificates will accrue interest at its variable Pass-Through Rate on a Notional Amount outstanding from time to time which shall equal the Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest P). The Class CE Certificates will not accrue interest on their Certificate Principal Balance.
(5) The REMIC III Regular Interest IO will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest IO.

         The Mortgage Loans had an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting all Monthly Payments due on or before the Cut-off Date, of 1,797,611,469.20. As of the Cut-off Date, the Group IA Mortgage Loans had an aggregate Scheduled Principal Balance equal to 754,255,471.43, the Group IB Mortgage Loans had an aggregate Scheduled Principal Balance equal to 204,627,292.22 and the Group II Mortgage Loans had an aggregate Scheduled Principal Balance equal to 838,728,705.55.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Defined Terms.

         Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         "Accepted Master Servicing Practices": With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x).

         "Accepted Servicing Practices": As defined in Section 3.01.

         "Account": The Collection Accounts and the Distribution Account, as the context may require.

         "Accrued Certificate Interest": With respect to any Class A Certificate, Mezzanine Certificate or Class CE Certificate and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Class A Certificates and the Mezzanine Certificates, or on the Notional Amount in the case of the Class CE Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the Class A Certificates and the Mezzanine Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class CE Certificates will be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Mezzanine Certificate or Class CE Certificate shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof, if any, of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.22 or Section 4.18 of this Agreement or pursuant to the Servicing Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to any Class CE Certificate, shall be reduced by an amount equal to the portion allocable to such Class CE Certificate of Realized Losses, if any, pursuant to Section 1.02 and Section 5.04 hereof.

         "Adjustable Rate Mortgage Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

         "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Administration Fees: The sum of (i) the Servicing Fees, (ii) the Master Servicing Fee, (iii) the Credit Risk Management Fee and (iv) any fees payable in connection with any lender paid mortgage insurance policies.

         "Administration Fee Rate": The sum of (i) the Servicing Fee Rate, (ii) the Master Servicer Fee Rate, (iii) the Credit Risk Management Fee Rate and (iv) the rate at which any fee payable in connection with any lender paid mortgage insurance policies.

         "Advance Facility": As defined in Section 3.25(a).

         "Advance Financing Person": As defined in Section 3.25(a).

         "Advance Reimbursement Amounts": As defined in Section 3.25(b).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Loss Severity Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred on any Mortgage Loans from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate principal balance of such Mortgage Loans immediately prior to the liquidation of such Mortgage Loans.

         "Agreement": This Pooling and Servicing Agreement, including all exhibits and schedules hereto and all amendments hereof and supplements hereto.

         "Allocated Realized Loss Amount": With respect to any Class of Mezzanine Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on the Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Distribution Date.

         "Amounts Held for Future Distribution": As to any Distribution Date, the aggregate amount held in the Collection Accounts at the close of business on the immediately preceding Determination Date on account of (i) all Monthly Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

         "Assignment Agreement": The Assignment, Assumption and Recognition Agreement, dated as of November 28, 2005, by and among the Seller, the Depositor and Countrywide evidencing the assignment of the Servicing Agreement to the extent of the servicing of the Countrywide Mortgage Loans, to the Depositor.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Accounts and Distribution Account as of the close of business on the related Servicer Remittance Date, (b) the aggregate of any amounts deposited in the Distribution Account by the Servicers or the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section
3.22 or Section 4.18 of this Agreement or pursuant to the Servicing Agreement,
(c) the aggregate of any P&I Advances for such Distribution Date made by the Servicers pursuant to Section 5.03 of this Agreement or pursuant to the Servicing Agreement and (d) the aggregate of any P&I Advances made by a successor Servicer (including the Master Servicer or the Trustee, as applicable) for such Distribution Date pursuant to Section 8.02 of this Agreement or pursuant to the Servicing Agreement, reduced (to an amount not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Amounts Held for Future Distribution, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or the Custodians pursuant to Section
3.09 or 9.05 of this Agreement or otherwise payable in respect of Extraordinary Trust Fund Expenses or reimbursable or payable under the Servicing Agreement,
(v) the Credit Risk Management Fee, (vi) amounts deposited in a Collection Account or the Distribution Account in error, (vii) the amount of any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and (viii) amounts reimbursable to a successor Servicer (including the Master Servicer or the Trustee, as applicable) pursuant to Section 8.02 of this Agreement or pursuant to the Servicing Agreement.

         "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment, that is substantially greater than the preceding monthly payment at the maturity of such Mortgage Loan.

         "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment, that is substantially greater than the preceding Monthly Payment at the maturity of such Mortgage Loan.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Book-Entry Certificates": The Offered Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

         "Book-Entry Custodian": The custodian appointed pursuant to Section
6.01.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the States of New York, California, Maryland, Minnesota, Texas or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

         "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which are more than a nominal amount in excess of the principal balance of any existing first mortgage plus any subordinate mortgage on the related Mortgaged Property and related closing costs.

         "Certificate": Any one of ACE Securities Corp., Asset Backed Pass-Through Certificates, Series 2005-HE7, Class A-1A, Class A-1B1, Class A-1B2, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class P, Class CE and Class R Certificates issued under this Agreement.

         "Certificate Factor": With respect to any Class of Certificates (other than the Residual Certificates) as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (or Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses resulting in reduction of the Certificate Principal Balance (or Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates as of the Closing Date.

         "CERTIFICATE MARGIN": With respect to the Class A-1A Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-1A, 0.24% in the case of each Distribution Date through and including the Optional Termination Date and 0.48% in the case of each Distribution Date thereafter.

         With respect to the Class A-1B1 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-1B1, 0.25% in the case of each Distribution Date through and including the Optional Termination Date and 0.50% in the case of each Distribution Date thereafter.

         With respect to the Class A-1B2 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-1B2, 0.30% in the case of each Distribution Date through and including the Optional Termination Date and 0.60% in the case of each Distribution Date thereafter.

         With respect to the Class A-2A Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-2A, 0.10% in the case of each Distribution Date through and including the Optional Termination Date and 0.20% in the case of each Distribution Date thereafter.

         With respect to the Class A-2B Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-2B, 0.18% in the case of each Distribution Date through and including the Optional Termination Date and 0.36% in the case of each Distribution Date thereafter.

         With respect to the Class A-2C Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-2C, 0.25% in the case of each Distribution Date through and including the Optional Termination Date and 0.50% in the case of each Distribution Date thereafter.

         With respect to the Class A-2D Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-2D, 0.33% in the case of each Distribution Date through and including the Optional Termination Date and 0.66% in the case of each Distribution Date thereafter.

         With respect to the Class M-1 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-1, 0.44% in the case of each Distribution Date through and including the Optional Termination Date and 0.66% in the case of each Distribution Date thereafter.

         With respect to the Class M-2 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-2, 0.46% in the case of each Distribution Date through and including the Optional Termination Date and 0.69% in the case of each Distribution Date thereafter.

         With respect to the Class M-3 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-3, 0.48% in the case of each Distribution Date through and including the Optional Termination Date and 0.72% in the case of each Distribution Date thereafter. With respect to the Class M-4 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-4, 0.62% in the case of each Distribution Date through and including the Optional Termination Date and 0.93% in the case of each Distribution Date thereafter.

         With respect to the Class M-5 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-5, 0.70% in the case of each Distribution Date through and including the Optional Termination Date and 1.05% in the case of each Distribution Date thereafter.

         With respect to the Class M-6 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-6, 0.80% in the case of each Distribution Date through and including the Optional Termination Date and 1.20% in the case of each Distribution Date thereafter.

         With respect to the Class M-7 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-7, 1.60% in the case of each Distribution Date through and including the Optional Termination Date and 2.10% in the case of each Distribution Date thereafter.

         With respect to the Class M-8 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-8, 1.70% in the case of each Distribution Date through and including the Optional Termination Date and 2.20% in the case of each Distribution Date thereafter.

         With respect to the Class M-9 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-9, 2.50% in the case of each Distribution Date through and including the Optional Termination Date and 3.00% in the case of each Distribution Date thereafter.

         With respect to the Class M-10 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-10, 2.50% in the case of each Distribution Date through and including the Optional Termination Date and 3.00% in the case of each Distribution Date thereafter.

         With respect to the Class M-11 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-11, 2.50% in the case of each Distribution Date through and including the Optional Termination Date and 3.00% in the case of each Distribution Date thereafter.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof, and solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by the Depositor, the Seller, a Servicer, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01 of this Agreement. The Trustee and the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Seller, the Master Servicer, the Securities Administrator or a Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Securities Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.04 of this Agreement, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto, if any, on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding. The aggregate initial Certificate Principal Balance of each Class of Regular Certificates is set forth in the Preliminary Statement hereto.

         "Certificate Register": The register maintained pursuant to Section
6.02 of this Agreement.

         "Class": Collectively, all of the Certificates bearing the same class designation.

         "Class A Certificate": Any Class A-1A, Class A-1B1, Class A-1B2, Class A-2A, Class A-2B, Class A-2C or Class A-2D Certificate.

         "Class A Principal Distribution Amount": The Class A Principal Distribution Amount is an amount equal to the sum of: (i) the Class A-1A Principal Distribution Amount, (ii) the Class A-1B Principal Distribution Amount and (iii) the Class A-2 Principal Distribution Amount.

         "Class A-1A Allocation Percentage": With respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the Group IA Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "Class A-1A Certificate": Any one of the Class A-1A Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class A-1A Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the Certificate Principal Balance of the Class A-1A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 51.70% and (ii) the aggregate Stated Principal Balance of the Group IA Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group IA Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group IA Mortgage Loans as of the Cut-off Date.

         "Class A-1B Allocation Percentage": With respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the Group IB Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "Class A-1B Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A-1B1 Certificates and Class A-1B2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 51.70% and (ii) the aggregate Stated Principal Balance of the Group IB Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group IB Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group IB Mortgage Loans as of the Cut-off Date.

         "Class A-1B1 Certificate": Any one of the Class A-1B1 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class A-1B2 Certificate": Any one of the Class A-1B2 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class A-2 Allocation Percentage": With respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "Class A-2 Certificate": Any Class A-2A, Class A-2B, Class A-2C or Class A-2D Certificate.

         "Class A-2 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 51.70% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class A-2A Certificate": Any one of the Class A-2A Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class A-2B Certificate": Any one of the Class A-2B Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class A-2C Certificate": Any one of the Class A-2C Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class A-2D Certificate": Any one of the Class A-2D Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class CE Certificate": Any one of the Class CE Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class IO Distribution Amount": As defined in Section 5.07(e) hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 5.07(e) hereof.

         "Class IO Interest": An uncertificated interest in the Trust Fund held by the Trustee, evidencing a REMIC Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M Certificates": The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

         "Class M-1 Certificate": Any one of the Class M-1 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-1 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 59.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of
(i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-2 Certificate": Any one of the Class M-2 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-2 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 66.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-3 Certificate": Any one of the Class M-3 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-3 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 71.40% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-4 Certificate": Any one of the Class M-4 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-4 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of
(i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-5 Certificate": Any one of the Class M-5 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-5 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-6 Certificate": Any one of the Class M-6 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-6 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.40% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-7 Certificate": Any one of the Class M-7 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-7 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of
(i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-8 Certificate": Any one of the Class M-8 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-8 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-9 Certificate": Any one of the Class M-9 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-9 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date). (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-10 Certificate": Any one of the Class M-10 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class M-10 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date). (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of
(i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class M-11 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Class P Certificate": Any one of the Class P Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

         "Class R Certificates": Any one of the Class R Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-5, and evidencing the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

         "Class R-I Interest": The uncertificated residual interest in REMIC I.

         "Class R-II Interest": The uncertificated residual interest in REMIC
II.

         "Class R-III Interest": The uncertificated residual interest in REMIC III.

         "Closing Date": November 28, 2005.

         "Code": The Internal Revenue Code of 1986 as amended from time to time.

         "Collection Account": The separate account or accounts created and maintained, or caused to be created and maintained, by Wells Fargo pursuant to
Section 3.08(a) of this Agreement, which shall be entitled "Wells Fargo Bank, National Association, as a Servicer for HSBC Bank USA, National Association as Trustee, in trust for the registered Holders of ACE Securities Corp., Home Equity Loan Trust, Series 2005-HE7, Asset Backed Pass-Through Certificates", respectively. The Collection Accounts must be Eligible Accounts.

         "Commission": The Securities and Exchange Commission.

         "Corporate Trust Office": The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which, at any particular time, its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: ACE Securities Corp., 2005-HE7, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicer and (ii) with respect to the Securities Administrator, (A) for purposes of Certificate transfers and surrender, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust (ACE 2005-HE7), and (B) for all other purposes, Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust (ACE 2005-HE7) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust (ACE 2005-HE7)), or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicer and the Trustee.

         "Corresponding Certificate": With respect to each REMIC II Regular Interest, as follows:

                    REMIC II Regular Interest         Class
                    -------------------------         -----
                    REMIC II Regular Interest A-1A    A-1A
                    REMIC II Regular Interest A-1B1   A-1B1
                    REMIC II Regular Interest A-1B2   A-1B2
                    REMIC II Regular Interest A-2A    A-2A
                    REMIC II Regular Interest A-2B    A-2B
                    REMIC II Regular Interest A-2C    A-2C
                    REMIC II Regular Interest A-2D    A-2D
                    REMIC II Regular Interest M-1     M-1
                    REMIC II Regular Interest M-2     M-2
                    REMIC II Regular Interest M-3     M-3
                    REMIC II Regular Interest M-4     M-4
                    REMIC II Regular Interest M-5     M-5
                    REMIC II Regular Interest M-6     M-6
                    REMIC II Regular Interest M-7     M-7
                    REMIC II Regular Interest M-8     M-8
                    REMIC II Regular Interest M-9     M-9
                    REMIC II Regular Interest M-10    M-10
                    REMIC II Regular Interest M-11    M-11
                    REMIC II Regular Interest P       P


         "Countrywide": Countrywide Home Loans Servicing LP or any successor thereto.

         "Countrywide Mortgage Loans": Those Mortgage Loans serviced by Countrywide pursuant to the terms of the Servicing Agreement as specified on the Mortgage Loan Schedule.

         "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Mezzanine Certificates and the Class CE Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date.

         "Credit Risk Management Agreements": The agreements between the Credit Risk Manager and each Servicer and/or Master Servicer, each regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

         "Credit Risk Management Fee": The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under the Credit Risk Management Agreements, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the Stated Principal Balance of the Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

         "Credit Risk Management Fee Rate": 0.013% per annum.

         "Credit Risk Manager": Claxton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation, and its successors and assigns.

         "Custodial Account": The separate account or accounts maintained by Countrywide pursuant to the Servicing Agreement.

         "Custodial Agreement": Either of the DBNT Custodial Agreement or the Wells Fargo Custodial Agreement, or any other custodial agreement entered into after the date hereof with respect to any Mortgage Loan subject to this Agreement.

         "Custodian": Either Wells Fargo or DBNT or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

         "Cut-off Date": With respect to each Mortgage Loan, November 1, 2005. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

         "DBNT": Deutsche Bank National Trust Company, a national banking association, or its successor in interest.

         "DBNT Custodial Agreement": The Custodial Agreement dated as of November 1, 2005, among the Trustee, DBNT and the Servicers, as may be amended or supplemented from time to time.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates": As defined in Section 6.01(b) of this Agreement.

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

         "Delinquency Percentage": As of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that, as of the last day of the previous calendar month, are sixty (60) or more days delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month.

         "Depositor": ACE Securities Corp., a Delaware corporation, or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least A-1+ by S&P and P-1 by Moody's (or, if such Rating Agencies are no longer rating the Offered Certificates, comparable ratings by any other nationally recognized statistical rating agency then rating the Offered Certificates).

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to each Distribution Date and (i) Wells Fargo, the Business Day immediately preceding the related Servicer Remittance Date and (ii) Countrywide, the date specified in the Servicing Agreement. The Determination Date for purposes of Article X hereof shall mean the 15th day of the month or, if such 15th day is not a Business Day, the first Business Day following such 15th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the related Servicer, on behalf of the Trustee, shall not be considered to Directly Operate an REO Property solely because the related Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distribution Account": The separate trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.08(b) of this Agreement in the name of the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association, in trust for registered holders of ACE Securities Corp. Home Equity Loan Trust, Series 2005-HE7". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Distribution Account must be an Eligible Account.

         "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in December 2005.

         "Due Date": With respect to each Distribution Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Due Period, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal depository institution or state chartered depository institution acting in its fiduciary capacity. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Estate in Real Property": A fee simple estate in a parcel of land.

         "Excess Liquidation Proceeds": To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related Net Mortgage Rate through the last day of the month in which the related Liquidation Event occurs, plus (ii) related liquidation expenses or other amounts to which the related Servicer is entitled to be reimbursed from Liquidation Proceeds with respect to such liquidated Mortgage Loan pursuant to Section 3.09 of this Agreement.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Extraordinary Trust Fund Expense": Any amounts payable or reimbursable to the Trustee, the Master Servicer, the Securities Administrator, the Custodians or any director, officer, employee or agent of any such Person from the Trust Fund pursuant to the terms of this Agreement and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 11.01(g)(v) of this Agreement or pursuant to the Servicing Agreement.

         "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

         "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "Final Maturity Date": The Distribution Date occurring in November
2035.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by an originator, the Seller or the Master Servicer pursuant to or as contemplated by Section 2.03, 3.13(c) or Section 10.01 of this Agreement), a determination made by the related Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the related Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate of a Servicing Officer of the related Servicer delivered to the Master Servicer and maintained in its records.

         "Freddie Mac": Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable Rate Mortgage Loan.

         "Group IA Allocation Percentage": The aggregate principal balance of the Group IA Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, Group IB Mortgage Loans and Group II Mortgage Loans.

         "Group IA Interest Remittance Amount": With respect to any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group IA Mortgage Loans (other than any Simple Interest Excess, if applicable, and net of the Administration Fees and any Prepayment Charges and after taking into account amounts payable or reimbursable to the Trustee, the Custodians, the Securities Administrator, the Credit Risk Manager, the Master Servicer or the Servicers pursuant to this Agreement or the Custodial Agreements), plus any amounts withdrawn from the Simple Interest Excess Sub-Account.

         "Group IA Mortgage Loans": Those Mortgage Loans identified on the Mortgage Loan Schedule as Group IA Mortgage Loans.

         "Group IA Principal Distribution Amount": With respect to any Distribution Date will be the sum of (i) the principal portion of all Monthly Payments on the Group IA Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group IA Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.13(c) and Section
10.01 of this Agreement; (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group IA Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodians, the Master Servicer, the Securities Administrator or the Servicers and (iv) the Class A-1A Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Class A-1A Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

         "Group IA Principal Remittance Amount": With respect to any Distribution Date will be the sum of (a) the amounts described in clauses (i) through (iii) of the definition of Group IA Principal Distribution Amount.

         "Group IB Allocation Percentage": The aggregate principal balance of the Group IB Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, Group IB Mortgage Loans and Group II Mortgage Loans.

         "Group IB Interest Remittance Amount": With respect to any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group IB Mortgage Loans (other than any Simple Interest Excess, if applicable, and net of the Administration Fees and any Prepayment Charges and after taking into account amounts payable or reimbursable to the Trustee, the Custodians, the Securities Administrator, the Master Servicer or the Servicers pursuant to this Agreement or the Custodial Agreements), plus any amounts withdrawn from the Simple Interest Excess Sub-Account.

         "Group IB Mortgage Loans": Those Mortgage Loans identified on the Mortgage Loan Schedule as Group IB Mortgage Loans.

         "Group IB Principal Distribution Amount": With respect to any Distribution Date will be the sum of (i) the principal portion of all Monthly Payments on the Group IB Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group IB Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.13(c) and Section
10.01 of this Agreement; (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group IB Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodians, the Master Servicer, the Securities Administrator or the Servicers and (iv) the Class A-1B Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Class A-1B Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

         "Group IB Principal Remittance Amount": With respect to any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group IB Principal Distribution Amount.

         "Group II Allocation Percentage": The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, Group IB Mortgage Loans and Group II Mortgage Loans.

         "Group II Interest Remittance Amount": With respect to any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans (other than any Simple Interest Excess, if applicable, and net of the Administration Fees and any Prepayment Charges and after taking into account amounts payable or reimbursable to the Trustee, the Custodians, the Securities Administrator, the Credit Risk Manager, the Master Servicer or the Servicers pursuant to this Agreement or the Custodial Agreements), plus any amounts withdrawn from the Simple Interest Excess Sub-Account.

         "Group II Mortgage Loans": Those Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

         "Group II Principal Distribution Amount": With respect to any Distribution Date will be the sum of (i) the principal portion of all Monthly Payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.13(c) and Section
10.01 of this Agreement; (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodians, the Master Servicer, the Securities Administrator or the Servicers and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

         "Group II Principal Remittance Amount": With respect to any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Seller, any originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Seller, any originator or any Affiliate thereof, and (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Seller, any originator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Seller, any originator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Seller, any originator or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than a Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including any Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Adjustable Rate Mortgage Loan will generally be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (a) as of the first Business Day forty-five (45) days prior to such Adjustment Date or (b) as of the first Business Day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

         "Institutional Accredited Investor": As defined in Section 6.01(c).

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy, covering a Mortgage Loan or the related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor or a senior lienholder in accordance with Accepted Servicing Practices, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Accrual Period": With respect to any Distribution Date and the Class A Certificates and the Mezzanine Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Class CE Certificates and the REMIC I Regular Interests, the one-month period ending on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Carry Forward Amount": With respect to any Distribution Date and any Class A Certificate or Mezzanine Certificate, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

         "Interest Determination Date": With respect to the Class A Certificates, the Mezzanine Certificates, REMIC I Regular Interests and REMIC II Regular Interests (other than REMIC I Regular Interest P and REMIC II Regular Interest P) and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

         "Interest Distribution Amount": With respect to any Distribution Date and any Class A Certificates, any Mezzanine Certificates and any Class CE Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

         "Interest Remittance Amount": With respect to any Distribution Date, the sum of: (i) the Group IA Interest Remittance Amount, (ii) the Group IB Interest Remittance Amount and (iii) the Group II Interest Remittance Amount.

         "Last Scheduled Distribution Date": The Distribution Date in November 2035, which is the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date.

         "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period with respect to such Mortgage Loan, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.13(c) or Section 10.01 of this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to
Section 10.01 of this Agreement.

         "Liquidation Proceeds": The amount (other than Insurance Proceeds, amounts received in respect of the rental of any REO Property prior to REO Disposition, or required to be released to a Mortgagor or a senior lienholder in accordance with applicable law or the terms of the related Mortgage Loan Documents) received by the related Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (other than amounts required to be released to the Mortgagor or a senior lienholder), (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.13(c), Section 3.21 or Section 10.01 of this Agreement pursuant to the Servicing Agreement or (iv) any Subsequent Recoveries.

         "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

         "London Business Day": Any day on which banks in the Cities of London and New York are open and conducting transactions in United States dollars.

         "Loss Severity Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the principal balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

         "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rate for each of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11, and REMIC II Regular Interest ZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest ZZ) subject to a cap equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate and (ii) the related Net WAC Pass-Through Rate for the corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided however, each such cap for each REMIC II Regular Interest shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

         "Master Servicer": As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or an Affiliate.

         "Master Servicer Certification": A written certification covering the servicing of the Mortgage Loans by a Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

         "Master Servicer Event of Default": One or more of the events described in Section 8.01(b) of this Agreement.

         "Master Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one twelfth of the product of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month.

         "Master Servicing Fee Rate": 0.0015% per annum.

         "Maximum ZZ Uncertificated Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC II Remittance Rate applicable to REMIC II Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II Regular Interest ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate and (ii) the related Net WAC Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date; provided however, each such cap for each REMIC II Regular Interest shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

         "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         "MERS(R) System": The system of recording transfers of mortgages electronically maintained by MERS.

         "Mezzanine Certificate": Any Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificate.

         "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "MOM Loan": With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to Section 3.01 of this Agreement of pursuant to the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. or any successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The Mortgage Loan Documents pertaining to a particular Mortgage Loan.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and the Mortgage Loan Documents for which have been delivered to the related Custodian pursuant to Section 2.01 of this Agreement and pursuant to the related Custodial Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Documents": The documents evidencing or relating to each Mortgage Loan delivered to the Custodian under the related Custodial Agreement on behalf of the Trustee.

         "Mortgage Loan Purchase Agreement": Shall mean the Mortgage Loan Purchase Agreement dated as of November 28, 2005, between the Depositor and the Seller.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, separately identifying the Group IA Mortgage Loans, the Group IB Mortgage Loans and the Group II Mortgage Loans, attached hereto as Schedule 1. The Depositor shall deliver or cause the delivery of the initial Mortgage Loan Schedule to the related Servicer, the Master Servicer, the Custodians and the Trustee on the Closing Date. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan identifying number;

                  (ii) the Mortgagor's first and last name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating whether the Mortgaged Property is owner-occupied;

                  (v) the type of Residential Dwelling constituting the Mortgaged Property;

                  (vi) the original months to maturity;

                  (vii) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

                  (viii) the Loan-to-Value Ratio at origination;

                  (ix) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (x) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (xi) the stated maturity date;

                  (xii) the amount of the Monthly Payment at origination;

                  (xiii) the amount of the Monthly Payment as of the Cut-off
         Date;

                  (xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xv) the original principal amount of the Mortgage Loan;

                  (xvi) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (xvii) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date;

                  (xviii) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

                  (xix) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (xx) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate under the terms of the Mortgage Note;

                  (xxi) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate under the terms of the Mortgage Note;

                  (xxii) the Mortgage Rate at origination;

                  (xxiii) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

                  (xxiv) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

                  (xxv) with respect to each Adjustable Rate Mortgage Loan, the Index;

                  (xxvi) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

                  (xxvii) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a fixed rate Mortgage Loan;

                  (xxviii) a code indicating the documentation style (i.e., full, stated or limited);

                  (xxix) a code indicating if the Mortgage Loan is subject to a primary insurance policy or lender paid mortgage insurance policy and the name of the insurer and, if applicable, the rate payable in connection therewith;

                  (xxx) the Appraised Value of the Mortgaged Property;

                  (xxxi) the sale price of the Mortgaged Property, if applicable;

                  (xxxii) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

                  (xxxiii) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

                  (xxxiv) the Mortgagor's debt to income ratio;

                  (xxxv) the FICO score at origination;

                  (xxxvi) with respect to each Mortgage Loan registered on MERS, the MIN;

                  (xxxvii) whether such Mortgage Loan is a Simple Interest Mortgage Loan;

                  (xxxviii) the applicable Custodian; and

                  (xxxix) the applicable Servicer.

         The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and
(ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

         "Mortgagor": The obligor on a Mortgage Note.

         "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount for such Distribution Date and (ii) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate Senior Interest Distribution Amounts payable to the Holders of the Class A Certificates, (B) the aggregate Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and (C) the Principal Remittance Amount.

         "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Administration Fee Rate.

         "Net Simple Interest Excess": As of any Distribution Date, an amount equal to the excess, if any, of the aggregate amount of Simple Interest Excess with respect to the Mortgage Loans over the amount of Simple Interest Shortfall with respect to the Mortgage Loans.

         "Net Simple Interest Shortfall": As of any Distribution Date, an amount equal to the excess, if any, of the aggregate amount of Simple Interest Shortfall with respect to the Mortgage Loans over the amount of Simple Interest Excess with respect to the Mortgage Loans.

         "Net Swap Payment": With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment.

         "Net WAC Pass-Through Rate": With respect to the Class A-1A Certificates and any Distribution Date, a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group IA Mortgage Loans in the prior calendar month minus the fees payable to the Servicers, the Master Servicer and any fee payable in connection with any lender paid mortgage insurance policies with respect to the Group IA Mortgage Loans for such Distribution Date and the Group IA Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group IA Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to Principal Prepayments received during the related Prepayment Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Interest Accrual Period) the REMIC II Remittance Rate on REMIC II Regular Interest IA-GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

         With respect to the Class A-1B1 Certificates and Class A-1B2 Certificates and any Distribution Date, a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group IB Mortgage Loans in the prior calendar month minus the fees payable to the Servicers, the Master Servicer and any fee payable in connection with any lender paid mortgage insurance policies with respect to the Group IB Mortgage Loans for such Distribution Date and the Group IB Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group IB Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to Principal Prepayments received during the related Prepayment Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Interest Accrual Period) the REMIC II Remittance Rate on REMIC II Regular Interest IB-GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

         With respect to the Class A-2 Certificates and any Distribution Date, a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the fees payable to the Servicers, the Master Servicer and any fee payable in connection with any lender paid mortgage insurance policies with respect to the Group II Mortgage Loans for such Distribution Date and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to Principal Prepayments received during the related Prepayment Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Interest Accrual Period) the REMIC II Remittance Rate on REMIC II Regular Interest II-GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

         With respect to the Mezzanine Certificates and any Distribution Date a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1A Certificates, (ii) the Net WAC Pass-Through Rate for the Class A-1B1 Certificates and Class A-2B2 Certificates and (iii) the Net WAC Pass-Through Rate for the Class A-2 Certificates. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Interest Accrual Period) the REMIC II Remittance Rates on
(a) REMIC II Regular Interest IA-SUB, subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest IA-GRP, (b) REMIC II Regular Interest IB-SUB, subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest IB-GRP and (c) REMIC II Regular Interest II-SUB, subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest II-GRP, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

         "Net WAC Rate Carryover Amount": With respect to any Class A Certificate or Mezzanine Certificate and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the applicable Net WAC Pass-Through Rate would not have been applicable to such Class on such Distribution Date over (y) the amount of interest paid to such Class on such Distribution Date at the applicable Net WAC Pass-Through Rate plus
(ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed to such Class together with interest thereon at a rate equal to the Pass-Through Rate for such Class for the most recently ended Interest Accrual Period without taking into account the applicable Net WAC Pass-Through Rate.

         "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

         "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer or a successor to the related Servicer (including the Master Servicer or the Trustee, as applicable) will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein or in the Servicing Agreement.

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Service or a successor to a Servicer (including the Master Servicer or the Trustee, as applicable), will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein or in the Servicing Agreement.

         "Non-United States Person": Any Person other than a United States
Person.

         "Notional Amount": With respect to the Class CE Certificates and any Distribution Date, the Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest P) for such Distribution Date. As of the Closing Date, the Notional Amount of the Class CE Certificates is equal to 60,220,369.

         "Offered Certificates": The Class A Certificates and the Mezzanine Certificates, collectively.

         "Officer's Certificate": With respect to any Person, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of such Person (or, in the case of a Person that is not a corporation, signed by a person or persons having like responsibilities.

         "One-Month LIBOR": With respect to the Class A Certificates, the Mezzanine Certificates, REMIC II Regular Interests (other than REMIC II Regular Interest P) and any Interest Accrual Period therefor, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. The establishment of One-Month LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculation of the One-Month LIBOR Pass-Through Rates for the relevant Interest Accrual Period, shall, in the absence of manifest error, be final and binding.

         "One-Month LIBOR Pass-Through Rate": With respect to the Class A-1A Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-1A, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class A-1B1 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-1B1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class A-1B2 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-1B2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class A-2A Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-2A, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class A-2B Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-2B, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class A-2C Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-2C, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class A-2D Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest A-2D, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-1 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-2 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-3 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-4 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-5 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-5, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-6 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-6, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-7 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-7, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-8 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-8, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-9 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-9, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-10 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-10, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         With respect to the Class M-11 Certificates and, for purposes of the definition of "Marker Rate", REMIC II Regular Interest M-11, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the related Servicer, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel; provided however, any Opinion of Counsel provided by a Servicer pursuant to clause (b) above with respect to the continued eligibility of modified Mortgage Loans may be provided by internal counsel, provided that, the delivery of such Opinion of Counsel shall not release the Servicer from any of its obligations hereunder and the Servicer shall be responsible for such contemplated actions or inaction, as the case may be, to the extent it conflicts with the terms of this Agreement.

         "Optional Termination Date": The Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         "Overcollateralization Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Distribution Date over (b) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after taking into account the payment of the Principal Remittance Amount on such Distribution Date).

         "Overcollateralization Increase Amount": With respect to any Distribution Date, the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the Class A Certificates and the Mezzanine Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

         "Overcollateralization Reduction Amount": With respect to any Distribution Date, the lesser of (i) the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount and (ii) the Principal Remittance Amount; provided however that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Reduction Amount shall equal zero.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the related Servicer in respect of any Determination Date pursuant to
Section 5.03 of this Agreement, an Advance Financing Person pursuant to Section
3.25 of this Agreement or in respect of any Distribution Date by a successor Servicer (including the Master Servicer or the Trustee, as applicable) pursuant to Section 8.02 of this Agreement or pursuant to the Servicing Agreement (which advances shall not include principal or interest shortfalls due to bankruptcy proceedings or application of the Relief Act or similar state or local laws).

         "Pass-Through Rate": With respect to the Class A Certificates and the Mezzanine Certificates, and any Distribution Date, a rate per annum equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.



         With respect to the Class CE Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through
(xxi) below, and the denominator of which is the aggregate Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

                  (i) the REMIC II Remittance Rate for REMIC II Regular Interest AA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest AA;

                  (ii) the REMIC II Remittance Rate for REMIC II Regular Interest A-1A minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-1A;

                  (iii) the REMIC II Remittance Rate for REMIC II Regular Interest A-1B1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-1B1;

                  (iv) the REMIC II Remittance Rate for REMIC II Regular Interest A-1B2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-1B2;

                  (v) the REMIC II Remittance Rate for REMIC II Regular Interest A-2A minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-2A;

                  (vi) the REMIC II Remittance Rate for REMIC II Regular Interest A-2B minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-2B;

                  (vii) the REMIC II Remittance Rate for REMIC II Regular Interest A-2C minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-2C;

                  (viii) the REMIC II Remittance Rate for REMIC II Regular Interest A-2D minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-2D;

                  (ix) the REMIC II Remittance Rate for REMIC II Regular Interest M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-1;

                  (x) the REMIC II Remittance Rate for REMIC II Regular Interest M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-2;

                  (xi) the REMIC II Remittance Rate for REMIC II Regular Interest M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-3;

                  (xii) the REMIC II Remittance Rate for REMIC II Regular Interest M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-4;

                  (xiii) the REMIC II Remittance Rate for REMIC II Regular Interest M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-5;

                  (xiv) the REMIC II Remittance Rate for REMIC II Regular Interest M-6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-6;

                  (xv) the REMIC II Remittance Rate for REMIC II Regular Interest M-7 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-7;

                  (xvi) the REMIC II Remittance Rate for REMIC II Regular Interest M-8 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-8;

                  (xvii) the REMIC II Remittance Rate for REMIC II Regular Interest M-9 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-9;

                  (xviii) the REMIC II Remittance Rate for REMIC II Regular Interest M-10 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-10;

                  (xix) the REMIC II Remittance Rate for REMIC II Regular Interest M-11 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-11;

                  (xx) the REMIC II Remittance Rate for REMIC II Regular Interest ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest ZZ; and

                  (xxi) 100% of the interest on REMIC II Regular Interest P.

         With respect to REMIC III Regular Interest IO, REMIC III Regular Interest IO shall not have a Pass-Through Rate, but current interest for REMIC III Regular Interest IO and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest IO for such Distribution Date.

         "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of 25,000 and integral multiples of 1.00 in excess thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of 20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Notional Balances of 10,000 and integral multiples of 1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Notional Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and integral multiples of 5% in excess thereof.

         "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Adjustable Rate Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, Wells Fargo, the Master Servicer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P and A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by a party in exchange for such collateral and (C) be delivered to such party or, if such party is supplying the collateral, an agent for such party, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "AAA" by S&P or "Aaa" by Moody's including any such money market fund managed or advised by the Master Servicer, the Trustee or any of their Affiliates; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

         "Person": Any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         "Prepayment Assumption": A prepayment rate for (a) the Adjustable Rate Mortgage Loans of 100% PPC, which represents (i) a per annum prepayment rate of 5% of the then outstanding principal balance of the Adjustable Rate Mortgage Loans in the first month of the life of the Adjustable Rate Mortgage Loans, (ii) an additional 2% per annum in each month thereafter through the eleventh month,
(iii) building to a constant prepayment rate of 27% per annum beginning in the twelfth month and remaining constant until the twenty-third month, (iv) increasing to and remaining constant at a prepayment rate of 60% per annum beginning in the twenty-fourth month until the twenty-seventh month and (v) decreasing and remaining constant at a prepayment rate of 30% per annum from the twenty-eighth month and thereafter and (b) the fixed-rate Mortgage Loans of 100% PPC, which represents (i) a per annum prepayment rate of 4% of the then outstanding principal balance of the fixed rate Mortgage Loans in the first month of the life of such Mortgage Loans, (ii) an additional 1.72727% per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 23% per annum beginning in the twelfth month and in each month thereafter during the life of the fixed rate Mortgage Loans; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

         "Prepayment Charge": With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

         "Prepayment Charge Schedule": As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule 2 (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to Wells Fargo (with respect to the Wells Fargo Mortgage Loans), the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv) the term of the related Prepayment Charge;

                  (v) the original Stated Principal Balance of the related Mortgage Loan; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

         "Prepayment Interest Excess": With respect to each Wells Fargo Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor. Wells Fargo may withdraw such Prepayment Interest Excess from the related Collection Account in accordance with Section 3.09(a)(x) of this Agreement. The entitlement of Countrywide, if any, with respect to Prepayment Interest Excess is set forth in the Servicing Agreement.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each such Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs that was applied by the related Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Distribution Date. The obligations of Wells Fargo and the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.22 and Section 4.18, respectively of this Agreement. The obligations of Countrywide in respect of any Prepayment Interest Shortfalls are set forth in the Servicing Agreement.

         "Prepayment Period": With respect to the Wells Fargo Mortgage Loans and any Distribution Date, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part, and the period beginning on the fourteenth (14th) day of the month preceding the related Distribution Date (or, the period commencing on the Cut-off Date, in connection with the first Prepayment Period) and ending on the thirteenth (13th) day of the month in which such Distribution Date occurs with respect to prepayments in full. With respect to the Countrywide Mortgage Loans, the period specified in the Servicing Agreement.

         "Principal Prepayment": Any voluntary payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Distribution Amount": With respect to any Distribution Date is the sum of the Group IA Principal Distribution Amount, the Group IB Principal Distribution Amount and the Group II Principal Distribution Amount.

         "Principal Remittance Amount": With respect to any Distribution Date is the sum of the Group IA Principal Remittance Amount, the Group IB Principal Remittance Amount and the Group II Principal Remittance Amount.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.13(c) or
Section 10.01 of this Agreement, and as confirmed by a certification of a Servicing Officer of the related Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01 of this Agreement),
(ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the related Servicer, which payment or P&I Advance had as of the date of purchase been distributed pursuant to Section 5.01 of this Agreement, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the related Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section
5.01 of this Agreement, (iii) any unreimbursed Servicing Advances and P&I Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the related Collection Account pursuant to Section 3.09(a)(ix) and Section 3.13(b) of this Agreement and the Custodial Account pursuant to corresponding sections of the Servicing Agreement and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 of this Agreement, expenses reasonably incurred or to be incurred by the related Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and any costs and damages incurred by the Trust Fund and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

         "QIB": As defined in Section 6.01(c).

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) be secured by the same lien priority on the related Mortgaged Property as the Deleted Mortgage Loan, (xi) have a credit grade at least equal to the credit grading assigned on the Deleted Mortgage Loan, (xii) be a "qualified mortgage" as defined in the REMIC Provisions and
(xiii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the credit grades described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such nominal amount) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

         "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicers.

         "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero), as reported by the related Servicer to the Master Servicer (in substantially the form of Schedule 4 hereto), equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and
(B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the related Collection Account or Custodial Account in respect of such Mortgage Loan pursuant to
Section 3.09(a)(ix) and Section 3.13(b) of this Agreement or pursuant to corresponding provisions of the Servicing Agreement, as applicable, minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the related Servicer with respect to such Mortgage Loan pursuant to Section 3.09(a)(iii) of this Agreement or pursuant to the Servicing Agreement.

         With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the related Collection Account or the Custodial Account in respect of the related Mortgage Loan pursuant to Section 3.09(a)(ix) and Section 3.13(b) of this Agreement or pursuant to corresponding sections of the Servicing Agreement, as applicable, minus (v) the aggregate of all P&I Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) made by the related Servicer in respect of such REO Property or the related Mortgage Loan for which the related Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.21 of this Agreement or pursuant to the Servicing Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.21 of this Agreement or pursuant to the Servicing Agreement.

         With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         To the extent the related Servicer receives Subsequent Recoveries, with respect to any Mortgage Loan, the amount of Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

         "Record Date": With respect to each Distribution Date and the Class A Certificates and the Mezzanine Certificates, the Business Day immediately preceding such Distribution Date for so long as such Certificates are Book-Entry Certificates. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Reference Banks": Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "Regular Certificate": Any Class A Certificate, Mezzanine Certificate, Class CE Certificate or Class P Certificate.

         "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

         "Relief Act": The Servicemembers Civil Relief Act, as amended, or similar state or local laws.

         "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), the Servicing Agreement and the Assignment Agreement, and (v) the Collection Accounts, the Custodial Account, the Distribution Account and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date; (ii) the Reserve Fund and any amounts on deposit therein from time to time and any proceeds thereof; (iii) the Swap Agreement Contracts; and (iv) the Supplemental Interest Trust.

         "REMIC I Group IA Regular Interests": REMIC I Regular Interest A-I and REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-46-B as designated in the Preliminary Statement hereto.

         "REMIC I Group IB Regular Interests": REMIC I Regular Interest A-II and REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-46-B as designated in the Preliminary Statement hereto.

         "REMIC I Group II Regular Interests": REMIC I Regular Interest A-III and REMIC I Regular Interest III-1-A through REMIC I Regular Interest III-46-B as designated in the Preliminary Statement hereto.

         "REMIC I Regular Interest": Any of the 280 separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC I Remittance Rate": With respect to REMIC I Regular Interest A-I, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group IA Mortgage Loans. With respect to each REMIC I Group IA Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group IA Mortgage Loans multiplied by 2, subject to a maximum rate of 9.55%. With respect to each REMIC I Group IA Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Group IA Mortgage Loans over (ii) 9.55% and (y) 0.00%. With respect to REMIC I Regular Interest A-II, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group IB Mortgage Loans. With respect to each REMIC I Group IB Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group IB Mortgage Loans multiplied by 2, subject to a maximum rate of 9.55%. With respect to each REMIC I Group IB Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Group IB Mortgage Loans over (ii) 9.55% and (y) 0.00%. With respect to REMIC I Regular Interest A-III, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans. With respect to each REMIC I Group II Regular Interest ending with the designation "A", a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans multiplied by 2, subject to a maximum rate of 9.55%. With respect to each REMIC I Group II Regular Interest ending with the designation "B", the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans over (ii) 9.55% and (y) 0.00%. With respect to REMIC I Regular Interest P, 0.00%.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Regular Interests pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC II Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest AA minus the Marker Rate, divided by (b) 12.

         "REMIC II Marker Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest AA, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11, REMIC II Regular Interest M-11, REMIC II Regular Interest ZZ and REMIC II Regular Interest P.

         "REMIC II Overcollateralization Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balances of the REMIC II Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and REMIC II Regular Interest P, in each case as of such date of determination.

         "REMIC II Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and the denominator of which is the aggregate of the Uncertificated Balances of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ.

         "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest AA": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest AA shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest A-1A": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-1A shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest A-1B1": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-1B1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest A-1B2": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-1B2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest A-2A": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2A shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest A-2B": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2B shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest A-2C": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2C shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest A-2D": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2D shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest IO": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest IO shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall not be entitled to distributions of principal.

         "REMIC II Regular Interest M-1": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-2": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-3": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-3 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-4": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-4 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-5": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-5 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-6": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-6 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-7": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-7 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-8": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-8 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-9": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-9 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-10": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-10 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest M-11": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-11 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest P": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest P shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest XX": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest XX shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest ZZ": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest ZZ shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest IA-SUB": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest IA-SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest IA-GRP": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest IA-GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest IB-SUB": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest IB-SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest IB-GRP": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest IB-GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest II-SUB": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Regular Interest II-GRP": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         "REMIC II Remittance Rate": With respect to REMIC II Regular Interest AA, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11, REMIC II Regular Interest ZZ, REMIC II Regular Interest IA-SUB, REMIC II Regular Interest IB-SUB, REMIC II Regular Interest II-SUB and REMIC II Regular Interest XX, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest A-I, REMIC I Regular Interest A-II and REMIC I Regular Interest A-III, the REMIC I Remittance Rate for each such REMIC I Regular Interest for each such Distribution Date, (x) with respect to each REMIC I Regular Interest ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of such REMIC I Regular Interests for each such Distribution Date and
(y) with respect to REMIC I Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

DISTRIBUTION
DATE             REMIC I REGULAR INTEREST     RATE
1                I-1-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
2                I-2-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-2-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate
                                              REMIC I Remittance Rate
                 III-2-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate
                                              REMIC I Remittance Rate
                 I-1-A                        REMIC I Remittance Rate
                 II-1-A                       REMIC I Remittance Rate
                 III-1-A                      REMIC I Remittance Rate
3                I-3-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-3-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-3-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A and I-2-A              REMIC I Remittance Rate
                 II-1-A and II-2-A            REMIC I Remittance Rate
                 III-1-A and III-2-A          REMIC I Remittance Rate
4                I-4-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-4-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-4-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-3-A          REMIC I Remittance Rate
                 II-1-A through II-3-A        REMIC I Remittance Rate
                 III-1-A through III-3-A      REMIC I Remittance Rate
5                I-5-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-5-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-5-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-4-A          REMIC I Remittance Rate
                 II-1-A through II-4-A        REMIC I Remittance Rate
                 III-1-A through III-4-A      REMIC I Remittance Rate
6                I-6-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-6-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-6-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-5-A          REMIC I Remittance Rate
                 II-1-A through II-5-A        REMIC I Remittance Rate

                 III-1-A through III-5-A      REMIC I Remittance Rate
7                I-7-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-7-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-7-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-6-A          REMIC I Remittance Rate
                 III-1-A through III-6-A      REMIC I Remittance Rate

                 II-1-A through II-6-A        REMIC I Remittance Rate
8                I-8-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-8-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-8-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-7-A          REMIC I Remittance Rate
                 II-1-A through II-7-A        REMIC I Remittance Rate

                 III-1-A through III-7-A      REMIC I Remittance Rate
9                I-9-A through I-46-A         2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-9-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-9-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-8-A          REMIC I Remittance Rate
                 II-1-A through II-8-A        REMIC I Remittance Rate

                 III-1-A through III-8-A      REMIC I Remittance Rate
10               I-10-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-10-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-10-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-9-A          REMIC I Remittance Rate
                 II-1-A through II-9-A        REMIC I Remittance Rate

                 III-1-A through III-9-A      REMIC I Remittance Rate
11               I-11-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-11-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-11-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-10-A         REMIC I Remittance Rate
                 II-1-A through II-10-A       REMIC I Remittance Rate

                 III-1-A through III-10-A     REMIC I Remittance Rate
12               I-12-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-12-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-12-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-11-A         REMIC I Remittance Rate
                 II-1-A through II-11-A       REMIC I Remittance Rate

                 III-1-A through III-11-A     REMIC I Remittance Rate
13               I-13-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-13-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-13-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-12-A         REMIC I Remittance Rate
                 II-1-A through II-12-A       REMIC I Remittance Rate
                 III-1-A through III-12-A     REMIC I Remittance Rate
14               I-14-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-14-A through II-46-A      2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                                              2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                 III-14-A through III-46-A    REMIC I Remittance Rate
                 I-1-A through I-13-A         REMIC I Remittance Rate
                 II-1-A through II-13-A       REMIC I Remittance Rate

                 III-1-A through III-13-A     REMIC I Remittance Rate
15               I-15-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-15-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-15-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-14-A         REMIC I Remittance Rate
                 II-1-A through II-14-A       REMIC I Remittance Rate

                 III-1-A through III-14-A     REMIC I Remittance Rate
16               I-16-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-16-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-16-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-15-A         REMIC I Remittance Rate
                 II-1-A through II-15-A       REMIC I Remittance Rate

                 III-1-A through III-15-A     REMIC I Remittance Rate
17               I-17-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-17-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-17-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-16-A         REMIC I Remittance Rate
                 II-1-A through II-16-A       REMIC I Remittance Rate

                 III-1-A through III-16-A     REMIC I Remittance Rate
18               I-18-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-18-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-18-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-17-A         REMIC I Remittance Rate
                 II-1-A through II-17-A       REMIC I Remittance Rate

                 III-1-A through III-17-A     REMIC I Remittance Rate
19               I-19-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-19-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-19-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-18-A         REMIC I Remittance Rate
                 II-1-A through II-18-A       REMIC I Remittance Rate

                 III-1-A through III-18-A     REMIC I Remittance Rate
20               I-20-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-20-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-20-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-19-A         REMIC I Remittance Rate
                 II-1-A through II-19-A       REMIC I Remittance Rate

                 III-1-A through III-19-A     REMIC I Remittance Rate
21               I-21-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-21-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-21-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-20-A         REMIC I Remittance Rate
                 II-1-A through II-20-A       REMIC I Remittance Rate

                 III-1-A through III-20-A     REMIC I Remittance Rate
22               I-22-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-22-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-22-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-21-A         REMIC I Remittance Rate
                 II-1-A through II-21-A       REMIC I Remittance Rate

                 III-1-A through III-21-A     REMIC I Remittance Rate
23               I-23-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-23-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-23-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-22-A         REMIC I Remittance Rate
                 II-1-A through II-22-A       REMIC I Remittance Rate

                 III-1-A through III-22-A     REMIC I Remittance Rate
24               I-24-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-24-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-24-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-23-A         REMIC I Remittance Rate
                 II-1-A through II-23-A       REMIC I Remittance Rate

                 III-1-A through III-23-A     REMIC I Remittance Rate
25               I-25-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-25-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-25-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-24-A         REMIC I Remittance Rate
                 II-1-A through II-24-A       REMIC I Remittance Rate
                 III-1-A through III-24-A     REMIC I Remittance Rate
26               I-26-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-26-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-26-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-25-A         REMIC I Remittance Rate
                 II-1-A through II-25-A       REMIC I Remittance Rate

                 III-1-A through III-25-A     REMIC I Remittance Rate
27               I-27-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-27-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-27-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-26-A         REMIC I Remittance Rate
                 II-1-A through II-26-A       REMIC I Remittance Rate

                 III-1-A through III-26-A     REMIC I Remittance Rate
28               I-28-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-28-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-28-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-27-A         REMIC I Remittance Rate
                 II-1-A through II-27-A       REMIC I Remittance Rate

                 III-1-A through III-27-A     REMIC I Remittance Rate
29               I-29-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-29-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-29-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-28-A         REMIC I Remittance Rate
                 II-29-A through II-46-A      2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 III-29-A through III-46-A    2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
30               I-30-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-30-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-30-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-29-A         REMIC I Remittance Rate
                 II-1-A through II-29-A       REMIC I Remittance Rate

                 III-1-A through III-29-A     REMIC I Remittance Rate
31               I-31-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-31-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-31-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-30-A         REMIC I Remittance Rate
                 II-1-A through II-30-A       REMIC I Remittance Rate
                 III-1-A through III-30-A     REMIC I Remittance Rate
32               I-32-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-32-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-32-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-31-A         REMIC I Remittance Rate
                 II-1-A through II-31-A       REMIC I Remittance Rate

                 III-1-A through III-31-A     REMIC I Remittance Rate
33               I-33-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-33-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-33-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-32-A         REMIC I Remittance Rate
                 II-1-A through II-32-A       REMIC I Remittance Rate

                 III-1-A through III-32-A     REMIC I Remittance Rate
34               I-34-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-34-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-34-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-33-A         REMIC I Remittance Rate
                 II-1-A through II-33-A       REMIC I Remittance Rate

                 III-1-A through III-33-A     REMIC I Remittance Rate
35               I-35-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-35-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-35-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-34-A         REMIC I Remittance Rate
                 II-1-A through II-34-A       REMIC I Remittance Rate
                 III-1-A through III-34-A     REMIC I Remittance Rate
36               I-36-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-36-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-36-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-35-A         REMIC I Remittance Rate
                 II-1-A through II-35-A       REMIC I Remittance Rate
                 III-1-A through III-35-A     REMIC I Remittance Rate
37               I-37-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-37-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-37-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-36-A         REMIC I Remittance Rate
                 II-1-A through II-36-A       REMIC I Remittance Rate

                 III-1-A through III-36-A     REMIC I Remittance Rate
38               I-38-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-38-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-38-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-37-A         REMIC I Remittance Rate
                 II-1-A through II-37-A       REMIC I Remittance Rate

                 III-1-A through III-37-A     REMIC I Remittance Rate
39               I-39-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-39-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-39-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-38-A         REMIC I Remittance Rate
                 II-1-A through II-38-A       REMIC I Remittance Rate

                 III-1-A through III-38-A     REMIC I Remittance Rate
40               I-40-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-40-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-40-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-39-A         REMIC I Remittance Rate
                 II-1-A through II-39-A       REMIC I Remittance Rate

                 III-1-A through III-39-A     REMIC I Remittance Rate
41               I-41-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-41-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-41-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-40-A         REMIC I Remittance Rate
                 II-1-A through II-40-A       REMIC I Remittance Rate

                 III-1-A through III-40-A     REMIC I Remittance Rate
42               I-42-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-42-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-42-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-41-A         REMIC I Remittance Rate
                 II-1-A through II-41-A       REMIC I Remittance Rate

                 III-1-A through III-41-A     REMIC I Remittance Rate
43               I-43-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-43-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-43-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-42-A         REMIC I Remittance Rate
                 II-1-A through II-42-A       REMIC I Remittance Rate

                 III-1-A through III-42-A     REMIC I Remittance Rate
44               I-44-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-44-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-44-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-43-A         REMIC I Remittance Rate
                 II-1-A through II-43-A       REMIC I Remittance Rate

                 III-1-A through III-43-A     REMIC I Remittance Rate
45               I-45-A through I-46-A        2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-45-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-45-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-44-A         REMIC I Remittance Rate
                 II-1-A through II-44-A       REMIC I Remittance Rate

                 III-1-A through III-44-A     REMIC I Remittance Rate
46               I-46-A                       2  multiplied  by Swap  LIBOR,  subject to a maximum  rate of
                                              REMIC I Remittance Rate
                 II-46-A                      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-46-A                     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 I-1-A through I-45-A         REMIC I Remittance Rate
                 II-1-A through II-45-A       REMIC I Remittance Rate
                 III-1-A through III-45-A     REMIC I Remittance Rate
thereafter       I-1-A through I-46-A         REMIC I Remittance Rate
                 II-1-A through II-46-A       REMIC I Remittance Rate
                 III-1-A through III-46-A     REMIC I Remittance Rate

         With respect to REMIC II Regular Interest IA-GRP, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest A-I, the REMIC I Remittance Rate for such REMIC 1 Regular Interest for each such Distribution Date, (x) with respect to REMIC I Group IA Regular Interests ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group IA Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

 DISTRIBUTION
     DATE        REMIC I REGULAR INTEREST                                         RATE
-------------    ------------------------               --------------------------------------------------------
       1         I-1-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate

       2         I-2-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A                                  REMIC I Remittance Rate

       3         I-3-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A and I-2-A                        REMIC I Remittance Rate

       4         I-4-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-3-A                    REMIC I Remittance Rate

       5         I-5-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-4-A                    REMIC I Remittance Rate

       6         I-6-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-5-A                    REMIC I Remittance Rate

       7         I-7-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-6-A                    REMIC I Remittance Rate

       8         I-8-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-7-A                    REMIC I Remittance Rate

       9         I-9-A through I-46-A                   2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-8-A                    REMIC I Remittance Rate

      10         I-10-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-9-A                    REMIC I Remittance Rate

      11         I-11-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-10-A                   REMIC I Remittance Rate

      12         I-12-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-11-A                   REMIC I Remittance Rate

      13         I-13-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-12-A                   REMIC I Remittance Rate

      14         I-14-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-13-A                   REMIC I Remittance Rate

      15         I-15-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-14-A                   REMIC I Remittance Rate

      16         I-16-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-15-A                   REMIC I Remittance Rate

      17         I-17-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-16-A                   REMIC I Remittance Rate

      18         I-18-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-17-A                   REMIC I Remittance Rate

      19         I-19-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-18-A                   REMIC I Remittance Rate

      20         I-20-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-19-A                   REMIC I Remittance Rate

      21         I-21-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-20-A                   REMIC I Remittance Rate

      22         I-22-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-21-A                   REMIC I Remittance Rate

      23         I-23-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-22-A                   REMIC I Remittance Rate

      24         I-24-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-23-A                   REMIC I Remittance Rate

      25         I-25-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-24-A                   REMIC I Remittance Rate

      26         I-26-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-25-A                   REMIC I Remittance Rate

      27         I-27-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-26-A                   REMIC I Remittance Rate

      28         I-28-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-27-A                   REMIC I Remittance Rate

      29         I-29-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-28-A                   REMIC I Remittance Rate

      30         I-30-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-29-A                   REMIC I Remittance Rate

      31         I-31-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-30-A                   REMIC I Remittance Rate

      32         I-32-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-31-A                   REMIC I Remittance Rate

      33         I-33-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-32-A                   REMIC I Remittance Rate

      34         I-34-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-33-A                   REMIC I Remittance Rate

      35         I-35-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-34-A                   REMIC I Remittance Rate

      36         I-36-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-35-A                   REMIC I Remittance Rate

      37         I-37-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-36-A                   REMIC I Remittance Rate

      38         I-38-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-37-A                   REMIC I Remittance Rate

      39         I-39-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-38-A                   REMIC I Remittance Rate

      40         I-40-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-39-A                   REMIC I Remittance Rate

      41         I-41-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-40-A                   REMIC I Remittance Rate

      42         I-42-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-41-A                   REMIC I Remittance Rate

      43         I-43-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-42-A                   REMIC I Remittance Rate

      44         I-44-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-43-A                   REMIC I Remittance Rate

      45         I-45-A through I-46-A                  2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-44-A                   REMIC I Remittance Rate

      46         I-46-A                                 2 multiplied by Swap LIBOR, subject to a maximum rate of
                                                        REMIC I Remittance Rate
                 I-1-A through I-45-A                   REMIC I Remittance Rate

  thereafter     I-1-A through I-46-A                   REMIC I Remittance Rate


         With respect to REMIC II Regular Interest IB-GRP, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest A-II, the REMIC I Remittance Rate for such REMIC 1 Regular Interest for each such Distribution Date, (x) with respect to REMIC I Group IB Regular Interests ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group IB Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

DISTRIBUTION
    DATE         REMIC I REGULAR INTEREST                                RATE
------------     ------------------------     --------------------------------------------------------
       1         II-1-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate

       2         II-2-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A                       REMIC I Remittance Rate

       3         II-3-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A and II-2-A            REMIC I Remittance Rate

       4         II-4-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-3-A        REMIC I Remittance Rate

       5         II-5-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-4-A        REMIC I Remittance Rate

       6         II-6-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-5-A        REMIC I Remittance Rate

       7         II-7-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-6-A        REMIC I Remittance Rate

       8         II-8-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-7-A        REMIC I Remittance Rate

       9         II-9-A through II-46-A       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-8-A        REMIC I Remittance Rate

      10         II-10-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-9-A        REMIC I Remittance Rate

      11         II-11-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-10-A       REMIC I Remittance Rate

      12         II-12-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-11-A       REMIC I Remittance Rate

      13         II-13-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-12-A       REMIC I Remittance Rate

      14         II-14-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-13-A       REMIC I Remittance Rate

      15         II-15-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-14-A       REMIC I Remittance Rate

      16         II-16-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-15-A       REMIC I Remittance Rate

      17         II-17-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-16-A       REMIC I Remittance Rate

      18         II-18-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-17-A       REMIC I Remittance Rate

      19         II-19-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-18-A       REMIC I Remittance Rate

      20         II-20-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-19-A       REMIC I Remittance Rate

      21         II-21-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-20-A       REMIC I Remittance Rate

      22         II-22-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-21-A       REMIC I Remittance Rate

      23         II-23-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-22-A       REMIC I Remittance Rate

      24         II-24-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-23-A       REMIC I Remittance Rate

      25         II-25-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-24-A       REMIC I Remittance Rate

      26         II-26-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-25-A       REMIC I Remittance Rate

      27         II-27-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-26-A       REMIC I Remittance Rate

      28         II-28-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-27-A       REMIC I Remittance Rate

      29         II-29-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-28-A       REMIC I Remittance Rate

      30         II-30-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-29-A       REMIC I Remittance Rate

      31         II-31-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-30-A       REMIC I Remittance Rate

      32         II-32-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-31-A       REMIC I Remittance Rate

      33         II-33-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-32-A       REMIC I Remittance Rate

      34         II-34-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-33-A       REMIC I Remittance Rate

      35         II-35-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-34-A       REMIC I Remittance Rate

      36         II-36-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-35-A       REMIC I Remittance Rate

      37         II-37-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-36-A       REMIC I Remittance Rate

      38         II-38-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-37-A       REMIC I Remittance Rate

      39         II-39-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-38-A       REMIC I Remittance Rate

      40         II-40-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-39-A       REMIC I Remittance Rate

      41         II-41-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-40-A       REMIC I Remittance Rate

      42         II-42-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-41-A       REMIC I Remittance Rate

      43         II-43-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-42-A       REMIC I Remittance Rate

      44         II-44-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-43-A       REMIC I Remittance Rate

      45         II-45-A through II-46-A      2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-44-A       REMIC I Remittance Rate

      46         II-46                        2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 II-1-A through II-45-A       REMIC I Remittance Rate

  thereafter     II-1-A through II-46-A       REMIC I Remittance Rate

         With respect to REMIC II Regular Interest II-GRP, a per annum rate (but not less than zero) equal to the weighted average of: (w) with respect to REMIC I Regular Interest A-II, the REMIC I Remittance Rate for such REMIC 1 Regular Interest for each such Distribution Date, (x) with respect to REMIC I Group II Regular Interests ending with the designation "B", the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group II Regular Interests ending with the designation "A", for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

DISTRIBUTION
    DATE         REMIC I REGULAR INTEREST                           RATE
------------     ------------------------     --------------------------------------------------------
       1         III-1-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate

       2         III-2-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A                      REMIC I Remittance Rate

       3         III-3-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A and III-2-A          REMIC I Remittance Rate

       4         III-4-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-3-A      REMIC I Remittance Rate

       5         III-5-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-4-A      REMIC I Remittance Rate

       6         III-6-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-5-A      REMIC I Remittance Rate

       7         III-7-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-6-A      REMIC I Remittance Rate

       8         III-8-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-7-A      REMIC I Remittance Rate

       9         III-9-A through III-46-A     2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-8-A      REMIC I Remittance Rate

      10         III-10-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-9-A      REMIC I Remittance Rate

      11         III-11-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-10-A     REMIC I Remittance Rate

      12         III-12-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-11-A     REMIC I Remittance Rate

      13         III-13-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-12-A     REMIC I Remittance Rate

      14         III-14-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-13-A     REMIC I Remittance Rate

      15         III-15-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-14-A     REMIC I Remittance Rate

      16         III-16-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-15-A     REMIC I Remittance Rate

      17         III-17-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-16-A     REMIC I Remittance Rate

      18         III-18-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-17-A     REMIC I Remittance Rate

      19         III-19-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-18-A     REMIC I Remittance Rate

      20         III-20-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-19-A     REMIC I Remittance Rate

      21         III-21-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-20-A     REMIC I Remittance Rate

      22         III-22-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-21-A     REMIC I Remittance Rate

      23         III-23-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-22-A     REMIC I Remittance Rate

      24         III-24-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-23-A     REMIC I Remittance Rate

      25         III-25-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-24-A     REMIC I Remittance Rate

      26         III-26-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-25-A     REMIC I Remittance Rate

      27         III-27-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-26-A     REMIC I Remittance Rate

      28         III-28-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-27-A     REMIC I Remittance Rate

      29         III-29-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-28-A     REMIC I Remittance Rate

      30         III-30-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-29-A     REMIC I Remittance Rate

      31         III-31-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-30-A     REMIC I Remittance Rate

      32         III-32-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-31-A     REMIC I Remittance Rate

      33         III-33-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-32-A     REMIC I Remittance Rate

      34         III-34-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-33-A     REMIC I Remittance Rate

      35         III-35-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-34-A     REMIC I Remittance Rate

      36         III-36-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-35-A     REMIC I Remittance Rate

      37         III-37-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-36-A     REMIC I Remittance Rate

      38         III-38-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-37-A     REMIC I Remittance Rate

      39         III-39-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-38-A     REMIC I Remittance Rate

      40         III-40-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-39-A     REMIC I Remittance Rate

      41         III-41-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-40-A     REMIC I Remittance Rate

      42         III-42-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-41-A     REMIC I Remittance Rate

      43         III-43-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-42-A     REMIC I Remittance Rate

      44         III-44-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-43-A     REMIC I Remittance Rate

      45         III-45-A through III-46-A    2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-44-A     REMIC I Remittance Rate

      46         III-46                       2 multiplied by Swap LIBOR, subject to a maximum rate of
                                              REMIC I Remittance Rate
                 III-1-A through III-45-A     REMIC I Remittance Rate

  thereafter     III-1-A through III-46-A     REMIC I Remittance Rate

         With respect to REMIC II Regular Interest IO, and (i) the first Distribution Date through the 46th Distribution Date, the excess of (x) the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interests including the designation "A", over (y) 2 multiplied by Swap LIBOR. and (ii) thereafter, 0.00%. With respect to REMIC II Regular Interest P, 0.00%.

         "REMIC II Sub WAC Allocation Percentage": 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest IA-SUB, REMIC II Regular Interest IA-GRP, REMIC II Regular Interest IB-SUB, REMIC II Regular Interest IB-GRP, REMIC II Regular Interest II-SUB, REMIC II Regular Interest II-GRP and REMIC II Regular Interest XX.

         "REMIC II Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC II Regular Interest ending with the designation "SUB,", equal to the ratio between, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group IA Mortgage Loans, Group IB Mortgage Loans or Group II Mortgage Loans, as applicable over (y) the current Certificate Principal Balance of related Class A Certificates.

         "REMIC II Required Overcollateralization Amount": 0.50% of the Required Overcollateralization Amount.

         "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC III Certificate": Any Regular Certificate or Class R
Certificate.

         "REMIC III Certificateholder": The Holder of any REMIC III Certificate.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interest": Any REMIC I Regular Interest or REMIC II Regular Interest.

         "REMIC Remittance Rate": The REMIC I Remittance Rate or the REMIC II Remittance Rate.

         "Remittance Report": A report by Wells Fargo pursuant to Section 5.03(a) of this Agreement or by Countrywide pursuant to the Servicing Agreement.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

         "REO Account": The account or accounts maintained, or caused to be maintained, by Wells Fargo in respect of an REO Property pursuant to Section
3.21 of this Agreement or by Countrywide pursuant to the Servicing Agreement.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 of this Agreement that is allocable to such REO Property) or otherwise, net of any portion of such amounts
(i) payable in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to Wells Fargo pursuant to
Section 3.21(d) of this Agreement or Countrywide pursuant to the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by Wells Fargo or its nominee on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.21 of this Agreement, or by Countrywide pursuant to the Servicing Agreement.

         "Required Overcollateralization Amount": With respect to any Distribution Date (i) prior to the Stepdown Date, the product of (A) 3.35% and
(B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) an amount equal to the product of (A) 0.50% and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (iii) on or after the Stepdown Date and a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates to zero, the Required Overcollateralization Amount shall be zero.

         "Reserve Fund": A fund created pursuant to Section 3.24 which shall be an asset of the Trust Fund but which shall not be an asset of any Trust REMIC.

         "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator, after consultation with the Depositor, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or
(ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

         "Residual Certificate": Any one of the Class R Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee, any officer of the Trustee having direct responsibility for the administration of this Agreement and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Rule 144A": As defined in Section 6.01(c).

         "S&P": Standard and Poor's, a division of the McGraw-Hill Companies, Inc.

         "Scheduled Principal Balance": With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of
(i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

         "Securities Act": The Securities Act of 1933, as amended.

         "Securities Administrator": As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

         "Seller": DB Structured Products, Inc. or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

         "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the Class A Certificates and (ii) the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

         "Sequential Trigger Event": A Sequential Trigger Event is in effect on any Distribution Date if, before the 25th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and Principal Prepayments received during the related Prepayment Period) divided by the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 1.40%, or if, on or after the 25th Distribution Date, a Trigger Event is in effect.

         "Servicer": Wells Fargo or Countrywide, or any successor thereto appointed hereunder or pursuant to the Servicing Agreement, as applicable, in connection with the servicing and administration of the related Mortgage Loans.

         "Servicer Event of Default": One or more of the events described in
Section 8.01(a) of this Agreement.

         "Servicer Remittance Date": With respect to any Distribution Date, and
(i) Wells Fargo, the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a Business Day, the Servicer Remittance Date for such month shall be the Business Day immediately following such 18th day and (ii) Countrywide, as set forth in the Servicing Agreement.

         "Servicer Report": A report (substantially in the form of Schedule 5 hereto) or otherwise in form and substance acceptable to the Master Servicer and Securities Administrator on an electronic data file or tape prepared by the related Servicer pursuant to Section 5.03(a) of this Agreement or pursuant to the Servicing Agreement, as applicable, with such additions, deletions and modifications as agreed to by the Master Servicer, the Securities Administrator and the related Servicer.

         "Servicing Advances": The customary and reasonable "out-of-pocket" costs and expenses incurred on or after the Cut-off Date by a Servicer in connection with a default, delinquency or other unanticipated event by such Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) the performance of its obligations under Section 3.01, Section 3.07, Section 3.11, Section 3.13 and Section 3.21 of this Agreement or under the Servicing Agreement, as applicable, and (v) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the related Servicer to perform its obligations under this Agreement or under the Servicing Agreement, as applicable. Servicing Advances also include any reasonable "out-of-pocket" cost and expenses (including legal fees) incurred by the related Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments to the extent not recovered from the Mortgagor or otherwise payable under this Agreement or under the Servicing Agreement, as applicable. The Servicers shall not be required to make any Nonrecoverable Servicing Advances.

         "Servicing Agreement": Shall mean the Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2005, between the Seller and Countrywide (as modified pursuant to the Assignment Agreement).

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one-twelfth of the product of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. The Servicing Fee is payable solely from collections of interest on the Mortgage Loans or as otherwise provided in the Servicing Agreement.

         "Servicing Fee Rate": 0.50% per annum.

         "Servicing Officer": Any officer of the related Servicer or the Master Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the related Servicer or the Master Servicer to the Trustee, the Master Servicer (in the case of a Servicer), the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Simple Interest Excess": As of any Determination Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the Monthly Payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period, over (ii) thirty (30) days' interest on the Scheduled Principal Balance of such Mortgage Loan at the Mortgage Rate.

         "Simple Interest Excess Sub-Account": The sub-account of the Collection Account established by Wells Fargo pursuant to Section 3.08(b). Each Simple Interest Excess Sub-Account shall be an Eligible Account.

         "Simple Interest Mortgage Loan": Any Mortgage Loan for which the interest due thereon is calculated based on the actual number of days elapsed between the date on which interest was last paid through the date on which the most current payment is received and identified as such on the Mortgage Loan Schedule.

         "Simple Interest Qualifying Loan": As of any Determination Date, any Simple Interest Mortgage Loan that was neither prepaid in full during the related Due Period, nor delinquent with respect to a payment that became due during the related Due Period as of the close of business on the Determination Date following such Due Period.

         "Simple Interest Shortfall": As of any Determination Date for each Simple Interest Qualifying Loan, the excess, if any, of (i) thirty (30) days' interest on the Scheduled Principal Balance of such Mortgage Loan at the Mortgage Rate, over (ii) the portion of the Monthly Payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Due Period.

         "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of 1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

         "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 11.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of
(i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the related Servicer or a successor to such Servicer (including the Master Servicer or the Trustee, as applicable) and distributed pursuant to Section 5.01 of this Agreement on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 5.01 of this Agreement on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the related Servicer as recoveries of principal in accordance with the provisions of Section 3.13 of this Agreement, to the extent distributed pursuant to Section 5.01 of this Agreement on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the related Servicer or a successor to such Servicer (including the Master Servicer or the Trustee, as applicable) and distributed pursuant to Section 5.01 of this Agreement, on or before such date of determination and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 of this Agreement on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stepdown Date": The earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in December 2008 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date), is greater than or equal to approximately 48.30% and (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

         "Subordinate Certificates": Collectively, the Mezzanine Certificates and the Class CE Certificates.

         "Subsequent Recoveries": As of any Distribution Date, amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to the Servicer related to such Mortgage Loan or REO Property.

         "Sub-Servicer": Any Person with which a Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicers pursuant to Section 3.02 of this Agreement or the Servicing Agreement, as applicable.

         "Sub-Servicing Agreement": The written contract between a Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of this Agreement or the Servicing Agreement, as applicable.

         "Substitution Shortfall Amount": As defined in Section 2.03 of this Agreement.

         "Supplemental Interest Trust": The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the "Supplemental Interest Trust," consisting of the Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount. For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

         "Swap Agreement": The Interest Rate Swap Agreement, dated as of November 28, 2005, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and the Swap Provider, which agreement provides for Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto. The Trustee will provide a copy of the Swap Agreement to any Certificateholder upon request.

         "Swap LIBOR": LIBOR as determined pursuant to the Swap Agreement.

         "Swap Notional Amount": For each calculation period as defined in the Swap Agreement, the amount set forth below:

        FROM AND INCLUDING:    TO BUT EXCLUDING:   SWAP NOTIONAL AMOUNT ():
              11/25/2005            12/25/2005               1,797,611,369
              12/25/2005             1/25/2006               1,775,039,938
              1/25/2006              2/25/2006               1,747,698,848
              2/25/2006              3/25/2006               1,715,641,034
              3/25/2006              4/25/2006               1,678,956,373
              4/25/2006              5/25/2006               1,637,772,868
              5/25/2006              6/25/2006               1,592,257,070
              6/25/2006              7/25/2006               1,542,614,042
              7/25/2006              8/25/2006               1,489,089,365
              8/25/2006              9/25/2006               1,431,980,533
              9/25/2006             10/25/2006               1,372,372,170
              10/25/2006            11/25/2006               1,315,250,718
              11/25/2006            12/25/2006               1,260,512,649
              12/25/2006             1/25/2007               1,208,058,287
              1/25/2007              2/25/2007               1,157,792,135
              2/25/2007              3/25/2007               1,109,622,695
              3/25/2007              4/25/2007               1,063,462,304
              4/25/2007              5/25/2007               1,019,227,076
              5/25/2007              6/25/2007                 976,836,428
              6/25/2007              7/25/2007                 936,164,821
              7/25/2007              8/25/2007                 896,879,689
              8/25/2007              9/25/2007                 845,987,232
              9/25/2007             10/25/2007                 717,944,056
              10/25/2007            11/25/2007                 611,684,651
              11/25/2007            12/25/2007                 200,304,075
              12/25/2007             1/25/2008                 186,648,867
              1/25/2008              2/25/2008                 179,178,338
              2/25/2008              3/25/2008                 172,018,555
              3/25/2008              4/25/2008                 165,151,430
              4/25/2008              5/25/2008                 158,564,699
              5/25/2008              6/25/2008                 152,246,626
              6/25/2008              7/25/2008                 146,185,978
              7/25/2008              8/25/2008                 140,372,011
              8/25/2008              9/25/2008                 134,794,320
              9/25/2008             10/25/2008                 129,438,866
              10/25/2008            11/25/2008                 124,303,712
              11/25/2008            12/25/2008                  88,895,545
              12/25/2008             1/25/2009                  85,667,501
              1/25/2009              2/25/2009                  82,557,083
              2/25/2009              3/25/2009                  79,559,975
              3/25/2009              4/25/2009                  76,672,019
              4/25/2009              5/25/2009                  73,889,213
              5/25/2009              6/25/2009                  71,207,703
              6/25/2009              7/25/2009                  68,623,776
              7/25/2009              8/25/2009                  66,133,859
              8/25/2009              9/25/2009                  63,734,510

         "Swap Provider": The swap provider under the Swap Agreement either (a) entitled to receive payments from the Supplemental Interest Trust or (b) required to make payments to the Supplemental Interest Trust, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Deutsche Bank AG New York Branch.

         "Swap Provider Trigger Event": A Swap Provider Trigger Event shall have occurred if any of the following has occurred: (i) an Event of Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         "Swap Termination Payment": Upon the designation of an "Early Termination Date" as defined in the Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement.

         "Targeted Credit Enhancement Test": With respect to any Distribution Date and (i) the Class A-1A Certificates, shall be satisfied if on such Distribution Date the percentage obtained by dividing the Certificate Principal Balance of the Class A-1A Certificates by the aggregate principal balance of the Group IA Mortgage Loans is equal to or greater than 51.70%, (ii) the Class A-1B1 Certificates and Class A-1B2 Certificates, shall be satisfied if on such Distribution Date the percentage obtained by dividing the sum of the Certificate Principal Balances of the Class A-1B1 Certificates and Class A-1B2 Certificates by the aggregate principal balance of the Group IB Mortgage Loans is equal to or greater than 51.70% and (iii) the Class A-2 Certificates, shall be satisfied if on such Distribution Date the percentage obtained by dividing the sum of the Certificate Principal Balances of the Class A-2 Certificates by the aggregate principal balance of the Group II Mortgage Loans is equal to or greater than 51.70%.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Termination Price": As defined in Section 10.01.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         "Trigger Event": A Trigger Event has occurred with respect to a Distribution Date if either (x) the Delinquency Percentage exceeds 33.25% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

   DISTRIBUTION DATE                       PERCENTAGE
   -----------------                       ----------
   December 2007 to November 2008.....     1.40% plus 1/12 of 1.70% for each month thereafter
   December 2008 to November 2009.....     3.10% plus 1/12 of 1.75% for each month thereafter
   December 2009 to November 2010.....     4.85% plus 1/12 of 1.40% for each month thereafter
   December 2010 to November 2011.....     6.25% plus 1/12 of 0.75% for each month thereafter
   December 2011 and thereafter.......     7.00%

         "Trust": ACE Securities Corp., Home Equity Loan Trust, Series 2005-HE7, the trust created hereunder.

         "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, REMIC III and the Reserve Fund and any amounts on deposit therein and any proceeds thereof. For avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

         "Trust REMIC": REMIC I, REMIC II or REMIC III.

         "Trustee": HSBC Bank USA, National Association a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

         "Uncertificated Balance": The amount of the REMIC Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of the REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.01 of this Agreement and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04 of this Agreement and the Uncertificated Balance of REMIC II Regular Interest ZZ shall be increased by interest deferrals as provided in Section 5.01 of this Agreement. The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

         "Uncertificated Interest": With respect to any REMIC Regular Interest for any Distribution Date, one month's interest at the related REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of the REMIC Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.22 or Section 4.18 of this Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest or REMIC Regular Interest pursuant to Section 1.02 of this Agreement. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 1.02 and Section
5.04 of this Agreement.

         "Uncertificated Notional Amount": With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I Regular Interests ending with the designation "A" listed below:

DISTRIBUTION DATE                         REMIC I REGULAR INTERESTS
-----------------  --------------------------------------------------------------------------------
       1           I-1-A  through  I-46-A,  II-1-A  through  II-46-A and  III-1-A  through III-46-A
       2           I-2-A  through  I-46-A,  II-2-A  through  II-46-A and  III-2-A  through III-46-A
       3           I-3-A  through  I-46-A,  II-3-A  through  II-46-A and  III-3-A  through III-46-A
       4           I-4-A  through  I-46-A,  II-4-A  through  II-46-A and  III-4-A  through III-46-A
       5           I-5-A  through  I-46-A,  II-5-A  through  II-46-A and  III-5-A  through III-46-A
       6           I-6-A  through  I-46-A,  II-6-A  through  II-46-A and  III-6-A  through III-46-A
       7           I-7-A  through  I-46-A,  II-7-A  through  II-46-A and  III-7-A  through III-46-A
       8           I-8-A  through  I-46-A,  II-8-A  through  II-46-A and  III-8-A  through III-46-A
       9           I-9-A  through  I-46-A,  II-9-A  through  II-46-A and  III-9-A  through III-46-A
      10           I-10-A through I-46-A,  II-10-A  through  II-46-A and III-10-A  through III-46-A
      11           I-11-A through I-46-A,  II-11-A  through  II-46-A and III-11-A  through III-46-A
      12           I-12-A through I-46-A,  II-12-A  through  II-46-A and III-12-A  through III-46-A
      13           I-13-A through I-46-A,  II-13-A  through  II-46-A and III-13-A  through III-46-A
      14           I-14-A through I-46-A,  II-14-A  through  II-46-A and III-14-A  through III-46-A
      15           I-15-A through I-46-A,  II-15-A  through  II-46-A and III-15-A  through III-46-A
      16           I-16-A through I-46-A,  II-16-A  through  II-46-A and III-16-A  through III-46-A
      17           I-17-A through I-46-A,  II-17-A  through  II-46-A and III-17-A  through III-46-A
      18           I-18-A through I-46-A,  II-18-A  through  II-46-A and III-18-A  through III-46-A
      19           I-19-A through I-46-A,  II-19-A  through  II-46-A and III-19-A  through III-46-A
      20           I-20-A through I-46-A,  II-20-A  through  II-46-A and III-20-A  through III-46-A
      21           I-21-A through I-46-A,  II-21-A  through  II-46-A and III-21-A  through III-46-A
      22           I-22-A through I-46-A,  II-22-A  through  II-46-A and III-22-A  through III-46-A
      23           I-23-A through I-46-A,  II-23-A  through  II-46-A and III-23-A  through III-46-A
      24           I-24-A through I-46-A,  II-24-A  through  II-46-A and III-24-A  through III-46-A
      25           I-25-A through I-46-A,  II-25-A  through  II-46-A and III-25-A  through III-46-A
      26           I-26-A through I-46-A,  II-26-A  through  II-46-A and III-26-A  through III-46-A
      27           I-27-A through I-46-A,  II-27-A  through  II-46-A and III-27-A  through III-46-A
      28           I-28-A through I-46-A,  II-28-A  through  II-46-A and III-28-A  through III-46-A
      29           I-29-A through I-46-A,  II-29-A  through  II-46-A and III-29-A  through III-46-A
      30           I-30-A through I-46-A,  II-30-A  through  II-46-A and III-30-A  through III-46-A
      31           I-31-A through I-46-A,  II-31-A  through  II-46-A and III-31-A  through III-46-A
      32           I-32-A through I-46-A,  II-32-A  through  II-46-A and III-32-A  through III-46-A
      33           I-33-A through I-46-A,  II-33-A  through  II-46-A and III-33-A  through III-46-A
      34           I-34-A through I-46-A,  II-34-A  through  II-46-A and III-34-A  through III-46-A
      35           I-35-A through I-46-A,  II-35-A  through  II-46-A and III-35-A  through III-46-A
      36           I-36-A through I-46-A,  II-36-A  through  II-46-A and III-36-A  through III-46-A
      37           I-37-A through I-46-A,  II-37-A  through  II-46-A and III-37-A  through III-46-A
      38           I-38-A through I-46-A,  II-38-A  through  II-46-A and III-38-A  through III-46-A
      39           I-39-A through I-46-A,  II-39-A  through  II-46-A and III-39-A  through III-46-A
      40           I-40-A through I-46-A,  II-40-A  through  II-46-A and III-40-A  through III-46-A
      41           I-41-A through I-46-A,  II-41-A  through  II-46-A and III-41-A  through III-46-A
      42           I-42-A through I-46-A,  II-42-A  through  II-46-A and III-42-A  through III-46-A
      43           I-43-A through I-46-A,  II-43-A  through  II-46-A and III-43-A  through III-46-A
      44           I-44-A through I-46-A,  II-44-A  through  II-46-A and III-44-A  through III-46-A
      45           I-45-A through I-46-A,  II-45-A  through  II-46-A and III-45-A  through III-46-A
      46           I-46-A, II-46-A and III-46-A
   thereafter      0.00

         With respect to the REMIC III Regular Interest IO and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest IO. With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC III Regular Interest IO.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.11 of this Agreement.

         "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of any Class R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter I of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

         "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the related originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the related originator of the Mortgage Loan in accordance with the related originator's underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the related originator of the Mortgage Loan of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the related originator of the Mortgage Loan in accordance with the related originator's underwriting guidelines, and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than twelve (12) months prior to origination, and is based on the value determined by an appraisal made for the related originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set twelve (12) months or more prior to origination.

         "Verification Report": As defined in Section 4.19.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any such Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated among the holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the holders of the Class R Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

         "Wells Fargo": Either (i) Wells Fargo Bank, National Association in its capacity as a Servicer or any successor thereto appointed hereunder in connection with the servicing and administration of the Wells Fargo Mortgage Loans or (ii) Wells Fargo Bank, National Association in its capacity as a Custodian under the Wells Fargo Custodial Agreement or any successor thereto.

         "Wells Fargo Custodial Agreement": The Custodial Agreement dated as of November 1, 2005, among the Trustee, Wells Fargo and the Servicers, as may be amended or supplemented from time to time.

         "Wells Fargo Mortgage Loans": The Mortgage Loans being serviced by Wells Fargo pursuant to the terms of this Agreement as specified on the Mortgage Loan Schedule.

         SECTION 1.02. Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to Section 3.22 of this Agreement or the Servicing Agreement, or by the Master Servicer pursuant to Section 4.18 of this Agreement) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Certificates, second, to the Class M-11 Certificates, third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, twelfth, to the Class M-1 Certificates and thirteenth, to the Class A Certificates, on a PRO RATA basis, in each case based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount, as applicable, of each such Certificate and (2) the aggregate amount of any Realized Losses allocated to the Mezzanine Certificates and Net WAC Rate Carryover Amounts paid to the Class A Certificates and the Mezzanine Certificates incurred for any Distribution Date shall be allocated to the Class CE Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount thereof, as applicable.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group IA Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to Section 3.22 of this Agreement or pursuant to the Servicing Agreement, as applicable, or the Master Servicer pursuant to Section 4.18 of this Agreement) and any Relief Act Interest Shortfalls incurred in respect of Group IA Mortgage Loans shall be allocated first, to REMIC I Regular Interest A-I and to the REMIC I Group IA Regular Interests ending with the designation "B", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Group IA Regular Interests ending with the designation "A", pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group IB Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to Section 3.22 of this Agreement or pursuant to the Servicing Agreement, as applicable, or the Master Servicer pursuant to Section 4.18 of this Agreement) and any Relief Act Interest Shortfalls incurred in respect of Group IB Mortgage Loans shall be allocated first, to REMIC I Regular Interest A-II and to the REMIC I Group IB Regular Interests ending with the designation "B", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest , and then, to REMIC I Group IB Regular Interests ending with the designation "A", pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to Section 3.22 of this Agreement or pursuant to the Servicing Agreement, as applicable, or the Master Servicer pursuant to Section 4.18 of this Agreement) and any Relief Act Interest Shortfalls incurred in respect of Group II Mortgage Loans shall be allocated first, to REMIC I Regular Interest A-III and to the REMIC I Group II Regular Interests ending with the designation "B", PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Group II Regular Interests ending with the designation "A", pro rata based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date:

                  (A) The REMIC II Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to Section 3.22 of this Agreement or pursuant to the Servicing Agreement, as applicable, or the Master Servicer pursuant to Section 4.18 of this Agreement) and the REMIC II Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest AA, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest; and

                  (B) The REMIC II Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the related Servicer pursuant to Section
         3.22 of this Agreement or pursuant to the Servicing Agreement, as applicable, or by the Master Servicer pursuant to Section 4.18 of this Agreement) and the REMIC II Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to REMIC II Regular Interest IA-SUB, REMIC II Regular Interest IA-GRP, REMIC II Regular Interest IB-SUB, REMIC II Regular Interest IB-GRP, REMIC II Regular Interest II-SUB, REMIC II Regular Interest II-GRP and REMIC II Regular Interest XX, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01. Conveyance of the Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Assignment Agreement (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor and the Servicers on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee and each Servicer an executed copy of the Mortgage Loan Purchase Agreement.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the related Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement (the "Mortgage Loan Documents"). In connection with such delivery and as further described in the Custodial Agreements, the Custodians will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the related Servicer and the Seller certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreements the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the related Mortgage Loans after the delivery thereof by the Depositor to the Custodians as more particularly set forth therein.

         Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including, but not limited to certain insurance policies and documents contemplated by
Section 4.11 of this Agreement, and preparation and delivery of the certifications shall be performed by the Custodians pursuant to the terms and conditions of the Custodial Agreements.

         The Depositor shall deliver or cause the related originator to deliver to the related Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Trustee or Custodians, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office. The Servicers shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicers to be reimbursed for any such costs the Servicers may incur in connection with performing their obligations under this Agreement or under the Servicing Agreement, as applicable.

         The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Seller that no Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9)) and
(ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Seller that no Qualified Substitute Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 or as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9). The Depositor and the Trustee on behalf of the Trust understand and agree that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

         SECTION 2.02. Acceptance of REMIC I by Trustee.

         The Trustee acknowledges receipt, subject to the provisions of Section
2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of "REMIC I" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the applicable Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the applicable Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

         SECTION 2.03. Repurchase or Substitution of Mortgage Loans.

         (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller and the related Servicer of such defect, missing document or breach and request that the Seller deliver such missing document, cure such defect or breach within sixty (60) days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within ninety (90) days after the date on which the Seller was notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the related Servicer for deposit in the related Collection Account or Custodial Account, as applicable, the related and the Trustee, upon receipt of written certification from such Servicer of such deposit, shall release or cause the applicable Custodian (upon receipt of a request for release in the form attached to the respective Custodial Agreement) to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b) of this Agreement. It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders. Notwithstanding anything to the contrary contained herein, any breach of a representation or warranty contained in clauses (xxxiv), (xxxviii), (xxxix),
(xl), (xli), (xlvi), (xlvii) and/or (lvi) of Section 6 of the Mortgage Loan Purchase Agreement shall be automatically deemed to affect materially and adversely the interests of the Certificateholders.

         In addition, promptly upon the earlier of discovery by a Servicer or receipt of notice by a Servicer of the breach of the representation or covenant of the Seller set forth in Section 5(xii) of the Mortgage Loan Purchase Agreement which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, such Servicer shall promptly notify the Seller and the Trustee of such breach. The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to remedy such breach to the extent and in the manner set forth in the Mortgage Loan Purchase Agreement.

         (b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) of this Agreement must be effected prior to the date which is two years after the Startup Day for REMIC I.

         As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee or the applicable Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreement, as applicable, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The applicable Custodian on behalf of the Trustee shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within ten (10) Business Days thereafter, review such documents and deliver to the Depositor, the Trustee and the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, an initial certification pursuant to the Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the applicable Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the related Servicer a final certification pursuant to the Custodial Agreement with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the related Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

         For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Seller will deliver or cause to be delivered to the related Servicer for deposit in the related Collection Account or the Custodial Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the applicable Custodian on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, upon receipt of a request for release in the form attached to the respective Custodial Agreement and certification by the related Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

         In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (c) Upon discovery by the Depositor, the Seller, a Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two (2) Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within ninety (90) days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Seller if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage does not result from a breach of a representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) of this Agreement. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         (d) With respect to a breach of the representations made pursuant to
Section 5(xii) of the Mortgage Loan Purchase Agreement that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Seller shall be required to take the actions set forth in this Section 2.03 of this Agreement.

         (e) Within ninety (90) days of the earlier of discovery by Wells Fargo or receipt of notice by Wells Fargo of the breach of any representation, warranty or covenant of Wells Fargo set forth in Section 2.05 of this Agreement which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan or Prepayment Charge, Wells Fargo shall cure such breach in all material respects.

         SECTION 2.04. Representations and Warranties of the Master Servicer.

         The Master Servicer hereby represents, warrants and covenants to Wells Fargo, the Depositor and the Trustee, for the benefit of each of the Trustee and the Certificateholders, that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

                  (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive the resignation or termination of the parties hereto and the termination of this Agreement and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

         SECTION 2.05. Representations, Warranties and Covenants of Wells Fargo.

         (a) Wells Fargo in its capacity as Servicer of the Wells Fargo Mortgage Loans hereby represents, warrants and covenants to the Master Servicer, the Securities Administrator, the Depositor and the Trustee, for the benefit of each of such Persons and the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

                  (i) Wells Fargo is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Wells Fargo in any state in which a Mortgaged Property related to a Wells Fargo Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Wells Fargo Mortgage Loan and to service the Wells Fargo Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) Wells Fargo has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Wells Fargo has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Wells Fargo, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by insolvency, liquidation, conservatorship and other similar laws administered by the FDIC affecting the enforcement of contract obligations of insured banks;

                  (iii) The execution and delivery of this Agreement by Wells Fargo, the servicing of the Wells Fargo Mortgage Loans by Wells Fargo hereunder, the consummation by Wells Fargo of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Wells Fargo and will not (A) result in a breach of any term or provision of the charter or by-laws of Wells Fargo or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Wells Fargo is a party or by which it may be bound, or any statute, order or regulation applicable to Wells Fargo of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo; and Wells Fargo is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Wells Fargo's knowledge, would in the future materially and adversely affect, (x) the ability of Wells Fargo to perform its obligations as Servicer of the Wells Fargo Mortgage Loans under this Agreement, (y) the business, operations, financial condition, properties or assets of Wells Fargo taken as a whole or (z) the legality, validity or enforceability of this Agreement;

                  (iv) Wells Fargo does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (v) No litigation is pending against Wells Fargo that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Wells Fargo to service the Wells Fargo Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) There are no actions or proceedings against, or investigations known to it of, Wells Fargo before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by Wells Fargo of its obligations under, or the validity or enforceability of, this Agreement;

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Wells Fargo of, or compliance by Wells Fargo with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (viii) Wells Fargo has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis;

                  (ix) Wells Fargo is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Wells Fargo Mortgage Loans that are registered with MERS; and

                  (x) Wells Fargo will not waive any Prepayment Charge other than in accordance with the standard set forth in Section 3.01.

         (b) [Reserved]

         (c) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive the resignation or termination of the parties hereto, the termination of this Agreement and the delivery of the Mortgage Files to the Custodians and shall inure to the benefit of the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the Certificateholders. Upon discovery by any such Person or the related Servicer of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two (2) Business Days following such discovery) to the Trustee. Subject to
Section 8.01, unless such breach shall not be susceptible of cure within ninety
(90) days, the obligation of the related Servicer set forth in Section 2.03(e) to cure breaches shall constitute the sole remedy against the related Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

         SECTION 2.06. Issuance of the REMIC I Regular Interests and the Class R-I Interest.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the applicable Custodian on its behalf of the Mortgage Loan Documents, subject to the provisions of Section 2.01 and Section 2.02 hereof and
Section 2 of the respective Custodial Agreement, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-I Interest and REMIC I (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

         SECTION 2.07. Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II and REMIC III by the Trustee.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Holder of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement. The Class R-II Interest and the REMIC II Regular Interests shall constitute the entire beneficial ownership interest in REMIC II. The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-III Interest and REMIC III (as holder of the REMIC II Regular Interests). The rights of the Holder of the Class R-III Interest and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R-III Interest and the Regular Certificates, respectively, and all ownership interests evidenced or constituted by the Class R-III Interest and the Regular Certificates, shall be as set forth in this Agreement. The Class R-III Interest and the Regular Certificates shall constitute the entire beneficial ownership interest in REMIC III.

         SECTION 2.08. Issuance of the Residual Certificates.

         The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed and authenticated and the Trustee has delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The Class R Certificates evidence ownership in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

         SECTION 2.09. Establishment of the Trust.

         The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "ACE Securities Corp., Home Equity Loan Trust, Series 2005-HE7" and does hereby appoint HSBC Bank USA, National Association as Trustee in accordance with the provisions of this Agreement.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                   OF THE WELLS FARGO MORTGAGE LOANS; ACCOUNTS

         SECTION 3.01. Wells Fargo to Act as Servicer.

         The obligations of Wells Fargo hereunder to service and administer the Mortgage Loans shall be limited to the Wells Fargo Mortgage Loans, and with respect to the duties and obligations of Wells Fargo, references herein to the related Mortgage Loans shall be limited to the Wells Fargo Mortgage Loans (and the related proceeds and related REO Properties). In addition, from and after the Closing Date, the Countrywide Mortgage Loans will be serviced and administered by Countrywide pursuant to the Servicing Agreement, and Wells Fargo will have no responsibility to service or administer such Mortgage Loans or have any other obligation with respect to such Mortgage Loans (including reporting or remitting funds to the Master Servicer). Except as otherwise expressly stated herein, references in this Article III to "Servicer" shall refer to Wells Fargo, and any successor thereto as a Servicer.

         On and after the Closing Date, Wells Fargo shall service and administer the Wells Fargo Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by Wells Fargo in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and all applicable law and regulations and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that Wells Fargo or any of its Affiliates may have with the related Mortgagor;

                  (ii) the ownership of any Certificate by Wells Fargo or any of its Affiliates;

                  (iii) Wells Fargo's obligation to make P&I Advances or Servicing Advances; or

                  (iv) Wells Fargo's right to receive compensation for its services hereunder;

         To the extent consistent with the foregoing, Wells Fargo shall also seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes and shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of Wells Fargo, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. If the Servicer waives any Prepayment Charge other than pursuant to the standard set forth in this Section 3.01, the Servicer will pay the amount of such waived Prepayment Charge, from its own funds without any right of reimbursement, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account within ninety (90) days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of such breach. Furthermore, notwithstanding any other provisions of this Agreement, any payments made by the Servicer in respect of any waived Prepayment Charges pursuant to this paragraph shall be deemed to be paid outside of the Trust Fund.

         Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Prepayment Charge Schedule or other information provided to Wells Fargo, Wells Fargo and the Master Servicer shall not have any liability or obligation with respect to such difference (including any obligation to recalculate any prepayment charges), and in addition shall not have any liability or obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Prepayment Charge Schedule.

         Subject only to the above-described servicing standards (the "Accepted Servicing Practices") and the terms of this Agreement and of the related Mortgage Loans, Wells Fargo shall have full power and authority, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable with the goal of maximizing proceeds of the Mortgage Loan. Without limiting the generality of the foregoing, Wells Fargo in its own name is hereby authorized and empowered by the Trustee when Wells Fargo believes it appropriate in its best judgment, to execute and deliver, on behalf of the Trust Fund, the Certificateholders and the Trustee or any of them, and upon written notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or subordination, and all other comparable instruments, with respect to the related Mortgage Loans and the related Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee, for the benefit of the Trust Fund and the Certificateholders. Wells Fargo shall service and administer the Wells Fargo Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Wells Fargo shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.14, the Trustee shall execute, at the written request of a Servicer, and furnish to such Servicer a power of attorney in the form of Exhibit D hereto and other documents necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties hereunder or under the Servicing Agreement, as applicable, and furnished to the Trustee by such Servicer, and the Trustee shall not be liable for the actions of such Servicer under such powers of attorney and shall be indemnified by such Servicer for any cost, liability or expense incurred by the Trustee in connection with such Servicer's use or misuse of any such power of attorney.

         In accordance with Accepted Servicing Practices, Wells Fargo shall make or cause to be made Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which Servicing Advances shall be reimbursable in the first instance from related collections from the related Mortgagors pursuant to Section 3.07 of this Agreement, and further as provided in Section 3.09 of this Agreement; provided, however, Wells Fargo shall only make such Servicing Advance if the related Mortgagor has not made such payment and if the failure to make such Servicing Advance would result in the loss of the related Mortgaged Property due to a tax sale or foreclosure as result of a tax lien. Any cost incurred by Wells Fargo in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of such Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.09 of this Agreement, and agree that no Servicing Advance shall be rejected or disallowed by any party unless it has been shown that such Servicing Advance was not made in accordance with the terms of this Agreement.

         Notwithstanding anything in this Agreement to the contrary, no Servicer may make any future advances with respect to a Mortgage Loan and no Servicer shall permit any modification with respect to any related Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such related Mortgage Loan (unless, as provided in Section 3.06 of this Agreement, the related Mortgagor is in default with respect to the related Mortgage Loan or such default is, in the judgment of Wells Fargo, reasonably foreseeable) or any modification, waiver or amendment of any term of any related Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         In the event that the Mortgage Loan Documents relating to a Mortgage Loan contain provisions requiring the related Mortgagor to arbitrate disputes (at the option of the Trustee, on behalf of the Trust), the Trustee hereby authorizes Wells Fargo to waive the Trustee's right or option to arbitrate disputes and to send written notice of such waiver to the Mortgagor, although the Mortgagor may still require arbitration at its option.

         Wells Fargo will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

         SECTION 3.02. Sub-Servicing Agreements Between a Servicer and Sub-Servicers.

         The Servicer may arrange for the subservicing of any Mortgage Loan by a Sub- Servicer pursuant to a Sub-Servicing Agreement; provided that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer or a Sub-Servicer or reference to actions taken through the Servicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the Mortgage Loans. Every Sub-Servicing Agreement entered into by a Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of each Sub-Servicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by such Servicer.

         For purposes of this Agreement, the related Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to the related Servicer.

         SECTION 3.03. Successor Sub-Servicers.

         Any Sub-Servicing Agreement shall provide that Wells Fargo shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to Wells Fargo (which may be the Trustee or the Master Servicer) without fee, in accordance with the terms of this Agreement, in the event that Wells Fargo (or any successor to Wells Fargo) shall, for any reason, no longer be the Servicer of the related Mortgage Loans (including termination due to a Servicer Event of Default).

         SECTION 3.04. No Contractual Relationship Between Sub-Servicer, Trustee or the Certificateholders.

         Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and Wells Fargo alone and the Master Servicer, Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 3.05 of this Agreement.

         SECTION 3.05. Assumption or Termination of Sub-Servicing Agreement by Successor Servicer.

         In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of Wells Fargo hereunder by a successor servicer (which may be the Trustee or the Master Servicer) pursuant to
Section 8.02, it is understood and agreed that such Servicer's rights and obligations under any Sub-Servicing Agreement then in force between such Servicer and a Sub-Servicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Sub-Servicer.

         Each Servicer shall, upon the reasonable request of the Master Servicer, but at its own expense, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         The Servicing Fee payable to any such successor servicer shall be payable from payments received on the related Mortgage Loans in the amount and in the manner set forth in this Agreement.

         SECTION 3.06. Collection of Certain Mortgage Loan Payments.

         Wells Fargo shall make reasonable efforts to collect all payments called for under the terms and provisions of the related Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and Accepted Servicing Practices, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, Wells Fargo may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note related to a Mortgage Loan for a period of not greater than 180 days; provided that any extension pursuant to this clause shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of Wells Fargo, such default is reasonably foreseeable, Wells Fargo, consistent with Accepted Servicing Practices may waive, modify or vary any term of such Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in Wells Fargo's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

         SECTION 3.07. Collection of Taxes, Assessments and Similar Items; Servicing Accounts. To the extent the terms of a Mortgage provide for Escrow Payments, Wells Fargo shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Wells Fargo shall deposit in the Servicing Accounts on a daily basis and in no event later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made by Wells Fargo only to (i) effect timely payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items; (ii) reimburse itself out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.11 (with respect to fire, flood and hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or, only to the extent not required to be paid to the related Mortgagors, to pay itself interest on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of Wells Fargo's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, Wells Fargo shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, no Servicer shall be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but Wells Fargo shall nevertheless be obligated to make Servicing Advances as provided in
Section 3.01 and Section 3.11. In the event a Servicer shall deposit in the Servicing Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Servicing Accounts, any provision to the contrary notwithstanding.

         To the extent that a Mortgage does not provide for Escrow Payments, Wells Fargo (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and Wells Fargo receives notice of a tax lien with respect to the Mortgage Loan being imposed, Wells Fargo shall, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property unless Wells Fargo determines the advance to be nonrecoverable. Wells Fargo assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments subject to its determination of recoverability.

         SECTION 3.08. Collection Account, Simple Interest Excess Sub-Account and Distribution Account.

         (a) On behalf of the Trust Fund, Wells Fargo shall establish and maintain one or more "Collection Accounts", held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, Wells Fargo shall deposit or cause to be deposited in the Collection Account on a daily basis and when received or as otherwise required hereunder, the following payments and collections received or made by it on or subsequent to the Cut-off Date other than amounts attributable to a Due Date on or prior to the Cut-off
Date:

                  (i) all payments on account of principal, including Principal Prepayments, on the related Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee and any Prepayment Interest Excess) on each related Mortgage Loan;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property) and all Subsequent Recoveries with respect to the related Mortgage Loans;

                  (iv) any amounts required to be deposited by Wells Fargo pursuant to Section 3.10 of this Agreement in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by Wells Fargo pursuant to the second paragraph of Section 3.11(a)of this Agreement in respect of any blanket policy deductibles;

                  (vi) any Purchase Price or Substitution Shortfall Amount delivered to Wells Fargo and all proceeds (net of amounts payable or reimbursable to Wells Fargo, the Master Servicer, the Trustee, the Custodians or the Securities Administrator) of Mortgage Loans purchased in accordance with Section 2.03, Section 3.13 or Section 10.01 of this Agreement; and

                  (vii) any Prepayment Charges collected by Wells Fargo in connection with the Principal Prepayment of any of the Mortgage Loans or amounts required to be deposited by Wells Fargo in connection with a breach of its obligations to collect a Prepayment Charge under Section
         3.01 of this Agreement.

         The foregoing requirements for deposit in the related Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or other similar fees need not be deposited by Wells Fargo in the related Collection Account and may be retained by Wells Fargo as additional servicing compensation. In the event a Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the related Collection Account, any provision herein to the contrary notwithstanding.

         (b) Except as set forth below, no later than the Closing Date, each Servicer servicing Simple Interest Mortgage Loans shall establish and maintain a sub-account of the Collection Account titled "[Servicer's name], Simple Interest Excess Sub-Account in trust for the Holders of ACE Securities Corp., Home Equity Loan Trust, Series 2005-SD3, Asset Backed Pass-Through Certificates". The related Servicer shall, on each Determination Date transfer from the Collection Account to the Simple Interest Excess Sub-Account all Net Simple Interest Excess, if any, pursuant to Section 3.09(a)(xi) of this Agreement, and shall maintain a record of all such deposits. In lieu of establishing a Simple Interest Excess Sub-Account, each Servicer may maintain any Net Simple Interest Excess in the Collection Account and maintain a separate accounting therefor.

         The related Servicer shall withdraw amounts on deposit in the Simple Interest Excess Sub-Account or in the related Collection Account (in respect of any Net Simple Interest Excess) on each Determination Date for deposit to the Distribution Account in an amount equal to the lesser of (i) the amount on deposit therein, and (ii) the Net Simple Interest Shortfall for such Distribution Date.

         The related Servicer shall remit to the Securities Administrator which shall thereupon distribute to the Class CE-1 Certificateholder, based on the information provided to it by the Servicer, the amount of any Net Simple Interest Excess remaining in the Simple Interest Excess Sub-Account or in the related Collection Account, as applicable, on the Distribution Date each year occurring in December, commencing in December 2006. Such distributions shall be deemed to be made on a first-in, first-out basis. In addition, the related Servicer shall clear and terminate the Simple Interest Excess Sub-Account, if any, upon the termination of this Agreement and retain any funds remaining therein.

         (c) On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee, the Trust Fund and the Certificateholders. On behalf of the Trust Fund, Wells Fargo shall deliver to the Securities Administrator in immediately available funds for deposit in the Distribution Account on the Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the related Collection Account and the amount of all Prepayment Charges collected by Wells Fargo in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the related Collection Account and the amount of any funds reimbursable to an Advance Financing Person pursuant to
Section 3.25 of this Agreement. If the balance on deposit in a Collection Account exceeds 100,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," Wells Fargo shall, on or before 5:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, Wells Fargo, the Trustee, the Master Servicer, the Securities Administrator or the Seller pursuant to Section 3.09 of this Agreement and shall pay such amounts to the Persons entitled thereto or shall establish a separate Collection Account (which shall also be an Eligible Account) and withdraw from the existing Collection Account the amount on deposit therein in excess of 100,000 and deposit such excess in the newly created Collection Account.

         With respect to any remittance received by the Securities Administrator on or after the first Business Day following the Business Day on which such payment was due, the Securities Administrator shall send written notice thereof to the Servicer. Wells Fargo shall pay to the Securities Administrator interest on any such late payment by such Servicer at an annual rate equal to Prime Rate (as defined in THE WALL STREET JOURNAL) plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by Wells Fargo to the Securities Administrator on the date such late payment is made and shall cover the period commencing with the day following the related Servicer Remittance Date and ending with the Business Day on which such payment is made, both inclusive. The payment by Wells Fargo of any such interest, or the failure of the Securities Administrator to notify Wells Fargo of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by Wells Fargo.

         (d) Funds in the Collection Accounts, in each Simple Interest Excess Sub-Account and in the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.10. Wells Fargo shall give notice to the Trustee, the Securities Administrator and the Master Servicer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Securities Administrator shall give notice to the Servicers and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

         (e) Funds held in the Collection Account at any time may be delivered by Wells Fargo in immediately available funds to the Securities Administrator for deposit in the Distribution Account. In the event a Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In no event shall the Securities Administrator incur liability as a result of withdrawals from the Distribution Account at the direction of a Servicer in accordance with the immediately preceding sentence. In addition, Wells Fargo shall deliver to the Securities Administrator no later than the Servicer Remittance Date the amounts set forth in clauses (i) through (iv) below:

                  (i) any P&I Advances, as required pursuant to Section 5.03 of this Agreement;

                  (ii) any amounts required to be deposited pursuant to Section 3.21(d) or 3.21(f) of this Agreement in connection with any related REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01 of this Agreement; and

                  (iv) any amounts required to be deposited pursuant to Section
         3.22 of this Agreement in connection with any Prepayment Interest Shortfalls.

         SECTION 3.09. Withdrawals from the Collection Account and Distribution Account.

         (a) Wells Fargo shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in
Section 5.03 of this Agreement:

                  (i) to remit to the Securities Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.08(b) of this Agreement or permitted to be so remitted pursuant to the first sentence of Section 3.08(d) of this Agreement;

                  (ii) subject to Section 3.13(d) of this Agreement, to reimburse itself (including any successor Servicer) for P&I Advances made by it, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on related Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 5.03;

                  (iii) subject to Section 3.13(d) of this Agreement, to pay itself any unpaid Servicing Fees and reimburse itself any unreimbursed Servicing Advances with respect to each related Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such related Mortgage Loan;

                  (iv) to pay to itself as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account and the Simple Interest Excess Sub-Account;

                  (v) to pay to itself or the Seller, as the case may be, with respect to each related Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.13(c) of this Agreement all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

                  (vi) to reimburse itself (including any successor to Wells Fargo) for

                  (A) any P&I Advance or Servicing Advance previously made by it which Wells Fargo has determined to be a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance in accordance with the provisions of Section 5.03 of this Agreement; or

                  (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under
                  Section 3.06(a)(iii) of this Agreement;

                  (vii) to reimburse itself or the Depositor for expenses incurred by or reimbursable to itself or the Depositor, as the case may be, pursuant to Section 3.01 or Section 7.03 of this Agreement;

                  (viii) to reimburse itself or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the related Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (ix) to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any related Mortgage Loan pursuant to Section 3.13(b) of this Agreement;

                  (x) to pay to itself any Prepayment Interest Excess on the related Mortgage Loans to the extent not retained pursuant to Section 3.08(a)(ii)) of this Agreement;

                  (xi) to deposit in the Simple Interest Excess Sub-Account any amount required to be deposited therein pursuant to Section 3.08(b) of this Agreement; and

                  (xii) to clear and terminate the Collection Account pursuant to Section 10.01 of this Agreement.

         Wells Fargo shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (vii), (viii), (ix) and (x) above.

         (b) The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to Certificateholders in accordance with Section 5.01 of this Agreement;

                  (ii) to pay to itself, the Custodians and the Master Servicer amounts to which it is entitled pursuant to Section 9.05 of this Agreement or any other provision of this Agreement and any Extraordinary Trust Fund Expenses;

                  (iii) to reimburse itself or the Master Servicer pursuant to
         Section 8.02 of this Agreement;

                  (iv) to pay any Net Swap Payment or Swap Termination Payment payable to the Supplemental Interest Trust (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the Swap Agreement)) owed to the Swap Provider;

                  (v) to pay any amounts in respect of taxes pursuant to Section 11.01(g)(v) of this Agreement;

                  (vi) to pay the Master Servicing Fee to the Master Servicer;

                  (vii) to pay the Credit Risk Management Fee to the Credit Risk Manager; and

                  (viii) to clear and terminate the Distribution Account pursuant to Section 10.01 of this Agreement.

         SECTION 3.10. Investment of Funds in the Investment Accounts.

         (a) Wells Fargo may direct, by means of written directions (which may be standing directions), any depository institution maintaining the related Collection Account or Simple Interest Excess Sub-Account to invest the funds in such Collection Account or Simple Interest Excess Sub-Account (for purposes of this Section 3.10, an "Investment Account") in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and
(ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor on such Permitted Investment. Amounts in the Distribution Account may be invested in Permitted Investments as directed in writing by the Master Servicer and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Securities Administrator shall be entitled to sole possession over each such investment in the Distribution Account and, subject to subsection (b) below, the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in a Collection Account are at any time invested in a Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon receipt by such party of written notice from Wells Fargo that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in a Collection Account or Simple Interest Excess Sub-Account shall be for the benefit of the related Servicer and shall be subject to its withdrawal in accordance with Section 3.09. Wells Fargo shall deposit in the Collection Account or Simple Interest Excess Sub-Account maintained by it the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All earnings and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer. The Master Servicer shall remit from its own funds for deposit into the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 9.01 and Section 9.02(a)(v), shall, at the written direction of Wells Fargo, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (d) The Trustee, the Master Servicer or their respective Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's or the Master Servicer's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee or the Master Servicer pursuant to Section 3.09 or 3.10 or otherwise payable in respect of Extraordinary Trust Fund Expenses. Such additional compensation shall not be an expense of the Trust Fund.

         SECTION 3.11. Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage and Primary Mortgage Insurance.

         (a) The terms of each Mortgage Note require the related Mortgagor to maintain fire, flood and hazard insurance policies. To the extent such policies are not maintained, Wells Fargo shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of the related Mortgage Loan and the amount necessary to compensate fully for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Wells Fargo shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. Wells Fargo will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by a Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with Accepted Servicing Practices, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.09, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.21, if received in respect of an REO Property. Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, Wells Fargo will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that Wells Fargo shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's Key Rating Guide or otherwise acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the related Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations to cause fire and hazard insurance to be maintained on the Mortgaged Properties, it being understood and agreed that such policy may contain a deductible clause, in which case Wells Fargo shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.11, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, Wells Fargo agrees to prepare and present, on behalf of itself, the Trustee, the Trust Fund, the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) Wells Fargo shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the related Mortgage Loans, unless Wells Fargo, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Wells Fargo shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless Wells Fargo, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Wells Fargo shall be deemed to have complied with this provision if an Affiliate of such Servicer, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.

         (c) No Servicer shall take any action that would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such Servicer would have been covered thereunder. Wells Fargo shall use its best efforts to keep in force and effect any applicable primary mortgage insurance policy and, to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance, any other primary mortgage insurance applicable to any Mortgage Loan. Except as required by applicable law or the related Mortgage Loan Documents, Wells Fargo shall not cancel or refuse to renew any such primary mortgage insurance policy that is in effect at the date of the initial issuance of the related Mortgage Note and is required to be kept in force hereunder.

         Wells Fargo agrees to present on behalf of the Trustee and the Certificateholders claims to the applicable insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.08, any amounts collected by a Servicer under any primary mortgage insurance policies shall be deposited in the related Collection Account, subject to withdrawal pursuant to
Section 3.09. Notwithstanding any provision to the contrary, no Servicer shall have any responsibility with respect to a primary mortgage insurance policy unless such Servicer has been made aware of such policy, as reflected on the Mortgage Loan Schedule or otherwise and have been provided with adequate information to administer such policy.

         SECTION 3.12. Enforcement of Due-on-Sale Clauses; Assumption Agreements

         Wells Fargo shall, to the extent it has knowledge of any conveyance of any related Mortgaged Property by any related Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that no Servicer shall exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes that it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer shall enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Wells Fargo is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the then current underwriting criteria of Wells Fargo for mortgage loans similar to the related Mortgage Loans. In connection with any assumption or substitution, Wells Fargo shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Wells Fargo shall notify the Trustee (or the applicable Custodian) that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or the Custodian) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, no Servicer shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which Wells Fargo may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.12, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         SECTION 3.13. Realization Upon Defaulted Mortgage Loans.

         (a) Wells Fargo shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06. Wells Fargo shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicers as contemplated in Sections 3.09 and 3.21. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, Wells Fargo shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

         (b) Notwithstanding the foregoing provisions of this Section 3.13 or any other provision of this Agreement, with respect to any Mortgage Loan as to which Wells Fargo has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, such Servicer shall not, on behalf of the Trust Fund, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust Fund, the Trustee or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless such Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Section
3.13 shall be advanced by Wells Fargo, subject to Wells Fargo's right to be reimbursed therefor from the related Collection Account as provided in Section 3.09(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the related Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         If Wells Fargo determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then Wells Fargo shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by Wells Fargo, subject to Wells Fargo's right to be reimbursed therefor from the related Collection Account as provided in Sections 3.09(a)(iii) or 3.09(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the related Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         (c) Wells Fargo shall have the right to purchase from REMIC I any defaulted Mortgage Loan serviced by it that is 90 days or more delinquent, which such Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee, in form and substance satisfactory to such Servicer and the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the related Collection Account, and the Trustee, upon receipt of written certification from Wells Fargo of such deposit, shall release or cause to be released to Wells Fargo the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as Wells Fargo shall furnish and as shall be necessary to vest in Wells Fargo title to any Mortgage Loan released pursuant hereto.

         (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse Wells Fargo for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.09(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by Wells Fargo as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to Wells Fargo pursuant to Section 3.09(a)(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse Wells Fargo for any related unreimbursed Servicing or P&I Advances in accordance with Section 3.09(a)(ii) and any other amounts reimbursable to Wells Fargo pursuant to Section 3.09, and second, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.08(b).

         SECTION 3.14. Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by Wells Fargo of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, Wells Fargo will promptly furnish to the applicable Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the respective Custodial Agreement signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Collection Account have been or will be so deposited) and shall request that the applicable Custodian, on behalf of the Trustee, deliver to Wells Fargo the related Mortgage File. Upon receipt of such certification and request, the applicable Custodian, on behalf of the Trustee, shall within five (5) Business Days release the related Mortgage File to Wells Fargo and the Trustee and the applicable Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, Wells Fargo is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Collection Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by Wells Fargo (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The applicable Custodian, on behalf of the Trustee, shall, upon the request of Wells Fargo, and delivery to the applicable Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the respective Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release within five
(5) Business Days the related Mortgage File held in its possession or control to Wells Fargo. Such trust receipt shall obligate Wells Fargo to return the Mortgage File to the applicable Custodian on behalf of the Trustee, when the need therefor by Wells Fargo no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the applicable Custodian, on behalf of the Trustee, to Wells Fargo.

         Notwithstanding the foregoing, in connection with a Principal Prepayment in full of any Mortgage Loan, the Master Servicer may request release of the related Mortgage File from the applicable Custodian, in accordance with the provisions of the respective Custodial Agreement, in the event Wells Fargo fails to do so.

         Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to Wells Fargo, any court pleadings, requests for trustee's sale or other documents prepared and delivered to the Trustee and reasonably acceptable to it and necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. So long as no Servicer Event of Default shall have occurred and be continuing, Wells Fargo shall have the right to execute any and all such court pleadings, requests and other documents as attorney-in-fact for, and on behalf of the Trustee. Notwithstanding the preceding sentence, the Trustee shall in no way be liable or responsible for the willful malfeasance of a Servicer, or for any wrongful or negligent actions taken by a Servicer, while such Servicer is acting in its capacity as attorney in fact for and on behalf of the Trustee.

         SECTION 3.15. Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan serviced by it payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.22. In addition, Wells Fargo shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.09(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.21. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of a Servicer's responsibilities and obligations under this Agreement to the extent permitted herein.

         Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges and other miscellaneous fees (other than Prepayment Charges) and ancillary income shall be retained by Wells Fargo only to the extent such fees or charges are received by Wells Fargo. Wells Fargo shall also be entitled pursuant to Section 3.09(a)(iv) to withdraw from the related Collection Account and pursuant to Section 3.21(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.10. In addition, Wells Fargo shall be entitled to retain or withdraw from the related Collection Account, pursuant to Section 3.09(a)(x), any Prepayment Interest Excess with respect to the Mortgage Loans serviced by it as additional servicing compensation. Wells Fargo shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

         SECTION 3.16. Collection Account Statements.

         Upon request, not later than fifteen (15) days after each Distribution Date, Wells Fargo shall forward to the Master Servicer and the Securities Administrator and the Master Servicer shall forward to the Trustee and the Depositor upon request a statement prepared by the institution at which the related Collection Account is maintained setting forth the status of the related Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the related Collection Account of each category of deposit specified in Section 3.08(a) and each category of withdrawal specified in Section 3.09. Copies of such statement and any similar statements provided by Wells Fargo shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by Wells Fargo to the Securities Administrator.

         SECTION 3.17. Statement as to Compliance.

         Not later than March 15th of each calendar year commencing in 2006, Wells Fargo shall deliver to the Master Servicer (and the Master Servicer shall provide copies to the Trustee and the Depositor upon request) an Officers' Certificate in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to Form 10-K or other required form (upon which the Master Servicer can conclusively rely in connection with its obligations under
Section 5.06) stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all of its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such material obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder, upon request at the expense of the requesting party, provided such statement is delivered by the Servicers to the Trustee.

         SECTION 3.18. Independent Public Accountants' Servicing Report.

         Not later than March 15th of each calendar year commencing in 2006, Wells Fargo, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to such Servicer a report in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to Form 10-K or other required form stating that (i) it has obtained a letter of representation regarding certain matters from the management of such Servicer which includes an assertion that such Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated and such firm has determined that Wells Fargo has complied in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, Wells Fargo shall furnish a copy of such report to the Master Servicer, and the Master Servicer shall furnish a copy of such report to the Trustee upon request. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the expense of the requesting party, provided that such statement is delivered by the Servicers to the Trustee.

         SECTION 3.19. Annual Certification.

         (a) Wells Fargo shall deliver to the Master Servicer, on or before March 15th of each calendar year beginning in 2006 (or, if any such day is not a Business Day, the immediately preceding Business Day) or such alternative date reasonably specified by the Master Servicer which shall occur not later than fifteen (15) days prior to the date any Form 10-K is required to be filed with the Commission in connection with the transactions contemplated by this Agreement, a certification in the form attached hereto as Exhibit C. Such certification shall be signed by the senior officer in charge of servicing of Wells Fargo. In addition, Wells Fargo shall provide such other information with respect to the related Mortgage Loans and the servicing and administration thereof within the control of such Servicer which shall be required to enable the Master Servicer to comply with the reporting requirements of the Exchange Act pursuant to Section 5.06 hereof.

         (b) Wells Fargo shall indemnify and hold harmless the Master Servicer, the Securities Administrator, the Trustee, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by such Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.19 or such Servicer's negligence, bad faith or willful misconduct in connection therewith. Such indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator, the Trustee and the Depositor, then such Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator, the Trustee and the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer, the Securities Administrator, the Trustee and the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Securities Administrator, the Trustee and the Depositor on the one hand and such Servicer on the other in connection with a breach of such Servicer's obligations under this Section 3.19.

         SECTION 3.20. Access to Certain Documentation.

         Each Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificate Owner, access to the documentation regarding the related Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of Wells Fargo designated by it. Nothing in this Section 3.20 shall limit the obligation of Wells Fargo to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.20 shall require any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. No Servicer shall be required to make copies of or ship documents to any Person unless provisions have been made for the reimbursement of the costs thereof.

         SECTION 3.21. Title, Management and Disposition of REO Property.

         (a) The deed or certificate of sale of any REO Property related to a Mortgage Loan shall be taken in the name of the Trustee, or its nominee, on behalf of the Trust Fund and for the benefit of the Certificateholders. Wells Fargo, on behalf of REMIC I, shall either sell any REO Property by the close of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, no later than sixty (60) days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless Wells Fargo had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by REMIC I of such REO Property subsequent to three (3) years after its acquisition will not result in the imposition on any Trust REMIC created hereunder of taxes on "prohibited transactions" thereof, as defined in
Section 860F of the Code, or cause any Trust REMIC hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. Wells Fargo shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) Wells Fargo shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. Wells Fargo shall be permitted to allow the related Collection Account to serve as the REO Account, subject to the maintenance of separate ledgers for each REO Property. Wells Fargo shall be entitled to retain or withdraw any interest income paid on funds deposited in the related REO Account.

         (c) Wells Fargo shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property related to a Mortgage Loan serviced by it as are consistent with the manner in which such Servicer manages and operates similar property owned by it or any of its Affiliates, all on such terms and for such period as such Servicer deems to be in the best interests of Certificateholders. In connection therewith, Wells Fargo shall deposit, or cause to be deposited on a daily basis in the REO Account, all revenues received by it with respect to an REO Property related to a Mortgage Loan serviced by it and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, Wells Fargo shall advance from its own funds such amount as is necessary for such purposes if, but only if, Wells Fargo would make such advances if Wells Fargo owned the REO Property and if in Wells Fargo's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

         Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding the foregoing, Wells Fargo, on behalf of the Trust Fund, shall not:

                  (iv) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (v) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (vi) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
         Section 856(e)(4)(B) of the Code; or

                  (vii) allow any Person to Directly Operate any REO Property on any date more than ninety (90) days after its date of acquisition by the Trust Fund;

unless, in any such case, Wells Fargo has obtained an Opinion of Counsel, provided to Wells Fargo and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case Wells Fargo may take such actions as are specified in such Opinion of Counsel.

         Wells Fargo may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (viii) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ix) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to Wells Fargo as soon as practicable, but in no event later than thirty (30) days following the receipt thereof by such Independent Contractor;

                  (x) none of the provisions of this Section 3.21(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve Wells Fargo of any of its duties and obligations to the Trustee on behalf of the Trust Fund and for the benefit of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (xi) Wells Fargo shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         Wells Fargo shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of Wells Fargo by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. Wells Fargo shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether Wells Fargo's compensation pursuant to Section 3.15 is sufficient to pay such fees. Any such agreement shall include a provision that such agreement may be immediately terminated by the Trustee (as successor Servicer) or any other successor Servicer (including the Master Servicer) without fee, in the event Wells Fargo shall for any reason, no longer be the Servicer of the related Mortgage Loans (including termination due to a Servicer Event of Default).

         (d) In addition to the withdrawals permitted under Section 3.21(c), Wells Fargo may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, Wells Fargo shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.08(d)(ii), for distribution on the related Distribution Date in accordance with Section 5.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.21(c) or this Section 3.21(d).

         (e) Subject to the time constraints set forth in Section 3.21(a), each REO Disposition shall be carried out by Wells Fargo at such price and upon such terms and conditions as Wells Fargo shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Practices.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to Wells Fargo as provided above, shall be deposited in the Distribution Account in accordance with Section 3.08(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 5.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (g) Wells Fargo shall file information returns (and shall provide a certification of a Servicing Officer to the Master Servicer that such filings have been made) with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         SECTION 3.22. Obligations of the Servicers in Respect of Prepayment Interest Shortfalls; Relief Act Interest Shortfalls.

         Wells Fargo shall deliver to the Securities Administrator for deposit into the Distribution Account on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate amount of the Prepayment Interest Shortfalls attributable to prepayments in full on the related Mortgage Loans for the related Distribution Date resulting solely from voluntary Principal Prepayments received by Wells Fargo during the related Prepayment Period and (ii) the aggregate amount of the related Servicing Fees payable to related Servicer on such Distribution Date with respect to the related Mortgage Loans. No Servicer shall have the right to reimbursement for any amounts remitted to the Securities Administrator in respect of this Section 3.22. No Servicer shall be obligated to pay the amounts set forth in this Section 3.22 with respect to shortfalls resulting from the application of the Relief Act.
SECTION 3.23. Obligations of the Servicers in Respect of Mortgage Rates and Monthly Payments.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by a Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, Wells Fargo, upon discovery or receipt of notice thereof, immediately shall deliver to the Securities Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this
Section 3.23 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note and Mortgage, to the extent permitted by applicable law.

         SECTION 3.24. Reserve Fund.

         (a) No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account entitled, "Reserve Fund, Wells Fargo Bank, N.A., in trust for the registered holders of ACE Securities Corp. Home Equity Loan Trust, Series 2005-HE7, Asset Backed Pass-Through Certificates." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Reserve Fund 1,000.

         (b) On each Distribution Date, the Securities Administrator shall deposit into the Reserve Fund the amounts described in Section 5.01(c)(8)(vi), rather than distributing such amounts to the Class CE Certificateholders, and
Section 5.01(c)(8)(vii). On each such Distribution Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates and will distribute such amounts to the Holders of the Class A Certificates and the Mezzanine Certificates, in the amounts and priorities set forth in Section 5.01(a). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Securities Administrator shall deposit, into the Reserve Fund on behalf of the Class CE Certificateholders, from amounts otherwise distributable to the Class CE Certificateholders, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to 1,000.

         (c) For federal and state income tax purposes, the Class CE Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund (other than the initial deposit therein of 1,000) shall be treated as amounts distributed by REMIC II to the Holders of the Class CE Certificates. Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

         (d) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees that the Securities Administrator will deposit into the Reserve Fund the amounts described above on each Distribution Date rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that its agreement to such action by the Securities Administrator is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

         (e) At the direction of the Holders of a majority in Percentage Interest in the Class CE Certificates, the Securities Administrator shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. All income and gain earned upon such investment shall be deposited into the Reserve Fund. In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (e). If the Holders of a majority in Percentage Interest in the Class CE Certificates fail to provide investment instructions, funds on deposit in the Reserve Fund shall be held uninvested by the Securities Administrator without liability for interest or compensation.

         (f) For federal tax return and information reporting, the right of the Class A Certificateholders and the Mezzanine Certificateholders to receive payments from the Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of 70,000 with respect to the Certificates covered by the Swap Agreement.

         SECTION 3.25. Advance Facility.

         (a) Notwithstanding anything to the contrary contained herein, (i) Wells Fargo is hereby authorized to enter into an advance facility ("Advance Facility") but no more than two Advance Facilities without the prior written consent of the Trustee, which consent shall not be unreasonably withheld, under which (A) Wells Fargo sells, assigns or pledges to an advancing person (an "Advance Financing Person") its rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advance Financing Person agrees to finance some or all P&I Advances or Servicing Advances required to be made by Wells Fargo pursuant to this Agreement and (ii) Wells Fargo is hereby authorized to assign its rights to the Servicing Fee (which rights shall terminate upon the resignation, termination or removal of Wells Fargo pursuant to the terms of this Agreement); it being understood that neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to any amounts for reimbursement of P&I Advances or Servicing Advances so assigned or to the portion of the Servicing Fee so assigned. Subject to the provisions of the first sentence of this Section 3.25(a), no consent of the Depositor, Trustee, Master Servicer, Certificateholders or any other party is required before a Servicer may enter into an Advance Facility, but such Servicer shall provide notice to the Depositor, Master Servicer and the Trustee of the existence of any such Advance Facility promptly upon the consummation thereof stating (a) the identity of the Advance Financing Person and (b) the identity of any Person ("Servicer's Assignee") who has the right to receive amounts in reimbursement of previously unreimbursed P&I Advances or Servicing Advances. Notwithstanding the existence of any Advance Facility under which an advancing person agrees to finance P&I Advances and/or Servicing Advances on such Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

         (b) Reimbursement amounts ("Advance Reimbursement Amounts") shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the related Mortgage Loans for which Wells Fargo would be permitted to reimburse itself in accordance with this Agreement, assuming Wells Fargo had made the related P&I Advance(s) and/or Servicing Advance(s).

         (c) Wells Fargo shall maintain and provide to any successor Servicer (with, upon request, a copy to the Trustee) a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any advancing person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.

         (d) Reimbursement amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out" (FIFO) basis. The documentation establishing any Advance Facility shall require Wells Fargo to provide to the related advancing person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such advancing person or Advance Facility trustee on each Distribution Date, to enable the advancing person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. Wells Fargo shall remain entitled to be reimbursed by the advancing person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by Wells Fargo to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an advancing person.

         (e) Any amendment to this Section 3.25 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.25, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor, and Wells Fargo without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment is authorized hereunder and has no material adverse effect on the Certificateholders, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel to such effect) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, Wells Fargo shall notify the lender under such facility in writing that: (a) the P&I Advances and/or Servicing Advances financed by and/or pledged to the lender are obligations owed to Wells Fargo on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of P&I Advances and/or Servicing Advances only to the extent provided herein, and neither the Master Servicer, the Securities Administrator, the Trustee nor the Trust are otherwise obligated or liable to repay any P&I Advances and/or Servicing Advances financed by the lender; (b) Wells Fargo will be responsible for remitting to the lender the applicable amounts collected by it as Servicing Fees and as reimbursement for P&I Advances and/or Servicing Advances funded by the lender, as applicable, subject to the restrictions and priorities created in this Agreement; and (c) neither the Master Servicer, the Securities Administrator nor the Trustee shall have any responsibility to calculate any amount payable under an Advance Facility or to track or monitor the administration of the financing arrangement between Wells Fargo and the lender or the payment of any amount under an Advance Facility.

         (f) Wells Fargo shall indemnify the Master Servicer, the Securities Administrator, the Trustee and the Trust Fund for any cost, liability or expense relating to the Advance Facility including, without limitation, a claim, pending or threatened, by an Advance Financing Person.

         SECTION 3.26. The Servicers Indemnification.

         Wells Fargo agrees to indemnify the Trustee, Master Servicer and the Securities Administrator, from, and hold the Trustee, Master Servicer and the Securities Administrator harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by any such Person by reason of such Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of such Servicer's reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of related Servicer, the Trustee, the Master Servicer and the Securities Administrator. Any payment hereunder made by Wells Fargo to any such Person shall be from Wells Fargo's own funds, without reimbursement from REMIC I therefor.

                                   ARTICLE IV

                       ADMINISTRATION AND MASTER SERVICING
                  OF THE MORTGAGE LOANS BY THE MASTER SERVICER

         SECTION 4.01. Master Servicer.

         The Master Servicer shall, from and after the Closing Date supervise, monitor and oversee the obligations of Wells Fargo under this Agreement and Countrywide under the Servicing Agreement to service and administer the related Mortgage Loans in accordance with the terms of this Agreement and the Servicing Agreement ,as applicable, and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicers as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicers and shall cause the Servicers to perform and observe the covenants, obligations and conditions to be performed or observed by the related Servicer under this Agreement or the Servicing Agreement , as applicable. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to each Servicer's and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 5.03 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer to the Distribution Account pursuant to the terms hereof based on information provided to the Master Servicer by each Servicer.

         The Trustee shall furnish the related Servicer and the Master Servicer with any limited powers of attorney and other documents in form acceptable to it necessary or appropriate to enable the related Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or the related Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the related Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's misuse of any such power of attorney.

         The Trustee, the Custodians and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodians or the Securities Administrator regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodians or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodians or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodians and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's, the Custodians' or the Securities Administrator's actual costs.

         The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

         SECTION 4.02. REMIC-Related Covenants.

         For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or
Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in
Section 11.01(f).

         SECTION 4.03. Monitoring of Servicers.

         (a) The Master Servicer shall be responsible for monitoring the compliance by Wells Fargo with their its duties under this Agreement and Countrywide with its duties under the Servicing Agreement. In the review of the related Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the related Servicer with regard to such Servicer's compliance with the terms of this Agreement or the Servicing Agreement, as applicable. In the event that the Master Servicer, in its judgment, determines that the related Servicer should be terminated in accordance with the terms hereof or the terms of the Servicing Agreement, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default or an event of default under the Servicing Agreement, the Master Servicer shall notify the related Servicer, the Seller and the Trustee thereof and (i) with respect to Countrywide the Master Servicer shall issue such notice or take such other action as it deems appropriate and (ii) with respect to Wells Fargo, the Trustee shall issue such notice or take such other action as it deems appropriate.

         (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of Wells Fargo under this Agreement and Countrywide under the Servicing Agreement and shall, in the event that Wells Fargo fails to perform its obligations in accordance with this Agreement or Countrywide fails to perform its obligations in accordance with the Servicing Agreement, subject to this Section and Article VIII, notify the Trustee and the Trustee shall terminate the rights and obligations of such Servicer hereunder in accordance with the provisions of Article VIII. In the event the rights and obligations of Countrywide are terminated, the Master Servicer shall act as servicer of the related Mortgage Loans or a successor servicer shall be appointed in accordance with the provisions of Article VIII. In the event that the rights and obligations of Wells Fargo in its capacity as Servicer of the Wells Fargo Mortgage Loans are terminated, the Trustee shall act as servicer of the related Mortgage Loans or a successor servicer shall be appointed in accordance with the provisions of Article VIII Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

         (c) The Master Servicer or the Trustee, as applicable shall be entitled to be reimbursed by the related Servicer (or from amounts on deposit in the Distribution Account if the related Servicer is unable to fulfill its obligations hereunder or under the Servicing Agreement) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the related Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

         (d) The Master Servicer shall require the Servicers to comply with the remittance requirements and other obligations set forth in this Agreement and the Servicing Agreement, as applicable.

         (e) If the Master Servicer or the Trustee acts as successor to a Servicer, it will not assume any liability for the representations and warranties of the terminated Servicer.

         SECTION 4.04. Fidelity Bond.

         The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

         SECTION 4.05. Power to Act; Procedures.

         The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not permit the related Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II or REMIC III, as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney prepared and delivered to it and reasonably acceptable to it by empowering the Master Servicer, the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement or the Servicing Agreement, and the Trustee shall execute and deliver such other documents prepared and delivered to it and reasonably acceptable to it, as the Master Servicer or the related Servicer may request, to enable the Master Servicer to master service and administer the related Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the related Servicer and shall be indemnified by the Master Servicer or the related Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         SECTION 4.06. Due-on-Sale Clauses; Assumption Agreements.

         To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with this Agreement or the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement or the Servicing Agreement and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the Servicing Agreement.

         SECTION 4.07. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

         (a) The Master Servicer shall transmit to the Trustee or the applicable Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the applicable Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be remitted to the Securities Administrator for deposit in the Distribution Account. The Master Servicer shall, and, subject to
Section 3.20 of this Agreement or, to the extent provided therein, the Servicing Agreement, shall cause the related Servicer to provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

         (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Securities Administrator for deposit in the Distribution Account.

         SECTION 4.08. Standard Hazard Insurance and Flood Insurance Policies.

         For each Mortgage Loan, the Master Servicer shall enforce the obligation of Wells Fargo under this Agreement and Countrywide under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement or the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in Section 3.11 of this Agreement or the eligibility requirements set forth in the Servicing Agreement, as applicable, and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         SECTION 4.09. Presentment of Claims and Collection of Proceeds.

         The Master Servicer shall enforce each Servicer's obligations under this Agreement or under the Servicing Agreement, as applicable, to prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the related Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited or remitted.

         SECTION 4.10. Maintenance of Primary Mortgage Insurance Policies.

         (a) The Master Servicer shall not take, or permit a Servicer to take (to the extent such action is prohibited by this Agreement or the Servicing Agreement), any action that would result in noncoverage under any primary mortgage insurance policy of any loss which, but for the actions of the Master Servicer or the related Servicer, as applicable, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the related Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement or the Servicing Agreement. The Master Servicer shall not, and shall not permit the related Servicer to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement or the Servicing Agreement.

         (b) The Master Servicer agrees to cause the related Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans.

         SECTION 4.11. Trustee to Retain Possession of Certain Insurance Policies and Documents.

         The Trustee or the applicable Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the related Servicer have otherwise fulfilled their respective obligations under this Agreement or the Servicing Agreement, as applicable, the Trustee or the applicable Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the related Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the applicable Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

         SECTION 4.12. Reserved.

         SECTION 4.13. Compensation for the Master Servicer.

         As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee and the income from investment of or earnings on the funds from time to time in the Distribution Account, as provided in Section 3.10. The compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.18. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

         SECTION 4.14. REO Property.

         (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall cause the related Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement or the provisions of the Servicing Agreement, as applicable. Further, the Master Servicer shall cause the related Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I unless (i) the Trustee shall have been supplied by the related Servicer with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the related Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by
Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the related Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement or the Servicing Agreement, as applicable, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

         (b) The Master Servicer shall cause the related Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the REO Account or in the account designated for such amounts under the Servicing Agreement.

         SECTION 4.15. Annual Officer's Certificate as to Compliance.

         (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 15 of each year, commencing on March 15, 2006, an Officer's Certificate signed by a Servicing Officer, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Master Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

         (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         SECTION 4.16. Annual Independent Accountant's Servicing Report.

         If the Master Servicer has, during the course of any calendar year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before March 15 of each year, commencing on March 15, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement). If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

         SECTION 4.17. Reserved.

         SECTION 4.18. Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

         In the event of any Prepayment Interest Shortfalls, the Master Servicer shall deposit into the Distribution Account not later than the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the related Servicer with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicer and
(ii) the aggregate amount of the compensation payable to the Master Servicer for such Distribution Date in accordance with Section 4.13, without reimbursement therefor.

         SECTION 4.19. Prepayment Penalty Verification.

         On or prior to each Servicer Remittance Date, each Servicer shall provide in an electronic format acceptable to the Master Servicer the data necessary for the Master Servicer to perform its verification duties set forth in this Section 4.19. The Master Servicer or a third party reasonably acceptable to the Master Servicer and the Depositor (the "Verification Agent") will perform such verification duties and will use its best efforts to issue its findings in a report (the "Verification Report") delivered to the Master Servicer and the Depositor within ten (10) Business Days following the related Distribution Date; provided, however, that if the Verification Agent is unable to issue the Verification Report within ten (10) Business Days following the Distribution Date, the Verification Agent may issue and deliver to the Master Servicer and the Depositor the Verification Report upon the completion of its verification duties. The Master Servicer shall forward the Verification Report to the related Servicer and shall notify the related Servicer if the Master Servicer has determined that the related Servicer did not deliver the appropriate Prepayment Charge to the Securities Administrator in accordance with this Agreement. Such written notification from the Master Servicer shall include the loan number, prepayment penalty code and prepayment penalty amount as calculated by the Master Servicer or the Verification Agent, as applicable, of each Mortgage Loan for which there is a discrepancy. If the related Servicer agrees with the verified amounts, the related Servicer shall adjust the immediately succeeding Servicer Report and the amount remitted to the Securities Administrator with respect to prepayments accordingly. If the related Servicer disagrees with the determination of the Master Servicer, the related Servicer shall, within five
(5) Business Days of its receipt of the Verification Report, notify the Master Servicer of such disagreement and provide the Master Servicer with detailed information to support its position. The related Servicer and the Master Servicer shall cooperate to resolve any discrepancy on or prior to the immediately succeeding Servicer Remittance Date, and the related Servicer will indicate the effect of such resolution on the related Servicer Report and shall adjust the amount remitted with respect to prepayments on such Servicer Remittance Date accordingly.

         During such time as the related Servicer and the Master Servicer are resolving discrepancies with respect to the Prepayment Charges, no payments in respect of any disputed Prepayment Charges will be remitted to the Securities Administrator for deposit in the Distribution Account and the Master Servicer shall not be obligated to deposit such payments, unless otherwise required pursuant to Section 8.01 hereof. In connection with such duties, the Master Servicer shall be able to rely solely on the information provided to it by the related Servicer in accordance with this Section. The Master Servicer shall not be responsible for verifying the accuracy of any of the information provided to it by the related Servicer.

                                   ARTICLE V

                         PAYMENTS TO CERTIFICATEHOLDERS

         SECTION 5.01. Distributions.

         On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

         (a) (1) With respect to the Group IA Mortgage Loans:

                  (i) to Holders of REMIC I Regular Interest A-I, and each of REMIC I Regular Interest I-1-A through I-46-B, PRO RATA, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, to the Holders of REMIC I Regular Interest A-I, an amount of principal shall be distributed to such Holders until the Uncertificated Balance of REMIC I Regular Interest A-I is reduced to zero; and

                  (iii) to the extent of amounts remaining after the distributions made pursuant to clause (i) and (ii) above, payments of principal shall be allocated to REMIC I Regular interests I-1-A through I-46-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular Interests.

                  (2) With respect to the Group IB Mortgage Loans:

                  (i) to Holders of REMIC I Regular Interest A-II, and each of REMIC I Regular Interest II-1-A through II-46-B, PRO RATA, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, to the Holders of REMIC I Regular Interest A-II, an amount of principal shall be distributed to such Holders until the Uncertificated Balance of REMIC I Regular Interest A-II is reduced to zero; and

                  (iii) to the extent of amounts remaining after the distributions made pursuant to clause (i) and (ii) above, payments of principal shall be allocated to REMIC I Regular interests II-1-A through II-46-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular Interests.

                  (3) With respect to the Group II Mortgage Loans:

                  (i) to Holders of REMIC I Regular Interest A-III and each of REMIC I Regular Interest III-1-A through III-46-B, PRO RATA, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

                  (ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, to the Holders of REMIC I Regular Interest A-III, an amount of principal shall be distributed to such Holders until the Uncertificated Balance of REMIC I Regular Interest A-III is reduced to zero; and

                  (iii) to the extent of amounts remaining after the distributions made pursuant to clause (i) and (ii) above, payments of principal shall be allocated to REMIC I Regular interests III-1-A through III-46-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated PRO RATA between such REMIC I Regular Interests.

         (b) to the Holders of REMIC I Regular Interest P, (A) all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until 100 has been distributed pursuant to this clause.

         (c) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

                  (i) first to the Holders of REMIC II Regular Interest IO, in an amount equal to (A) Uncertificated Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest AA, REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ, PRO RATA, in an amount equal to
         (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC II Regular Interest ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum ZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC II Regular Interest ZZ shall be increased by such amount;

                  (ii) to Holders of REMIC II Regular Interest IA-SUB, REMIC II Regular Interest IA-GRP, REMIC II Regular Interest IB-SUB, REMIC II Regular Interest IB-GRP, REMIC II Regular Interest II-SUB, REMIC II Regular Interest II-GRP, and REMIC II Regular Interest XX, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iii) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of the available funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (A) 98.00% of such remainder to the Holders of REMIC II Regular Interest AA, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

                  (B) 2.00% of such remainder, first, to the Holders of REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B1, REMIC II Regular Interest A-1B2, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11, 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero and second to the Holders of REMIC II Regular Interest ZZ, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

                  (C) to the Holders of REMIC II Regular Interest P, 100% of the amounts deemed distributed on REMIC I Regular Interest P; then

                  (D) any remaining amount to the Holders of the Class R Certificate, in respect of the Class R-II Interest;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC II Regular Interest AA and REMIC II Regular Interest ZZ, respectively.

                  (iv) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Sub WAC Allocation Percentage of available funds for such Distribution Date after the distributions made pursuant to clause (ii) above, such that distributions of principal shall be deemed to be made to the REMIC II Regular Interests first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group; second, to each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group over (y) the current Certificate Principal Balance of the Class A Certificate in the related loan group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC II Regular Interest XX.

                  (v) Notwithstanding the distributions described in Section 5.01(a)(1), distributions of funds shall be made to Certificateholders only in accordance with Section 5.01(a)(2) through (8).

                  (2) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group IA Interest Remittance Amount and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group IA Interest Remittance Amount remaining for such Distribution Date:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

                  SECOND, to the Holders of the Class A-1A Certificates, the Senior Interest Distribution Amount allocable to the Class A-1A Certificates; and

                  THIRD, concurrently, to the Holders of the Class A-1B1, Class A-1B2, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such Class, to the extent remaining unpaid after the distribution of the Group IB Interest Remittance Amount as set forth in Section 5.01(c)(3) below and the Group II Interest Remittance Amount as set forth in Section 5.01(c)(4) below, on a pro rata basis, based on the entitlement of each such Class.

                  (3) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group IB Interest Remittance Amount and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group IB Interest Remittance Amount remaining for such Distribution Date:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group IB Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

                  SECOND, to the Holders of the Class A-1B1 Certificates and Class A-1B2 Certificates, the Senior Interest Distribution Amount allocable to each such Class on a pro rata basis, based on the entitlement of each such Class; and

                  THIRD, concurrently, to the Holders of the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such Class, to the extent remaining unpaid after the distribution of the Group IA Interest Remittance Amount as set forth in
                  Section 5.01(c)(2) above and the Group II Interest Remittance Amount as set forth in Section 5.01(c)(4) below, on a pro rata basis, based on the entitlement of each such Class.

                  (4) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group II Interest Remittance Amount and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

                  SECOND, concurrently, to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such Class, on a pro rata basis, based on the entitlement of each such Class; and

                  THIRD, concurrently, to the Holders of the Class A-1A, Class A-1B1 and Class A-1B2 Certificates, the Senior Interest Distribution Amount allocable to each such Class, to the extent remaining unpaid after the distribution of the Group IA Interest Remittance Amount as set forth in Section 5.01(c)(2) above and the Group IB Interest Remittance Amount as set forth in Section 5.01(c)(3) above, on a pro rata basis, based on the entitlement of each such Class.

                  (5) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group IA Interest Remittance Amount, Group IB Interest Remittance Amount and Group II Interest Remittance Amount remaining after the distributions required by clauses (2), (3) and (4) above and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group IA Interest Remittance Amount, Group IB Interest Remittance Amount and Group II Interest Remittance Amount remaining for such Distribution Date:

                  sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the Interest Distribution Amount allocable to each such Class.

                  (6) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group IA Principal Distribution Amount, Group IB Principal Distribution Amount and Group II Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) The Group IA Principal Distribution Amount shall be distributed in the following order of priority:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group IA Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

                  SECOND, to the Holders of the Class A-1A Certificates, until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero; and

                  THIRD, concurrently, (i) to the Holders of the Class A-1B1 Certificates and Class A-1B2 Certificates and (ii) to the Holders of the Class A-2 Certificates, after taking into account the distribution of the Group IB Principal Distribution Amount as described in Section 5.01(c)(6)(ii) below and the Group II Principal Distribution Amount as described in Section 5.01(c)(6)(iii) below, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the pro rata allocation to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause third shall be based on the total Certificate Principal Balance of the Class A-1B1 Certificates and Class A-1B2 Certificates, but shall be distributed sequentially to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, further that the pro rata allocation to the Class A-2 Certificates pursuant to this clause third shall be based on the total Certificate Principal Balance of the Class A-2 Certificates, but shall be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (ii) The Group IB Principal Distribution Amount shall be distributed in the following order of priority:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group IB Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

                  SECOND, concurrently to the Holders of the Class A-1B1 Certificates and Class A-1B2 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause second shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and

                  THIRD, concurrently, (i) to the Holders of the Class A-1A Certificates and (ii) to the Holders of the Class A-2 Certificates, after taking into account the distribution of the Group IA Principal Distribution Amount as described in
                  Section 5.01(c)(6)(i) above and the Group II Principal Distribution Amount as described in Section 5.01(c)(6)(iii) below, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however that the pro rata allocation to the Class A-2 Certificates pursuant to this clause third shall be based on the total Certificate Principal Balance of the Class A-2 Certificates, but shall be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (iii) The Group II Principal Distribution Amount shall be distributed in the following order of priority:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

                  SECOND, sequentially, to the Holders of the Class A-2A Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and

                  THIRD, concurrently, (i) to the Holders of the Class A-1A Certificates and (ii) to the Holders of the Class A-1B1 Certificates and Class A-1B2 Certificates after taking into account the distribution of the Group IA Principal Distribution Amount as described in Section 5.01(c)(6)(i) above and the Group IB Principal Distribution Amount as described in Section 5.01(c)(6)(ii) above, on a pro rata basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the pro rata allocation to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause third shall be based on the total Certificate Principal Balance of the Class A-1B1 Certificates and Class A-1B2 Certificates, but shall be distributed sequentially to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (iv) The Group IA Principal Distribution Amount, Group IB Principal Distribution Amount and Group II Principal Distribution Amount remaining after distributions pursuant to Sections 5.01(c)(6)(i), (ii) and (iii) above shall be distributed in the following order of priority:

                  sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (7) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group IA Principal Distribution Amount, Group IB Principal Distribution Amount and Group II Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  (i) The Group IA Principal Distribution Amount shall be distributed in the following order of priority:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group IA Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

                  SECOND, to the Holders of the Class A-1A Certificates, the Class A-1A Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero; and

                  THIRD, concurrently, (i) to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates and (ii) to the holders of the Class A-2 Certificates, after taking into account the distribution of the Group IB Principal Distribution Amount on such Distribution Date pursuant to
                  Section 5.01(c)(7)(ii) below and the Group II Principal Distribution Amount pursuant to Section 5.01(c)(7)(iii) below on such Distribution Date, on a pro rata basis based on the amount required to satisfy the Targeted Credit Enhancement Test with respect to Class A-1B1 Certificates and Class A-1B2 Certificates on the one hand and the Class A-2 Certificates on the other; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause third shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order; provided, further that the distribution to the Class A-2 Certificates pursuant to this clause third shall be made on a sequential basis to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order.

                  (ii) The Group IB Principal Distribution Amount shall be distributed in the following order of priority:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group IB Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

                  SECOND, concurrently to the Holders of the Class A-1B1 Certificates and Class A-1B2 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, the Class A-1B Principal Distribution Amount until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the Holders of the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause second shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and

                  THIRD, concurrently, (i) to the holders of the Class A-1A Certificates and (ii) to the holders of the Class A-2 Certificates, after taking into account the distribution of the Group IA Principal Distribution Amount on such Distribution Date pursuant to Section 5.01(c)(7)(i) above and the Group II Principal Distribution Amount on such Distribution Date the Group II Principal Distribution Amount pursuant to Section 5.01(c)(7)(iii) below, on a pro rata basis based on the amount required to satisfy the Targeted Credit Enhancement Test with respect to Class A-1A Certificates on the one hand and the Class A-2 Certificates on the other; provided, however that the distribution to the Class A-2 Certificates pursuant to this clause third shall be based on a sequential basis to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order.

                  (iii) The Group II Principal Distribution Amount shall be distributed in the following order of priority:

                  FIRST, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

                  SECOND, sequentially, to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, the Class A-2 Principal Distribution Amount, until the Certificate Principal Balance of each such Class has been reduced to zero; and

                  THIRD, concurrently, (i) to the holders of the Class A-1A Certificates and (ii) to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates, after taking into account the distribution of the Group IA Principal Distribution Amount on such Distribution Date pursuant to
                  Section 5.01(c)(7)(i) above and the Group IB Principal Distribution Amount on such Distribution Date pursuant to
                  Section 5.01(c)(7)(ii) above, on a pro rata basis based on the amount required to satisfy the Target Credit Enhancement Test with respect to the A-1A Certificates on the one hand and the Class A-1B1 Certificates and Class A-1B2 Certificates on the other; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause third shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order.

                  (iv) The Principal Distribution Amount remaining after distributions pursuant to Sections 5.01(c)(7)(i), (ii) and (iii) above shall be distributed in the following order of priority:

                  FIRST, to the Holders of the Class M-1 Certificates, the lesser of (x) the remaining Principal Distribution Amount and
                  (y) the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                  SECOND, to the Holders of the Class M-2 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, and (y) the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

                  THIRD, to the Holders of the Class M-3 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above and to the Holders of the Class M-2 Certificates under clause second above, and (y) the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

                  FOURTH, to the Holders of the Class M-4 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above and to the Holders of the Class M-3 Certificates under clause third above, and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

                  FIFTH, to the Holders of the Class M-5 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above and to the Holders of the Class M-4 Certificates under clause fourth above, and (y) the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

                  SIXTH, to the Holders of the Class M-6 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above and to the Holders of the Class M-5 Certificates under clause fifth above, and (y) the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

                  SEVENTH, to the Holders of the Class M-7 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above and to the Holders of the Class M-6 Certificates under clause sixth above, and (y) the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

                  EIGHTH, to the Holders of the Class M-8 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above, to the Holders of the Class M-6 Certificates under clause sixth above and to the Holders of the Class M-7 Certificates under clause seventh above, and (y) the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

                  NINTH, to the Holders of the Class M-9 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above, to the Holders of the Class M-6 Certificates under clause sixth above, to the Holders of the Class M-7 Certificates under clause seventh above and to the Holders of the Class M-8 Certificates under clause eighth above, and (y) the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

                  TENTH, to the Holders of the Class M-10 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above, to the Holders of the Class M-6 Certificates under clause sixth above, to the Holders of the Class M-7 Certificates under clause seventh above, to the Holders of the Class M-8 Certificates under clause eighth above and to the Holders of the Class M-9 Certificates under clause ninth above, and (y) the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero; and

                  ELEVENTH, to the Holders of the Class M-11 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above, to the Holders of the Class M-6 Certificates under clause sixth above, to the Holders of the Class M-7 Certificates under clause seventh above, to the Holders of the Class M-8 Certificates under clause eighth above, to the Holders of the Class M-9 Certificates under clause ninth above and to the Holders of the Class M-10 Certificates under clause tenth above, and (y) the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero;

                  (8) On each Distribution Date, the Net Monthly Excess Cashflow (or, in the case of clause (i) below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such Holders in accordance with the priorities set forth in Section 5.01(d) below;

                  (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Interest Carry Forward Amount allocable to each such Class;

                  (iii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such Class;

                  (iv) concurrently, to the Holders of the Class A Certificates, in an amount equal to such Certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by payments pursuant to Section 3.22 or 4.18 of this Agreement and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans to the extent not previously reimbursed pursuant to
         Section 1.02;

                  (v) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to such certificates' share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by payments pursuant to Sections 3.22 or Section 4.18 of this Agreement and any Relief Act Interest Shortfall, in each case that were allocated to such Class for such Distribution Date and for any prior Distribution Date, to the extent not previously reimbursed pursuant to Section 1.02;

                  (vi) to the Reserve Fund, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

                  (vii) to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

                  (viii) to the Holders of the Class CE Certificates the Interest Distribution Amount and any Overcollateralization Reduction Amount for such Distribution Date; and

                  (ix) to the Holders of the Class R Certificates, in respect of the Class R-III Interest, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero and second, to the Holders of the Class R Certificates.

         The Class CE Certificates are intended to receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests. If the Securities Administrator determines that the Residual Certificates are entitled to any distributions on any Distribution Date other than the final Distribution Date, the Securities Administrator, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution. Upon such notification, the Depositor will prepare and request that the other parties hereto enter into an amendment to the Pooling and Servicing Agreement pursuant to Section 12.01, to revise such mistake in the distribution provisions.

         On each Distribution Date, after making the distributions of the Available Distribution Amount as set forth above, the Securities Administrator will first, withdraw from the Reserve Fund all income from the investment of funds in the Reserve Fund and distribute such amount to the Holders of the Class CE Certificates, and second, withdraw from the Reserve Fund, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount first, concurrently to the Class A Certificates, on a PRO RATA basis; second, to the Class M-1 Certificates, third, to the Class M-2 Certificates, fourth, to the Class M-3 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-5 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-7 Certificates, ninth, to the Class M-8 Certificates, tenth, to the Class M-9 Certificates, eleventh, to the Class M-10 Certificates and twelfth, to the Class M-11 Certificates, in each case to the extent to the extent any Net WAC Rate Carryover Amount is allocable to each such Class.

         (d) (i) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount shall be distributed in the following order of priority;

         FIRST, concurrently, to the holders of the Class A Certificates as follows:

                  (1) for each Distribution Date on which a Sequential Trigger Event is not in effect for such Distribution Date, concurrently to the Holders of the Class A Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however that the pro rata allocation to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, but shall be distributed to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates on a sequential basis, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and

                  (2) for each Distribution Date on which a Sequential Trigger Event is in effect for such Distribution Date, concurrently to the Holders of the Class A Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however that the pro rata allocation to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class A-1B1 Certificates and Class A-1B2 Certificates, but shall be distributed to the Class A-1B1 Certificates and the Class A-1B2 Certificates on a sequential basis, in that order, until the Certificate Principal Balances of the Class A-1B1 Certificates and Class A-1B2 Certificates have been reduced to zero; provided, further that the pro rata allocation to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, but shall be distributed to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates on a sequential basis, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

         SECOND, sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

                  (ii) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions of principal to the extent of the Extra Principal Distribution Amount shall be distributed in the following order of priority:

                  FIRST, concurrently to the Class A Certificates as follows:

                           (1) the lesser of (x) the Group IA Principal
                  Distribution Amount and (y) the Class A-1A Principal Distribution Amount, shall be distributed to the Holders of the Class A-1A Certificates, until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero;

                           (2) the lesser of (x) the Group IB Principal
                  Distribution Amount and (y) the Class A-1B Principal Distribution Amount, shall be distributed concurrently to the Holders of the Class A-1B1 Certificates and Class A-1B2 Certificates on a pro rata basis based on the Certificate Principal Balance of each such Class until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the Holders of the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause first shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and

                           (3) the lesser of (x) the Group II Principal
                  Distribution Amount and (y) the Class A-2 Principal Distribution Amount, shall be distributed sequentially to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

                  SECOND, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Holders of the Class A Certificates pursuant to clause FIRST of this Section 5.01(d)(ii), and (y) the Class M-1 Principal Distribution Amount, shall be distributed to the Holders of the Class M-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  THIRD, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii) and to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), and (y) the Class M-2 Principal Distribution Amount, shall be distributed to the Holders of the Class M-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  FOURTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii) and to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii), and (y) the Class M-3 Principal Distribution Amount, shall be distributed to the Holders of the Class M-3 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  FIFTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii) and to the Holders of the Class M-3 Certificates pursuant to clause fourth of this Section 5.01(d)(ii), and (y) the Class M-4 Principal Distribution Amount, shall be distributed to the Holders of the Class M-4 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  SIXTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii), to the Holders of the Class M-3 Certificates pursuant to clause fourth of this Section 5.01(d)(ii) and to the Holders of the Class M-4 Certificates pursuant to clause fifth of this Section 5.01(d)(ii), and (y) the Class M-5 Principal Distribution Amount, shall be distributed to the Holders of the Class M-5 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  SEVENTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii), to the Holders of the Class M-3 Certificates pursuant to clause fourth of this Section 5.01(d)(ii), to the Holders of the Class M-4 Certificates pursuant to clause fifth of this Section 5.01(d)(ii) and to the Holders of the Class M-5 Certificates pursuant to clause sixth of this Section 5.01(d)(ii), and (y) the Class M-6 Principal Distribution Amount, shall be distributed to the Holders of the Class M-6 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  EIGHTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii), to the Holders of the Class M-3 Certificates pursuant to clause fourth of this Section 5.01(d)(ii), to the Holders of the Class M-4 Certificates pursuant to clause fifth of this Section 5.01(d)(ii), to the Holders of the Class M-5 Certificates pursuant to clause sixth of this Section 5.01(d)(ii) and to the Holders of the Class M-6 Certificates pursuant to clause seventh of this Section 5.01(d)(ii), and (y) the Class M-7 Principal Distribution Amount, shall be distributed to the Holders of the Class M-7 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  NINTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii), to the Holders of the Class M-3 Certificates pursuant to clause fourth of this Section 5.01(d)(ii), to the Holders of the Class M-4 Certificates pursuant to clause fifth of this Section 5.01(d)(ii), to the Holders of the Class M-5 Certificates pursuant to clause sixth of this Section 5.01(d)(ii), to the Holders of the Class M-6 Certificates pursuant to clause seventh of this Section 5.01(d)(ii) and to the Holders of the Class M-7 Certificates pursuant to clause eighth of this Section 5.01(d)(ii), and (y) the Class M-8 Principal Distribution Amount, shall be distributed to the Holders of the Class M-8 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  TENTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii), to the Holders of the Class M-3 Certificates pursuant to clause fourth of this Section 5.01(d)(ii), to the Holders of the Class M-4 Certificates pursuant to clause fifth of this Section 5.01(d)(ii), to the Holders of the Class M-5 Certificates pursuant to clause sixth of this Section 5.01(d)(ii), to the Holders of the Class M-6 Certificates pursuant to clause seventh of this Section 5.01(d)(ii), to the Holders of the Class M-7 Certificates pursuant to clause eighth of this Section 5.01(d)(ii) and to the Holders of the Class M-8 Certificates pursuant to clause ninth of this Section 5.01(d)(ii), and (y) the Class M-9 Principal Distribution Amount, shall be distributed to the Holders of the Class M-9 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

                  ELEVENTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii), to the Holders of the Class M-3 Certificates pursuant to clause fourth of this Section 5.01(d)(ii), to the Holders of the Class M-4 Certificates pursuant to clause fifth of this Section 5.01(d)(ii), to the Holders of the Class M-5 Certificates pursuant to clause sixth of this Section 5.01(d)(ii), to the Holders of the Class M-6 Certificates pursuant to clause seventh of this Section 5.01(d)(ii), to the Holders of the Class M-7 Certificates pursuant to clause eighth of this Section 5.01(d)(ii), to the Holders of the Class M-8 Certificates pursuant to clause ninth of this Section 5.01(d)(ii) and to the Holders of the Class M-9 Certificates pursuant to clause tenth of this Section 5.01(d)(ii), and (y) the Class M-10 Principal Distribution Amount, shall be distributed to the Holders of the Class M-10 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

                  TWELFTH, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class A Certificates pursuant to clause first of this Section 5.01(d)(ii), to the Holders of the Class M-1 Certificates pursuant to clause second of this Section 5.01(d)(ii), to the Holders of the Class M-2 Certificates pursuant to clause third of this
                  Section 5.01(d)(ii), to the Holders of the Class M-3 Certificates pursuant to clause fourth of this Section 5.01(d)(ii), to the Holders of the Class M-4 Certificates pursuant to clause fifth of this Section 5.01(d)(ii), to the Holders of the Class M-5 Certificates pursuant to clause sixth of this Section 5.01(d)(ii), to the Holders of the Class M-6 Certificates pursuant to clause seventh of this Section 5.01(d)(ii), to the Holders of the Class M-7 Certificates pursuant to clause eighth of this Section 5.01(d)(ii), to the Holders of the Class M-8 Certificates pursuant to clause ninth of this Section 5.01(d)(ii), to the Holders of the Class M-9 Certificates pursuant to clause tenth of this Section 5.01(d)(ii) and to the Holders of the Class M-10 Certificates pursuant to clause eleventh of this Section 5.01(d)(ii), and
                  (y) the Class M-11 Principal Distribution Amount, shall be distributed to the Holders of the Class M-11 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero.

         (e) As described in Section 5.01(c)(2), (3), (4), (6) and (7) above, Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement shall be deducted from the Interest Remittance Amount, and to the extent of any such remaining amounts due, from the Principal Remittance Amount, prior to any distributions to the Certificateholders. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Offered Certificates and shall be paid pursuant to Section 5.01(c)(8)(vii).

         (f) On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:

         FIRST, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

         SECOND, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

         THIRD, concurrently, to each Class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group IA Interest Remittance Amount, the Group IB Interest Remittance Amount and the Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Senior Interest Distribution Amounts;

         FOURTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group IA Interest Remittance Amount, the Group IB Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

         FIFTH, concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund, on a PRO RATA basis based on such respective Net WAC Rate Carryover Amounts remaining;

         SIXTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund;

         SEVENTH, to the holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to Section 5.01(c)(8)(i) above;

         EIGHTH, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

         NINTH, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement; and

         TENTH, to the Class CE Certificates, any remaining amounts.

         (g) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges and shall distribute such amounts to the Class P Certificateholders as described above.

         (h) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 5.01(j) or Section 10.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) 5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to Certificateholders of such final distribution.

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Servicer, the Securities Administrator or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (i) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee, the Servicer, the Securities Administrator or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

         (j) Except as otherwise provided in Section 10.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, no later than three (3) days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 5.01(j) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 5.01(j). Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

         (k) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both
(a) allocated to such Certificate in respect of Realized Losses pursuant to
Section 5.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 5.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 5.04 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 5.01.

         SECTION 5.02. Statements to Certificateholders.

         On each Distribution Date, the Securities Administrator (based on the information set forth in the Servicer Reports for such Distribution Date and information provided by the Trustee or the Swap Provider under the Swap Agreement with respect to payments made pursuant to the Swap Agreement) shall make available to each Holder of the Certificates, a statement as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the Servicers, and the Master Servicing Fee received by the Master Servicer during the related Due Period;

                  (iv) the aggregate amount of P&I Advances for such Distribution Date;

                  (v) Reserved;

                  (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent thirty (30) to fifty-nine (59) days, (b) delinquent sixty (60) to eighty-nine (89) days, (c) delinquent ninety
         (90) or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Scheduled Principal Balance of such Mortgage Loan;

                  (ix) if available, the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period and the aggregate amount of any Prepayment Charges received in respect thereof;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the aggregate amount of Realized Losses incurred since the Closing Date;

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Interest Distribution Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, and in the case of the Class A Certificates and the Mezzanine Certificates separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls, Relief Act Interest Shortfalls and Net WAC Rate Carryover Amounts;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by Wells Fargo pursuant to Section 3.22 of this Agreement, Countrywide pursuant to the Servicing Agreement or the Master Servicer pursuant to Section 4.18 of this Agreement;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Required Overcollateralization Amount and the Credit Enhancement Percentage for such Distribution Date;

                  (xix) the Overcollateralization Increase Amount, if any, for such Distribution Date;

                  (xx) the Overcollateralization Reduction Amount, if any, for such Distribution Date;

                  (xxi) the Net WAC Rate Carryover Amount, if any, for such Distribution Date;

                  (xxii) the Net WAC Rate Carryover Amount, if any, outstanding after reimbursements therefor on such Distribution Date;

                  (xxiii) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date;

                  (xxiv) the amount of any deposit to the Reserve Fund contemplated by Section 3.24(b);

                  (xxv) the balance of the Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date;

                  (xxvi) the amount of any deposit to the Reserve Fund pursuant to Section 5.01(c)(8)(vi);

                  (xxvii) the balance of the Reserve Fund after all deposits and withdrawals on such Distribution Date;

                  (xxviii) the Loss Severity Percentage with respect to each Mortgage Loan;

                  (xxix) the Aggregate Loss Severity Percentage; and

                  (xxx) amounts payable by or to the Supplemental Interest Trust in respect of the Swap Agreement.

         The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders and the Rating Agencies via the Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         In the case of information furnished pursuant to subclauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

         Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

         Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

         The Securities Administrator shall, upon request, furnish to each Certificateholder during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

         On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

         SECTION 5.03. Servicer Reports; P&I Advances.

         (a) (i) With respect to Wells Fargo, on the 18th calendar day of each month, and if the 18th calendar day is not a Business Day, the immediately following Business Day, Wells Fargo shall deliver to the Master Servicer and the Securities Administrator by telecopy or electronic mail (or by such other means as the related Servicer, the Master Servicer and the Securities Administrator may agree from time to time) a remittance report containing such information with respect to the related Mortgage Loans and the related Distribution Date as is reasonably available to the related Servicer as the Master Servicer or the Securities Administrator may reasonably require so as to enable the Master Servicer to master service the related Mortgage Loans and oversee the servicing by the related Servicer and the Securities Administrator to fulfill its obligations hereunder with respect to securities and tax reporting.

         (b) The amount of P&I Advances to be made by the related Servicer on any Distribution Date shall equal, subject to Section 5.03(d), (i) with respect to the Mortgage Loans other than the Simple Interest Mortgage Loans, the aggregate amount of Monthly Payments (net of the related Servicing Fees), due during the related Due Period in respect of the Mortgage Loans serviced by such Servicer, which Monthly Payments were delinquent as of the close of business on the related Determination Date, (ii) with respect to the Simple Interest Mortgage Loans, thirty (30) days' interest (net of the related Servicing Fees) on each such Simple Interest Mortgage Loan for which the Monthly Payment was due during the related Due Period which Monthly Payments were delinquent as of the close of business on the related Determination Date and (iii) with respect to each REO Property, which was acquired during or prior to the related Prepayment Period and as to which an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property deposited in the related Collection Account pursuant to Section 3.21 of this Agreement for distribution on such Distribution Date; provided, however, no Servicer shall be required to make P&I Advances with respect to Relief Act Interest Shortfalls, or with respect to Prepayment Interest Shortfalls in excess of its obligations under Section 3.22 or under the Interim Servicing Agreement. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

         On the Servicer Remittance Date each Servicer shall remit in immediately available funds to the Securities Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the related Collection Account, to the extent of any Amounts Held For Future Distribution on deposit therein (in which case it will cause to be made an appropriate entry in the records of the related Collection Account that Amounts Held For Future Distribution have been, as permitted by this Section 5.03, used by the related Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the related Servicer with respect to the related Mortgage Loans. In addition, the related Servicer shall have the right to reimburse itself for any outstanding P&I Advance made from its own funds from Amounts Held for Future Distribution. Any Amounts Held For Future Distribution used by the related Servicer to make P&I Advances or to reimburse itself for outstanding P&I Advances shall be appropriately reflected in the related Servicer's records and replaced by the related Servicer by deposit in the related Collection Account no later than the close of business on the Servicer Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate. The Securities Administrator will notify the related Servicer and the Master Servicer by the close of business on the Business Day prior to the Distribution Date in the event that the amount remitted by the related Servicer to the Securities Administrator on such date is less than the P&I Advances required to be made by the related Servicer for the related Distribution Date.

         (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any related Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

         (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the related Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively. The determination by the related Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by a certification of a Servicing Officer delivered to the Master Servicer.

         (e) Subject to and in accordance with the provisions of Article VIII of this Agreement, in the event Wells Fargo fails to make any required P&I Advance, then the Trustee (in its capacity as successor servicer) or any other successor Servicer shall be required to make such P&I Advance on the Distribution Date on which such Servicer was required to make such Advance, subject to its determination of recoverability. In addition, in the event that Countrywide fails to make a required P&I Advance under the Servicing Agreement, the Master Servicer (in its capacity as successor Servicer) will be required to make such P&I Advance on the Distribution Date on which such Servicer was required to make such P&I Advance, subject to its determination of recoverability.

         SECTION 5.04. Allocation of Realized Losses.

         (a) Prior to the Determination Date, each Servicer shall determine as to each Mortgage Loan serviced by such Servicer and any related REO Property and include in the monthly remittance report provided to the Master Servicer and the Securities Administrator (substantially in the form of Schedule 4 hereto) such information as is reasonably available to the Servicers as the Master Servicer or the Securities Administrator may reasonably require so as to enable the Master Servicer to master service the Mortgage Loans and oversee the servicing by the Servicers and the Securities Administrator to fulfill its obligations hereunder with respect to securities and tax reporting, which shall include, but not be limited to: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; and (ii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, each Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period.

         (b) All Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 5.04(c) on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows:
FIRST, to Net Monthly Excess Cashflow; SECOND, to the Class CE Certificates and to Net Swap Payments received from the Swap Provider under the Swap Agreement for that purpose; THIRD, to the Class M-11 Certificates until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero, fourth, to the Class M-10 Certificates until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero, FIFTH, to the Class M-9 Certificates, until the Certificate Principal Balance of the Class M-9 Certificates, has been reduced to zero, SIXTH, to the Class M-8 Certificates, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero; SEVENTH, to the Class M-7 Certificates, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero; EIGHTH, to the Class M-6 Certificates, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero; NINTH, to the Class M-5 Certificates, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero; TENTH, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero; ELEVENTH, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero; TWELFTH, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and THIRTEENTH, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.01(c)(8)(viii). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or Class P Certificates.

         As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the, Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         In addition, in the event that a Servicer receives any Subsequent Recoveries with respect to a Mortgage Loan serviced by it, the related Servicer shall deposit such funds into the related Collection Account pursuant to Section
3.08. If, after taking into account such Subsequent Recoveries, and any Subsequent Recoveries received by Countrywide, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate Certificates pursuant to this Section 5.04 and not previously reimbursed to such Class of Subordinate Certificates with Net Monthly Excess Cashflow pursuant to Section 5.01(c)(8). The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Subordinate Certificates, beginning with the Class of Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Subordinate Certificates pursuant to this Section 5.04 and not previously reimbursed to such Class of Subordinate Certificates with Net Monthly Excess Cashflow pursuant to
Section 5.01(c)(8)(iii). Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Subordinate Certificate of such Class in accordance with its respective Percentage Interest.

         (i) All Realized Losses on the Group IA Mortgage Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest A-I until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-46-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests. All Realized Losses on the Group IB Mortgage Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest A-II until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-46-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests. All Realized Losses on the Group II Mortgage Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest A-III until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest III-1-A through REMIC I Regular Interest III-46-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated PRO RATA between such REMIC I Regular Interests.

         (ii) The REMIC II Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee, based solely on the instructions of the Securities Administrator, on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Balances of the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-11 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-10 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-10 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-9 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-9 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-8 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-8 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-7 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-7 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-6 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-6 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-5 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-5 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-4 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-4 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-3 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-3 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-2 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-2 has been reduced to zero; and thirteenth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-1 has been reduced to zero.

         (iii) The REMIC II Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group; second, to each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group over (y) the current Certificate Principal Balance of the Class A Certificate in the related loan group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC II Regular Interest XX.

         SECTION 5.05. Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

         SECTION 5.06. Reports Filed with Securities and Exchange Commission.

         The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within fifteen (15) days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K (or other comparable Form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to be furnished to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2006, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 20, 2006 and
(ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 20th of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report and annual statement of compliance of the Servicer to be delivered pursuant to this Agreement or the Servicing Agreement, as applicable, and, if applicable, the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 4.15 and
4.16. Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 5.06; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Securities Administrator in connection with this Section 5.06 shall not be reimbursable from the Trust Fund.

         SECTION 5.07. Supplemental Interest Trust.

         (a) On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a separate account for the benefit of the holders of the Offered Certificates (the "Supplemental Interest Trust"). The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or of the Securities Administrator held pursuant to this Agreement.

         (b) On each Distribution Date, the Securities Administrator shall withdraw all amounts which were deposited in the Supplemental Interest Trust as specifically described in this Agreement and the Swap Agreement and distribute such amounts in accordance with the provisions of Section 5.01(c) of this Agreement.

         (c) The Supplemental Interest Trust constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class CE Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Securities Administrator to transfer amounts under this Agreement. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Securities Administrator shall, at the written direction of the majority of the Class CE Certificateholders, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Securities Administrator from the majority of the Class CE Certificateholders, all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class CE Certificates.

         (d) For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 5.01(c)(2), (3),
(4), (6) and (7) and Section 5.01(c)(8)(vii) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. For federal income tax purposes, the Supplemental Interest Trust will be a disregarded entity.

         (e) The Securities Administrator shall treat the Holders of Certificates (other than the Class P, Class CE and Residual Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class CE and Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Regular Interest ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P and Residual Certificates) in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P and Residual Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Certificate (other than the Class P Certificates and Residual Certificates) shall be treated as representing not only ownership of a Regular Interest in REMIC III, REMIC VII, REMIC VIII, REMIC IX, REMIC X, and REMIC XI, as applicable, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

         (f) For federal tax return and information reporting, the right of the holders of the Offered Certificates to receive payments from the Supplemental Interest Trust shall be assigned a value of [_______].

         (g) In the event that the Swap Agreement is terminated prior to the Distribution Date in September 2009, the Seller shall use reasonable efforts to appoint a successor swap provider using any Swap Termination Payments paid by the Swap Provider. If the Seller is unable to locate a qualified successor swap provider, any such Swap Termination Payments will be remitted to the Securities Administrator for payment to the holders of the Offered Certificates in accordance with Section 5.01(c).

         SECTION 5.08. Tax Treatment of Swap Payments and Swap Termination Payments.

         For federal income tax purposes, each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Securities Administrator will account for payments to each Offered Certificate as follows: each Offered Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class's obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Offered Certificate. Resecuritization of any Offered Certificate in a REMIC will be permissible only if the Securities Administrator hereunder is the trustee/securities administrator in such resecuritization.

         The REMIC Regular Interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Swap Notional Amount of the Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class CE Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

                                   ARTICLE VI

                                THE CERTIFICATES

         SECTION 6.01. The Certificates.

         (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I.

         The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-5. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicers and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor Securities Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

         (c) The Class CE Certificates and Class P Certificates offered and sold to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") will be issued in the form of Definitive Certificates.

         (d) The Trustee, the Servicers, the Securities Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates and Global Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates and Global Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates and Global Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates and Global Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Securities Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. With respect to a Global Certificate, the related Certificate Owner (other than a Holder of a Regulation S Temporary Global Certificate) may request that its interest in a Global Certificate be exchanged for a Definitive Certificate. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, or the Global Certificates by the Depository accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of 10,000 except that any beneficial ownership that was represented by a Book-Entry Certificate, or a Global Certificate, as applicable in an amount less than 10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate or a Global Certificate, as applicable. None of the Depositor, the Servicers, the Master Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 6.02. Registration of Transfer and Exchange of Certificates.

         (a) The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 9.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) No transfer of any Class CE Certificate, Class P Certificate or Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class CE Certificate, Class P Certificate or Residual Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor), the Securities Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the form attached hereto as Exhibit B-1; (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the form attached hereto as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer, the Securities Administrator or the Servicers), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. Neither of the Depositor nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) No transfer of a Class CE Certificate, Class P Certificate or a Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Securities Administrator is provided with an Opinion of Counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicers may rely, which establishes to the satisfaction of the Securities Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator, the Trust Fund. An Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

         For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or
(ii)(A) it is an accredited investor within the meaning of Prohibited Transaction Exemption 2002-41, as amended from time to time (the "Exemption") and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers").

         Each Transferee of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-84 or FAN 97-03E, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67
Fed. Reg. 54487 (August 22, 2002) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in PTCE 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         If any Certificate or any interest therein is acquired or held in violation of the conditions described in this Section 6.02(c), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any certificate or interest therein was effected in violation of the conditions described in this Section 6.02(c) shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, the Master Servicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit B-3) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them. (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit B-2) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                  (ii) The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                  (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
         Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

                  (v) The provisions of this Section 6.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

         (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

         SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 6.04. Persons Deemed Owners.

         The Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

         SECTION 6.05. Certain Available Information.

         On or prior to the date of the first sale of any Class CE Certificate, Class P Certificate or Residual Certificate to an Independent third party, the Depositor shall provide to the Securities Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificate. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Securities Administrator, the Depositor promptly shall inform the Securities Administrator of such event and shall deliver to the Securities Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Securities Administrator shall maintain at its office as set forth in Section 12.05 hereof and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class CE Certificate, Class P Certificate or Residual Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01,
(B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date and (C) any copies of all Officers' Certificates of the Servicers since the Closing Date delivered to the Master Servicer to evidence such Person's determination that any P&I Advance or Servicing Advance was, or if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the Person requesting the same.

                                  ARTICLE VII

              THE DEPOSITOR, THE SERVICERS AND THE MASTER SERVICER

         SECTION 7.01. Liability of the Depositor, the Servicers and the Master Servicer.

         The Depositor, Wells Fargo and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor, a Servicer and Master Servicer and undertaken hereunder by the Depositor, Wells Fargo and the Master Servicer herein.

         SECTION 7.02. Merger or Consolidation of the Depositor, the Servicers or the Master Servicer.

         Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, Wells Fargo will keep in full effect its existence, rights and franchises as a national banking association. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a national banking association. The Depositor, Wells Fargo and the Master Servicer each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         The Depositor, Wells Fargo or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, a Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, such Servicer or the Master Servicer, shall be the successor of the Depositor, such Servicer or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any successor to a Servicer or the Master Servicer shall meet the eligibility requirements set forth in Section 8.02(a) or Section 7.06 of this Agreement or the Servicing Agreement, as applicable.

         SECTION 7.03. Limitation on Liability of the Depositor, the Servicers, the Master Servicer and Others.

         None of the Depositor, the Servicers, the Securities Administrator, the Master Servicers or any of the directors, officers, employees or agents of the Depositor, the Servicer or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Servicing Agreement, as applicable, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, a Servicer, the Securities Administrator, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreement, as applicable. The Depositor, each Servicer, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the related Servicer, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the related Servicer, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, each Servicer, the Securities Administrator or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Servicing Agreement, the Certificates or any Credit Risk Management Agreement or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Servicing Agreement or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreement. None of the Depositor, any Servicer, the Securities Administrator or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, each Servicer, the Securities Administrator and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the related Servicer, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account, the Custodial Account or the Distribution Account as and to the extent provided in Article III and Article IV, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account, the Custodial Account and the Distribution Account.

         Notwithstanding anything to the contrary contained herein, no Servicer shall be liable for any actions or inactions prior to the Cut-off Date of any prior servicer of the related Mortgage Loans and the Master Servicer shall not be liable for any action or inaction of any Servicer, except to the extent expressly provided herein, or the Credit Risk Management Agreement.

         SECTION 7.04. Limitation on Resignation of the Servicers.

         (a) Except as expressly provided herein, no Servicer shall neither assign all or substantially all of its rights under this Agreement or the servicing hereunder nor delegate all or substantially all of its duties hereunder nor sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Trustee, which consent shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. Notwithstanding the foregoing, the Servicer, without the consent of the Trustee or the Master Servicer, may retain third-party contractors to perform certain servicing and loan administration functions, including without limitation hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions, provided, however, that the retention of such contractors by the Servicer shall not limit the obligation of the Servicer to service the related Mortgage Loans pursuant to the terms and conditions of this Agreement. The Servicer shall not resign from the obligations and duties hereby imposed on it except by consent of the Trustee or upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of such Servicer and delivered to the Trustee and the Rating Agencies. No resignation of a Servicer shall become effective until the Trustee or a successor servicer shall have assumed such Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  (i) Except as expressly provided herein, no Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by such Servicer hereunder. The foregoing prohibition on assignment shall not prohibit a Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.02, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement.

         SECTION 7.05. Limitation on Resignation of the Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.06 shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         SECTION 7.06. Assignment of Master Servicing.

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than 25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

         SECTION 7.07. Rights of the Depositor in Respect of the Servicers and the Master Servicer.

         Each of the Master Servicer and any Servicer that is a party hereto shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer or the related Servicer (and any such Sub-Servicer) in respect of the related Servicer's rights and obligations hereunder and access to officers of the Master Servicer or such Servicer (and those of any such Sub-Servicer) responsible for such obligations, and the Master Servicer shall have access to all such records maintained by such Servicer and any Sub-Servicers. Upon request, each of the Master Servicer and such Servicer shall furnish to the Depositor and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's or such Servicer's capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's or the related Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor, the related Servicer or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information
(A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor, the related Servicer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this
Section 7.07 shall limit the obligation of the Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the related Servicer to provide access as provided in this
Section 7.07 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 7.07 shall require the related Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. No Servicer shall be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, Wells Fargo under this Agreement or Countrywide under the Servicing Agreement, and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, Wells Fargo under this Agreement or Countrywide under the Servicing Agreement, or exercise the rights of the Master Servicer, Wells Fargo under this Agreement or Countrywide under the Servicing Agreement; provided that neither the Master Servicer nor the related Servicer shall be relieved of any of its obligations under this Agreement or the Servicing Agreement, as applicable, by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Servicer and is not obligated to supervise the performance of the Master Servicer or the Servicers under this Agreement or the Servicing Agreement or otherwise.

         SECTION 7.08. Duties of the Credit Risk Manager.

         For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreements, and the Credit Risk Manager shall look solely to the Servicers and/or Master Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the related Servicer, the Master Servicer, the Securities Administrator, the Trustee, and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager. The Trustee is hereby authorized to enter into any Credit Risk Management Agreement necessary to effect the foregoing.

         SECTION 7.09. Limitation Upon Liability of the Credit Risk Manager.

         Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the related Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the related Servicer pursuant to the related Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

         SECTION 7.10. Removal of the Credit Risk Manager.

         The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than 66 2/3% of the Voting Rights in the Trust Fund, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager's removal to the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager, with a copy to the Securities Administrator and the Master Servicer.

                                  ARTICLE VIII

                                     DEFAULT

         SECTION 8.01. Servicer Events of Default.

         (a) "Servicer Event of Default," wherever used herein, means with respect to Wells Fargo any one of the following events:

                  (i) any failure by a Servicer to remit to the Securities Administrator for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 5.03 of this Agreement) required to be made by such Servicer under the terms of the Certificates and this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to such Servicer, the Depositor, the Trustee and by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) any failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer contained in this Agreement, or the material breach by a Servicer of any representation and warranty contained in Section 2.05 of this Agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor or the Trustee or to such Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that in the case of a failure that cannot be cured within thirty (30) days, the cure period may be extended for an additional thirty (30) days if such Servicer can demonstrate to the reasonable satisfaction of the Trustee that the Servicer is diligently pursuing remedial action; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

                  (iv) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (vi) failure by a Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 or 3.19 which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement; or

                  (vii) any failure of a Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 5.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date; or

                  (viii) failure of a Servicer to maintain at least an "average" rating from the Rating Agencies.

         A "Servicer Event of Default" whenever used herein means, with respect to Countrywide, an event of default by under the Servicing Agreement.

         If a Servicer Event of Default described in clauses (i) through (vi) or
(viii) of this Section or a corresponding Servicer Event of Default under the Servicing Agreement shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the defaulting Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to the Master Servicer and each Rating Agency, terminate all of the rights and obligations of the defaulting Servicer in its capacity as a Servicer under this Agreement, to the extent permitted by law, and in and to the related Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof or the corresponding Servicer Event of Default under the Servicing Agreement shall occur, the Trustee shall, by notice in writing to the defaulting Servicer, the Depositor and the Master Servicer, terminate all of the rights and obligations of the defaulting Servicer in its capacity as a Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof. Subject to Section 8.02 of this Agreement, on or after the receipt by the defaulting Servicer of such written notice, all authority and power of the defaulting Servicer under this Agreement or the Servicing Agreement, as applicable, whether with respect to the Certificates (other than as a Holder of any Certificate) or the related Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, or if Wells Fargo is the defaulting Servicer, the Trustee pursuant to and under this Section, and, without limitation, the Master Servicer or the Trustee, as applicable, is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the defaulting Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise. The defaulting Servicer agrees promptly (and in any event no later than ten (10) Business Days subsequent to such notice) to provide the Master Servicer or the Trustee, as applicable, with all documents and records requested by it to enable it to assume the defaulting Servicer's functions under this Agreement, and to cooperate with the Master Servicer in effecting the termination of the defaulting Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one (1) Business Day to the Master Servicer or the Trustee, as applicable, for administration by it of all cash amounts which at the time shall be or should have been credited by the defaulting Servicer to the related Collection Account held by or on behalf of the defaulting Servicer or thereafter be received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.03 of this Agreement, notwithstanding any such termination, with respect to events occurring prior to such termination). Reimbursement of unreimbursed P&I Advances, Servicing Advances and accrued and unpaid Servicing Fees shall be made on a first in, first out ("FIFO") basis no later than the Servicer Remittance Date. For purposes of this Section 8.01(a), the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Master Servicer and the Rating Agencies of the occurrence of a Servicer Event of Default of which it has knowledge as provided above.

         The Master Servicer or the Trustee, as applicable, shall be entitled to be reimbursed by the defaulting Servicer (or from amounts on deposit in the Distribution Account if the defaulting Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the defaulting Servicer, including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or the Trustee, as applicable, to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the Trustee, as applicable, to service the related Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

         (b) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.04, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

                  (iii) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (iv) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         If a Master Servicer Event of Default shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03 of this Agreement, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01(b), the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

         To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

         Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to continue to act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than 25,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer.

         SECTION 8.02. Master Servicer or Trustee to Act; Appointment of Successor.

         (a) On and after the time a Servicer receives a notice of termination, the Master Servicer or, if Wells Fargo receives the notice of termination, the Trustee, shall be the successor in all respects to such Servicer in its capacity as a Servicer under this Agreement or the Servicing Agreement, as applicable, and the transactions set forth or provided for herein or therein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Master Servicer or the Trustee, as applicable (except for any representations or warranties of such Servicer under this Agreement ort the Servicing Agreement, as applicable, the responsibilities, duties and liabilities contained in Section 2.03 of this Agreement and the obligation to deposit amounts in respect of losses pursuant to Section 3.10(b) of this Agreement) by the terms and provisions hereof including, without limitation, such Servicer's obligations to make P&I Advances pursuant to Section 5.03 of this Agreement or pursuant to the Servicing Agreement; provided, however, that if the Master Servicer or the Trustee, as applicable, is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Master Servicer or the Trustee, as applicable shall not be obligated to make P&I Advances pursuant to Section 5.03 of this Agreement or pursuant to the Servicing Agreement; and provided further, that any failure to perform such duties or responsibilities caused by such Servicer's failure to provide information required by Section 8.01 of this Agreement or under the Servicing Agreement shall not be considered a default by the Master Servicer or the Trustee, as applicable as successor to such Servicer hereunder; provided, however, that (1) it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed ninety (90) days) before the actual servicing functions can be fully transferred to the Master Servicer or the Trustee, as applicable or any successor Servicer appointed in accordance with the following provisions and (2) any failure to perform such duties or responsibilities caused by such Servicer's failure to provide information required by Section 8.01 of this Agreement or under the Servicing Agreement shall not be considered a default by the Master Servicer or the Trustee, as applicable as successor to such Servicer. As compensation therefor, the Master Servicer or the Trustee, as applicable shall be entitled to the Servicing Fee and all funds relating to the related Mortgage Loans to which the terminated Servicer would have been entitled if it had continued to act hereunder or under the Servicing Agreement. Notwithstanding the above and subject to the immediately following paragraph, the Master Servicer or the Trustee, as applicable may, if it shall be unwilling to so act, or shall, if it is unable to so act promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth below as the successor to the terminated Servicer under this Agreement or under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated Servicer under this Agreement or under the Servicing Agreement.

         Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Master Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder or under the Servicing Agreement and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement or under the Servicing Agreement and the transactions set forth or provided for herein.

         Any successor Servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than 25,000,000 and (iv) assume all the responsibilities, duties or liabilities of the related Servicer (other than liabilities of the related Servicer hereunder incurred prior to termination of the related Servicer under
Section 8.01 herein) under this Agreement as if originally named as a party to this Agreement.

         (b) (1) All servicing transfer costs (including, without limitation, servicing transfer costs of the type described in Section 8.02(a) of this Agreement and incurred by the Trustee, the Master Servicer and any successor Servicer under paragraph (b)(2) below) in connection with the termination of a Servicer shall be paid by the terminated Servicer upon presentation of reasonable documentation of such costs, and if such predecessor or initial Servicer, as applicable, defaults in its obligation to pay such costs, the successor Servicer, the Master Servicer and the Trustee shall be entitled to reimbursement therefor from the assets of the Trust Fund.

         (2) No appointment of a successor to a Servicer under this Agreement shall be effective until the assumption by the successor of all of such Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the related Servicer as such hereunder or under the Servicing Agreement. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the related Servicer under this Agreement, the Master Servicer or the Trustee, as applicable shall act in such capacity as hereinabove provided.

         SECTION 8.03. Notification to Certificateholders.

         (a) Upon any termination of the Master Servicer or a Servicer pursuant to Section 8.01(a) or (b) of this Agreement or under the Servicing Agreement, as applicable, or any appointment of a successor to the master Servicer or a Servicer pursuant to Section 8.02 of this Agreement or pursuant to the Servicing Agreement, as applicable, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of sixty (60) days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or a Master Servicer Event of Default or five (5) days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default or Master Servicer Event of Default shall have been cured or waived.

         SECTION 8.04. Waiver of Servicer Events of Default.

         The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default, Servicer Event of Default or Master Servicer Event of Default hereunder may waive such default, Servicer Event of Default or Master Servicer Event of Default; provided, however, that a Servicer Event of Default under clause (i) or (vii) of Section 8.01(a) of this Agreement may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default, Servicer Event of Default or Master Servicer Event of Default, such default, Servicer Event of Default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default, Servicer Event of Default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE IX

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         SECTION 9.01. Duties of Trustee and Securities Administrator.

         The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

         The Trustee shall promptly remit to the related Servicer any complaint, claim, demand, notice or other document (collectively, the "Notices") delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

         No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

                  (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

         SECTION 9.02. Certain Matters Affecting Trustee and Securities Administrator.

         (a) Except as otherwise provided in Section 9.01 of this Agreement:

                  (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee and the Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (vii) The Trustee shall not be liable for any loss resulting from (a) the investment of funds held in any Collection Account or the Custodial Account, (b) the investment of funds held in the Distribution Account, (c) the investment of funds held in the Reserve Fund or (d) the redemption or sale of any such investment as therein authorized;

                  (viii) The Trustee shall not be deemed to have notice of any default, Master Servicer Event of Default or Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement; and

                  (ix) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         (c) The Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the form presented to it by the Depositor and shall have no responsibility for the contents of the Swap Agreement, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee on behalf of the Supplemental Interest Trust under the Swap Agreement shall be paid from funds of the Supplemental Interest Trust in accordance with the terms and provisions of the Swap Agreement. Notwithstanding anything to the contrary contained herein or in the Swap Agreement, the Trustee shall not be required to make any payments to the counterparty under the Swap Agreement.

         (d) None of the Securities Administrator, the Master Servicer, the Servicers, the Seller, the Depositor, the Custodians or the Trustee shall be responsible for the acts or omissions of the others or the Swap Provider, it being understood that this Agreement shall not be construed to render those partners joint venturers or agents of one another.

         SECTION 9.03. Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section
9.12 of this Agreement) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 9.12 of this Agreement), the Swap Agreement or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from any Collection Account or the Custodial Account by the related Servicer, other than with respect to the Securities Administrator any funds held by it or on behalf of the Trustee in accordance with Sections
3.23 and 3.24 of this Agreement.

         SECTION 9.04. Trustee and Securities Administrator May Own
Certificates.

         Each of the Trustee and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not Trustee or the Securities Administrator.

         SECTION 9.05. Fees and Expenses of Trustee and Securities
Administrator.

         The fees of the Trustee and the Securities Administrator hereunder, of Wells Fargo as the Custodian under the Wells Fargo Custodial Agreement and of DBNT as the Custodian under the DBNT Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodians shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee, the Custodians or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Swap Agreement and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or any Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to Section 11.01(g) of this Agreement or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer's reckless disregard of its obligations and duties under this Agreement. In addition, the Seller agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the last paragraph of Section 2.01 of this Agreement, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph. The indemnities in this Section
9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodians. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from REMIC I therefor.

         SECTION 9.06. Eligibility Requirements for Trustee and Securities Administrator.

         The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50,000,000 (or a member of a bank holding company whose capital and surplus is at least 50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07 of this Agreement.

         SECTION 9.07. Resignation and Removal of Trustee and Securities Administrator.

         The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

         If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 of this Agreement and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

         Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

         Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

         SECTION 9.08. Successor Trustee or Securities Administrator.

         Any successor trustee or successor securities administrator appointed as provided in Section 9.07 of this Agreement shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

         No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.06 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 9.09. Merger or Consolidation of Trustee or Securities Administrator.

         Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.06 of this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 9.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this
Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 9.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

         SECTION 9.11. Appointment of Office or Agency.

         The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator's office located at Sixth and Marquette, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

         SECTION 9.12. Representations and Warranties.

         The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, the Servicers and the Depositor as applicable, as of the Closing Date, that:

                  (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

                                   ARTICLE X

                                  TERMINATION

         SECTION 10.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

         (a) Subject to Section 10.02 of this Agreement, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 of this Agreement and of the Servicers to make remittances to the Securities Administrator and the Securities Administrator to make payments in respect of the REMIC I Regular Interests, REMIC II Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Master Servicer of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Last Scheduled Distribution Date. The purchase by the Master Servicer of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to the sum of (i) the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC I (as determined by the Master Servicer and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this
Section 10.01), (ii) any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event, which remains unpaid or which is due to the exercise of the optional termination right by the Master Servicer plus
(iii) any amounts due the Servicers and the Master Servicer in respect of unpaid Servicing Fees and outstanding P&I Advances and Servicing Advances.

         (b) The Master Servicer shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Master Servicer may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holder of the Residual Certificates agrees, in connection with any termination hereunder, to assign and transfer any portion of the Termination Price in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

         (c) Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicers, the Master Servicer, the Trustee and the applicable Custodian from such funds deposited in the Distribution Account (i) any amounts which the related Servicer would be permitted to withdraw and retain from the Custodial Account pursuant to the Servicing Agreement or from the Collection Account pursuant to Section 3.09 of this Agreement, as applicable, as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the applicable Custodian and the Servicers from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement or the Servicing Agreement prior to making any final distributions pursuant to Section 10.01(d) below. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

         (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 5.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section
10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 10.01. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

         SECTION 10.02. Additional Termination Requirements.

         (a) In the event that the Master Servicer purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Master Servicer;

                  (ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

         (b) At the expense of the Master Servicer (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause
(ii) of the first paragraph of Section 10.01, at the expense of the Trust Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 10.02.

         (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE XI

                                REMIC PROVISIONS

         SECTION 11.01. REMIC Administration.

         (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the "residual interests" in REMIC I. For the purposes of the REMIC election in respect of REMIC II, the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the "residual interests" in REMIC II. The Class A Certificates, the Mezzanine Certificates, the Class P Certificates and the Class CE Certificates (exclusive of any right to receive payments from the Reserve Fund) shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interests in REMIC III. The Trustee shall not permit the creation of any "interests" in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests represented by the Certificates.

         (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

         (c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each Trust REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

         (d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

         (e) The Securities Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions, (ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each Trust REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to the them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Securities Administrator shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be home by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

         (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03 of this Agreement, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Securities Administrator pursuant to Section 11.03, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article XI, (iii) to the Master Servicer pursuant to Section 11.03 of this Agreement, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article IV or under this Article XI,
(iv) to the related Servicer pursuant to Section 11.03 of this Agreement, if such tax arises out of or results from a breach by such Servicer of any of its obligations under Article III or under this Article XI, or (v) in all other cases, against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

         (h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

         (i) Following the Startup Day, neither the Securities Administrator nor the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

         SECTION 11.02. Prohibited Transactions and Activities.

         None of the Depositor, any Servicer, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article X of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Accounts, the Custodial Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         SECTION 11.03. Indemnification.

         (a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator or the Servicers including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator or the Servicer as a result of the Trustee's failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Trustee set forth in this Agreement.

         (b) Each Servicer party hereto agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, Countrywide the Master Servicer, the Securities Administrator or the Trustee, as a result of Wells Fargo's failure to perform its covenants set forth in Article III in accordance with the standard of care of Wells Fargo set forth in this Agreement.

         (c) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, each Servicer party hereto and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Servicers or the Trustee, as a result of the Master Servicer's failure to perform its covenants set forth in
Article IV in accordance with the standard of care of the Master Servicer set forth in this Agreement.

         (d) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, any Servicer party hereto or the Trustee including any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, a Servicer or the Trustee as a result of the Securities Administrator's failure to perform its covenants set forth in this
Article XI in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Swap Provider but without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement and that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement may also be amended from time to time by the Depositor, each Servicer, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Swap Provider and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or a Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 5.06 hereof shall not require the consent of any Certificateholder and without the need for any Opinion of Counsel or Rating Agency confirmation.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment is permitted hereunder and will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that such amendment is authorized or permitted by this Agreement.

         Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

         The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         SECTION 12.02. Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 12.03. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder. and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 12.04. Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law which shall govern.

         SECTION 12.05. Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if sent by facsimile, receipt confirmed, if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, ACE Securities Corp., AMACAR GROUP, 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Juliana Johnson (telecopy number: (704) 365-1362), or such other address or telecopy number as may hereafter be furnished to the Servicers, the Master Servicer, the Securities Administrator and the Trustee in writing by the Depositor, (b) in the case of Wells Fargo, Wells Fargo Bank, National Association, One Home Campus, Des Moines, Iowa 50328-0001, Attention: ACE 2005-HE7, or such other address or telecopy number as may hereafter be furnished to Countrywide, the Trustee, the Master Servicer, the Securities Administrator and the Depositor in writing by Wells Fargo, (c) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Ace Securities Corp., 2005-HE7 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Depositor and the Servicers in writing by the Master Servicer or the Securities Administrator and (d) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter be furnish to the Servicers, the Master Servicer, the Securities Administrator and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

         SECTION 12.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 12.07. Notice to Rating Agencies.

         The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Servicer Event of Default or Master Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of a Servicer, the Master Servicer or the Trustee;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03 of this Agreement;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Distribution Account; and

                  7. Any event that would result in the inability of the Master Servicer or the Trustee, as applicable, as successor Servicer to make advances regarding delinquent Mortgage Loans.

         In addition, the Securities Administrator shall promptly make available to each Rating Agency copies of each report to Certificateholders described in
Section 5.02 of this Agreement.

         Wells Fargo shall make available to each Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section
         3.17 of this Agreement; and

                  2. Each annual independent public accountants' servicing report described in Section 3.18 of this Agreement.

         Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

         SECTION 12.08. Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         SECTION 12.09. Grant of Security Interest.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, to secure a debt or other obligation of the Depositor and
(b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in
Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders.

         SECTION 12.10. Survival of Indemnification.

         Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

         SECTION 12.11. Servicing Agreement.

         With respect to the Servicing Agreement, in the event of any conflict between the provisions of this Agreement and the provisions of the Servicing Agreement, the provisions of the Servicing Agreement shall control.

         IN WITNESS WHEREOF, the Depositor, Wells Fargo, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                  ACE SECURITIES CORP.,
                                  as Depositor


                                  By: /s/ Evelyn Echevarria
                                      ------------------------------
                                  Name: Evelyn Echevarria
                                  Title: Vice President



                                  By: /s/ Douglas K. Johnson
                                      ------------------------------
                                  Name: Douglas K. Johnson
                                  Title: President



                                  WELLS FARGO BANK, NATIONAL ASSOCIATION
                                  as a Servicer


                                  By: /s/ Laurie McGoogan
                                      ------------------------------
                                  Name: Laurie McGoogan
                                  Title: Vice President



                                  HSBC BANK USA, NATIONAL ASSOCIATION
                                  not in its individual capacity but solely as Trustee


                                  By: /s/ Susie Moy
                                      ------------------------------
                                  Name: Susie Moy
                                  Title: Vice President

                                  WELLS FARGO BANK, N.A.
                                  as Master Servicer and Securities
                                  Administrator

                                  By: /s/ Stacey Taylor
                                      ------------------------------
                                  Name: Stacey Taylor
                                  Title: Vice President



                                  ACKNOWLEDGED AND AGREED FOR PURPOSES OF
                                  SECTION 9.05:



                                  DB STRUCTURED PRODUCTS, INC

                                  By: /s/ Paul Mangione
                                      ------------------------------
                                  Name: Paul Mangione
                                  Title: Director



                                  By: /s/ Susan Valenti
                                      ------------------------------
                                  Name: Susan Valenti
                                  Title: Director


                                  ACKNOWLEDGED AND AGREED FOR PURPOSES OF
                                  SECTION 7.08 AND 7.09:



                                  CLAYTON FIXED INCOME SERVICES INC.

                                  By: /s/ Kevin J. Kanouff
                                      ------------------------------
                                  Name: Kevin J. Kanouff
                                  Title: President and General Counsel

STATE OF         )
                 ) ss.:
COUNTY OF        )

         On the ___ day of November 2005, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of ACE Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       _________________________________________
                                                      Notary Public




[Notarial Seal]                        My commission expires

STATE OF         )
                 ) ss.:
COUNTY OF        )

         On the ___ day of November 2005, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of ACE Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       _________________________________________
                                                      Notary Public




[Notarial Seal]                        My commission expires

STATE OF         )
                 ) ss.:
COUNTY OF        )

         On the ___ day of November 2005, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Wells Fargo Bank, National Association, one of the nationally banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said federally chartered savings bank, and acknowledged to me that such federally chartered savings bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       _________________________________________
                                                      Notary Public




[Notarial Seal]                        My commission expires

STATE OF         )
                 ) ss.:
COUNTY OF        )

         On the ___ day of November 2005, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Wells Fargo Bank, N.A., one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       _________________________________________
                                                      Notary Public




[Notarial Seal]                        My commission expires

STATE OF         )
                 ) ss.:
COUNTY OF        )

         On the ___ day of November 2005, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of HSBC Bank USA, National Association, one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       _________________________________________
                                                      Notary Public




[Notarial Seal]                        My commission expires

                                   EXHIBIT A-1

           FORM OF CLASS A-[1A][1B1][1B2][2A][2B][2C][2D] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE DIRECTLY OR INDIRECTLY BY, ON BEHALF OF, OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 6.02(C) OF THE POOLING AND SERVICING AGREEMENT.

Series 2005-HE7, Class A-       Aggregate Certificate Principal Balance of the
[1A][1B1][1B2][2A][2B][2C][2D]  Class A-[1A][1B1][1B2][2A][2B][2C][2D]
                                      Certificates as of
                                      the Issue Date:
                                      $_____________
 Pass-Through Rate: Variable          Denomination:  $____________

Date of Pooling and  Servicing  Agreement and
Master Servicer: Wells Fargo Bank, N.A.
Cut-off Date: November 1, 2005

First Distribution Date:        Trustee: HSBC Bank USA, National Association
November 25, 2005               Issue Date: November 28, 2005
No.__                           CUSIP:________________

  DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
  OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

          ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2005-HE7
                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                              ACE SECURITIES CORP.

  THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-[1A][1B1][1B2][2A][2B][2C][2D] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-[1A][1B1][1B2][2A][2B][2C][2D] Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Wells Fargo Bank, N.A. as servicer (the "Servicer") and HSBC Bank USA, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-[1A][1B1][1B2][2A][2B][2C][2D] Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-[1A][1B1][1B2][2A][2B][2C][2D] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-[1A][1B1][1B2][2A][2B][2C][2D] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

     The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date.

     This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and payments received pursuant to the Swap Agreement, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Prior to the termination of the Supplemental Interest Trust, any transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate by its acceptance thereof shall be deemed to make the representations in Section 6.02(c) of the Agreement.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     Any   transferee  of  this   Certificate   shall  be  deemed  to  make  the
representations set forth in Section 6.02(c) of the Agreement.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     The recitals contained herein shall be taken as statements of the Depositor
and  neither  the  Trustee  nor  the   Securities   Administrator   assumes  any
responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN  WITNESS  WHEREOF,   the  Securities   Administrator   has  caused  this
Certificate to be duly executed.

Dated:
                                              WELLS FARGO BANK, N.A.
                                              as Securities Administrator


                                              By:_______________________________
                                                       Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-[1A][1B1][1B2][2A][2B][2C][2D] Certificates referred to in the within-mentioned Agreement.

                                              WELLS FARGO BANK, N.A.
                                              as Securities Administrator


                                              By:_______________________________
                                                       Authorized Signatory

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common          UNIF GIFT MIN ACT -    CUSTODIAN
                                                             -------------------
                                                               (Cust) (Minor)
                                                             under Uniform Gifts
                                                               to Minors Act
TEN ENT  -  as tenants by the entireties                     -------------------
                                                                  (State)
JT TEN   -  as joint tenants with right
            if survivorship and not as
            tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

           ---------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

------------------------------------------------

-----------------------------------------------------------------------------  .


Dated:                                     -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS
--------------------------------------------------------------------------------

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

--------------------------------------------------------------------------------
for the account of
                  --------------------------------------------------------------
account number                                        or, if mailed by check, to
                  -----------------------------------

--------------------------------------------------------------------------------
Applicable statements should be mailed to
                                          --------------------------------------

--------------------------------------------------------------------------------
     This information is provided by
                                    --------------------------------------------
assignee named above, or
                        --------------------------------------------------------
its agent.

                                   EXHIBIT A-2

         FORM OF CLASS M-[1][2][3][4][5][6][7][8][9][10][11] CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES [[,/AND] CLASS M-1 CERTIFICATES [,/AND] CLASS M-2 CERTIFICATES[,/AND] CLASS M-3 CERTIFICATES [,/AND] CLASS M-4 CERTIFICATES [,/AND] CLASS M-5 CERTIFICATES [,/AND] CLASS M-6 CERTIFICATES [,/AND] CLASS M-7 CERTIFICATES [,/AND] CLASS M-8 CERTIFICATES [,/AND] CLASS M-9 CERTIFICATES [AND] CLASS M-10 CERTIFICATES] TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(C) OF THE AGREEMENT REFERRED TO HEREIN.

         THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

         ANY PERSON ACQUIRING A CERTIFICATE DIRECTLY OR INDIRECTLY BY, ON BEHALF OF, OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 6.02(C) OF THE POOLING AND SERVICING AGREEMENT.

Series 2005-HE7, Class                       Aggregate Certificate Principal
M-[1][2][3][4][5][6][7][8][9][10][11]        Balance of the Class M-
                                             [1][2][3][4][5][6][7][8][9][10][11]
                                             Certificates as of the Issue Date:
                                             $______________

Pass-Through Rate: Variable                  Denomination: $______________

Date of Pooling and Servicing Agreement      Master Servicer:
and Cut-off Date: November 1, 2005           Wells Fargo Bank, N.A.

First Distribution Date: November 25, 2005   Trustee: HSBC Bank USA, National
                                             Association

No.___                                       Issue Date: November 28, 2005

                                             CUSIP:_________________

          ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2005-HE7
                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                              ACE SECURITIES CORP.

   THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that _____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-[1][2][3][4][5][6][7][8][9][10][11] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-[1][2][3][4][5][6][7][8][9][10][11] Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Wells Fargo Bank, N.A. as servicer (the "Servicer") and HSBC Bank USA, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-[1][2][3][4][5][6][7][8][9][10][11]
Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-[1][2][3][4][5][6][7][8][9][10][11] Certificates the aggregate initial
Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-[1][2][3][4][5][6][7][8][9][10][11] Certificates, or
otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

     The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) One-Month LIBOR plus [____]% , in the case of each Distribution Date through and including the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus [____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date.

     This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and payments received pursuant to the Swap Agreement, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     Any   transferee  of  this   Certificate   shall  be  deemed  to  make  the
representations set forth in Section 6.02(c) of the Agreement.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     The recitals contained herein shall be taken as statements of the Depositor
and  neither  the  Trustee   nor  the   Securities   Administrator   assume  any
responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN  WITNESS  WHEREOF,   the  Securities   Administrator   has  caused  this
Certificate to be duly executed.

Dated:

                                                     WELLS FARGO BANK, N.A.
                                                     as Securities Administrator


                                                     By:________________________
                                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class M-[1][2][3][4][5][6][7][8][9][10][11] Certificates
referred to in the within-mentioned Agreement.

                                                     WELLS FARGO BANK, N.A.
                                                     as Securities Administrator


                                                     By:________________________
                                                           Authorized Signatory

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common          UNIF GIFT MIN ACT -    CUSTODIAN
                                                             -------------------
                                                               (Cust) (Minor)
                                                             under Uniform Gifts
                                                               to Minors Act
TEN ENT  -  as tenants by the entireties                     -------------------
                                                                  (State)
JT TEN   -  as joint tenants with right
            if survivorship and not as
            tenants in common

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                ----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
-----------------------------------------------------------------------------  .


Dated:
                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                   -------------------------------------------------------------
--------------------------------------------------------------------------------
for the account of
                  --------------------------------------------------------------
account number                                        or, if mailed by check, to
                  -----------------------------------
--------------------------------------------------------------------------------
         Applicable statements should be mailed to
                                                  ------------------------------
--------------------------------------------------------------------------------
This information is provided by
                               -------------------------------------------------
assignee named above, or
                        --------------------------------------------------------
its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS CE CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND (1) OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE ACT ("REGULATION S"), OR (2) WITHIN THE UNITED STATES TO (A) "QUALIFIED INSTITUTIONAL BUYERS" WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER THE ACT ("RULE 144A") OR (B) TO INSTITUTIONAL INVESTORS THAT ARE "ACCREDITED INVESTORS" WITHIN THE MEANING OF RULE 501(A)(1), (2),
         (3) OR (7) OF "REGULATION D" UNDER THE ACT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(C) OF THE AGREEMENT.

Series 2005-HE7, Class CE                Aggregate Certificate Principa Balance
                                         of the Class CE Certificates as of the
                                         Issue Date: $-------------

Pass-Through Rate: Variable              Denomination: $_________________

Cut-off Date and date of Pooling and     Master Servicer: Wells Fargo Bank, N.A.
Servicing Agreement: November 1, 2005

First Distribution Date:                 Trustee: HSBC Bank USA, National
November 25, 2005                        Association

No. __                                   Issue Date: November 28, 2005

          ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2005-HE7
                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                              ACE SECURITIES CORP.

     THIS  CERTIFICATE  DOES NOT  REPRESENT AN OBLIGATION OF OR INTEREST IN
     ACE SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Wells Fargo Bank, N.A. as servicer (the "Servicer") and HSBC Bank USA, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Notional Amount (as defined in the Agreement) hereof at a per annum rate equal to the Pass-Through Rate as set forth in the Agreement. Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class CE Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of
1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A or Regulation S under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder's prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     The recitals contained herein shall be taken as statements of the Depositor
and  neither  the  Trustee   nor  the   Securities   Administrator   assume  any
responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN  WITNESS  WHEREOF,   the  Securities   Administrator   has  caused  this
Certificate to be duly executed.

Dated:
                                                     WELLS FARGO BANK, N.A.
                                                     as Securities Administrator


                                                     By:________________________
                                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the   Class   CE   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                     WELLS FARGO BANK, N.A.
                                                     as Securities Administrator


                                                     By:________________________
                                                          Authorized Officer

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common          UNIF GIFT MIN ACT -    CUSTODIAN
                                                             -------------------
                                                               (Cust) (Minor)
                                                             under Uniform Gifts
                                                               to Minors Act
TEN ENT  -  as tenants by the entireties                     -------------------
                                                                  (State)
JT TEN   -  as joint tenants with right
            if survivorship and not as
            tenants in common

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
                ----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
-----------------------------------------------------------------------------  .


Dated:
                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                   -------------------------------------------------------------
--------------------------------------------------------------------------------
for the account of
                  --------------------------------------------------------------
account number                                        or, if mailed by check, to
                  -----------------------------------
--------------------------------------------------------------------------------
         Applicable statements should be mailed to
                                                  ------------------------------
--------------------------------------------------------------------------------
This information is provided by
                               -------------------------------------------------
assignee named above, or
                        --------------------------------------------------------
its agent.

                                   EXHIBIT A-4

                           FORM OF CLASS P CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND (1) OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE ACT ("REGULATION S"), OR (2) WITHIN THE UNITED STATES TO (A) "QUALIFIED INSTITUTIONAL BUYERS" WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER THE ACT ("RULE 144A") OR (B) TO INSTITUTIONAL INVESTORS THAT ARE "ACCREDITED INVESTORS" WITHIN THE MEANING OF RULE 501(A)(1), (2),
         (3) OR (7) OF "REGULATION D" UNDER THE ACT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(C) OF THE AGREEMENT.

Series 2005-HE7, Class P                             Aggregate Certificate
                                                     Principal Balance of the
                                                     Class P Certificates as of
                                                     the Issue Date: $100.00

Cut-off Date and date of Pooling                     Denomination: $100.00
and Servicing Agreement: November 1, 2005

First Distribution Date: November 25, 2005           Master Servicer:
                                                     Wells Fargo Bank, N.A.

No. __                                               Trustee: HSBC Bank USA,
                                                     National Association

                                                     Issue Date:
                                                     November 28, 2005

          ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2005-HE7
                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                              ACE SECURITIES CORP.

        THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Wells Fargo Bank, N.A. as servicer (the "Servicer") and HSBC Bank USA, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class P Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of
1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A or Regulation S under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder's prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     The recitals contained herein shall be taken as statements of the Depositor
and  neither  the  Trustee   nor  the   Securities   Administrator   assume  any
responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN  WITNESS  WHEREOF,   the  Securities   Administrator   has  caused  this
Certificate to be duly executed.

Dated:
                                                     WELLS FARGO BANK, N.A.
                                                     as Securities Administrator


                                                     By:________________________
                                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the   Class   P   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                     WELLS FARGO BANK, N.A.
                                                     as Securities Administrator


                                                     By:________________________
                                                          Authorized Officer

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common          UNIF GIFT MIN ACT -    CUSTODIAN
                                                             -------------------
                                                               (Cust) (Minor)
                                                             under Uniform Gifts
                                                               to Minors Act
TEN ENT  -  as tenants by the entireties                     -------------------
                                                                  (State)
JT TEN   -  as joint tenants with right
            if survivorship and not as
            tenants in common

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
                ----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
-----------------------------------------------------------------------------  .


Dated:
                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                   -------------------------------------------------------------
--------------------------------------------------------------------------------
for the account of
                  --------------------------------------------------------------
account number                                        or, if mailed by check, to
                  -----------------------------------
--------------------------------------------------------------------------------
         Applicable statements should be mailed to
                                                  ------------------------------
--------------------------------------------------------------------------------
This information is provided by
                               -------------------------------------------------
assignee named above, or
                        --------------------------------------------------------
its agent.

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE SOLE "RESIDUAL INTEREST" IN EACH "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
         (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR
         (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 6.02(D) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

         ANY PERSON ACQUIRING A CERTIFICATE DIRECTLY OR INDIRECTLY BY, ON BEHALF OF, OR WITH PLAN ASSETS OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS OR PROVIDED THE OPINION OF COUNSEL IN SECTION 6.02(C) OF THE POOLING AND SERVICING AGREEMENT.

Series 2005-HE7, Class R                    Aggregate Percentage Interest of the
                                            Class R Certificates as of the
                                            Issue Date: 100.00%

Date of Pooling and Servicing Agreement     Master Servicer:
and Cut-off Date: November 1, 2005          Wells Fargo Bank, N.A.

First Distribution Date:                    Trustee: HSBC Bank USA,
November 25, 2005                           National Association

No __                                       Issue Date: November 28, 2005

          ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2005-HE7
                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate first lien mortgage loans (the "Mortgage Loans") formed and sold by

                              ACE SECURITIES CORP.

            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.


                  This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Wells Fargo Bank, N.A. as servicer (the "Servicer") and HSBC Bank USA, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 6.02 of the Agreement.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Securities Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as representing the beneficial ownership of the residual interests in each of REMIC I and REMIC II, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 6.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any portion of the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN  WITNESS  WHEREOF,   the  Securities   Administrator   has  caused  this
Certificate to be duly executed.

Dated:
                                                     WELLS FARGO BANK, N.A.
                                                     as Securities Administrator


                                                     By:________________________
                                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                                     WELLS FARGO BANK, N.A.
                                                     as Securities Administrator


                                                     By:________________________
                                                          Authorized Signatory

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common          UNIF GIFT MIN ACT -    CUSTODIAN
                                                             -------------------
                                                               (Cust) (Minor)
                                                             under Uniform Gifts
                                                               to Minors Act
TEN ENT  -  as tenants by the entireties                     -------------------
                                                                  (State)
JT TEN   -  as joint tenants with right
            if survivorship and not as
            tenants in common

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT

FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
                ----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
-----------------------------------------------------------------------------  .


Dated:
                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
                   -------------------------------------------------------------
--------------------------------------------------------------------------------
for the account of
                  --------------------------------------------------------------
account number                                        or, if mailed by check, to
                  -----------------------------------
--------------------------------------------------------------------------------
         Applicable statements should be mailed to
                                                  ------------------------------
--------------------------------------------------------------------------------
This information is provided by
                               -------------------------------------------------
assignee named above, or
                        --------------------------------------------------------
its agent.

                                   EXHIBIT B-1
                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2005-HE7

          Re: ACE Securities Corp. Home Equity Loan Trust, Series 2005-HE7 Asset Backed Pass-Through Certificates Class CE, Class P and Class R Certificates
               -----------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ______________________ (the "Transferor") to ___________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of November 1, 2005, among ACE Securities Corp. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Wells Fargo Bank, N.A. as Servicer, and HSBC Bank USA, National Association as trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                                     Very truly yours,

                                                     [Transferor]


                                                     By:________________________
                                                        Name:
                                                        Title:

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                                                       [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2005-HE7

          Re: ACE Securities Corp. Home Equity Loan Trust, Series 2005-HE7 Asset Backed Pass-Through Certificates Class CE, Class P and Class R Certificates
               -----------------------------------------------------------------
Ladies and Gentlemen:

                  In connection with the purchase from
______________________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), (the "Transferee") hereby certifies as follows:

                           1. The Transferee is a "qualified institutional
                  buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                           2. The Transferee has been furnished with all
                  information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                           3. The Transferee: (a) is not an employee benefit
                  plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101 or (b) has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicer may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
                  Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Securities Administrator or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.


                  In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 3 above.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of November 1, 2005, among ACE Securities Corp. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Wells Fargo Bank, N.A. as Servicer and HSBC Bank USA, National Association as Trustee, pursuant to which the Certificates were issued.

                                                     [TRANSFEREE]


                                                     By:________________________
                                                        Name:
                                                        Title:

                                                          ANNEX 1 TO EXHIBIT B-1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the asset backed pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $________________(1) in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
                   (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

-------------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

   ___          ___          Will the Transferee be purchasing the Certificates
   Yes           No          only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:
                                                     ---------------------------
                                                     Print Name of Transferee

                                                     By:________________________
                                                        Name:
                                                        Title:

                                                          ANNEX 2 TO EXHIBIT B-1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the asset backed pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

         ___ The Transferee owned $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Transferee is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:
                                             -----------------------------------
                                             Print Name of Transferee or Advisor

                                             By:________________________________
                                                Name:
                                                Title:

                                             IF AN ADVISER:

                                             -----------------------------------
                                             Print Name of Transferee

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1. I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser
                             ---------------------------------------------------

By: (Signature)
                             ---------------------------------------------------

Name of Signatory
                             ---------------------------------------------------

Title
                             ---------------------------------------------------

Date of this certificate
                             ---------------------------------------------------

Date of information provided in paragraph 3
                                            ------------------------------------

                                                          ANNEX A TO EXHIBIT B-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE

[Date]


Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2005-HE7

               Re: ACE Securities Corp. Home Equity Loan Trust, Series 2005-HE7 Asset Backed Pass-Through Certificates, Class CE Certificates and/or Class P Certificates
                    ------------------------------------------------------------

Ladies and Gentlemen:

                  Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 2005, among ACE Securities Corp. (the "Depositor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (the "Master Servicer"), Wells Fargo Bank, N.A. as servicer (the "Servicer") and HSBC Bank USA, National Association, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

                  This letter relates to U.S. $[__________] Certificate Principal Balance of Class [CE][P] Certificates (the "Certificates") which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of the Certificates to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest [name of transferee] (the "Transferee").

                  In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement relating to the Certificates and that the following additional requirements (if applicable) were satisfied:

                  (a) the offer of the Certificates was not made to a person in the United States;

                  (b) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

                  (c) no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                    (d) the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                  (e) the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act;

                  (f) the transfer was made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be; and

                  (g) the Transferee understands that the Certificates have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Certificates purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of
(i) the commencement of the offering of the Certificates and (ii) the Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Global Certificate for beneficial interests in the related Permanent Regulation S Global Certificate, in each case, will be made in respect of such Certificates only following the delivery by the Holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                      [Name of Transferor]


                                                      By:_______________________
                                                         Name:
                                                         Title:

                                   EXHIBIT B-2

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                              ____________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2005-HE7

               Re: ACE Securities Corp. Home Equity Loan Trust, Series 2005-HE7 Asset Backed Pass-Through Certificates,
                    Class CE, Class P and Class R Certificates
                    ------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to __________________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act'), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                                      Very truly yours,

                                                      --------------------------
                                                      (Transferor)


                                                      By:_______________________
                                                         Name:
                                                         Title:

                            FORM OF TRANSFEREE LETTER


                                                           _______________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2005-HE7

               Re: ACE Securities Corp. Home Equity Loan Trust, Series 2005-HE7 Asset Backed Pass-Through Certificates,
                    Class CE, Class P and Class R Certificates
                    ------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ______________________ (the "Transferor") to __________________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferee hereby certifies as follows:

                  1. The Transferee understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                  2. The Transferee is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Transferee is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                  4. The Transferee has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Transferee from the Depositor or the Transferor and is relevant to the Transferee's decision to purchase the Certificates. The Transferee has had any questions arising from such review answered by the Depositor or the Transferor to the satisfaction of the Transferee.

                  5. The Transferee has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                  6. The Transferee: (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101 or (b) has provided the Trustee with an opinion of counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicer may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

                  In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 6 above.

                                                      Very truly yours,

                                                      By:_______________________
                                                      Name:
                                                      Title:

                                   EXHIBIT B-3

                        TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK                      )
                                       )   ss.:
COUNTY OF NEW YORK                     )

          ___________________________ being duly sworn, deposes, represents and warrants as follows:

          1.   I am a _____________________  of  _______________________________
               (the "Owner") a corporation duly organized and existing under the laws of _________________________, the record owner of ACE
               Securities Corp. Home Equity Loan Trust, Series 2005-HE7 Asset Backed Pass-Through Certificates, Class R Certificates (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

          2. The Owner (i) is and will be a "Permitted Transferee" as of ____________________. ____ and (ii) is acquiring the Class R
               Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any real electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after April 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and
               (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

          4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Owner is aware that the Securities Administrator will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Securities Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

          7.   The Owner's taxpayer identification number is ________________.

          8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and
               (iii)(B) of Section 6.02(d) which authorize the Securities Administrator to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Securities Administrator in the event that the Owner holds such Certificate in violation of Section 6.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

          10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

          11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

          12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

          13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

          14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 6.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R
               Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

          16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          17. The Owner of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 10.01 thereof, the undersigned shall assign and transfer to the Holders of the Class CE and the Class P Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Securities Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class CE and the Class P Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice]
President, attested by its [Assistant] Secretary, this ____ day of _________________, ____.

                                                      [OWNER]


                                                      By:_______________________
                                                         Name:
                                                         Title: [Vice] President


ATTEST:

By:----------------------------
   Name:
   Title: [Assistant] Secretary


     Personally appeared before me the above-named __________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

     Subscribed and sworn before me this ______________ day of __________, ____.


                                         _______________________________________
                                         Notary Public

                                         County of _____________________________
                                         State of ______________________________

                                                          My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK                      )
                                       )   ss.:
COUNTY OF NEW YORK                     )

     _________________________,   being  duly  sworn,  deposes,  represents  and
warrants as follows:

                  1. I am a ____________________ of _________________________
(the "Owner"), a corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trustee or a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit B-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice]
President, attested by its [Assistant] Secretary, this ____ day of ________________, ____.

                                                      [OWNER]


                                                      By:_______________________
                                                         Name:
                                                         Title: [Vice] President


ATTEST:


By:____________________________
   Name:
   Title: [Assistant] Secretary


     Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

     Subscribed and sworn before me this ______ day of _____________, ____.


                                        ________________________________________
                                        Notary Public

                                        County of ______________________________
                                        State of _______________________________

                                        My Commission expires:

                                    EXHIBIT C

                         FORM OF SERVICER CERTIFICATION

Re:      __________ (the "Trust")

         MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-HE7

I, [identify the certifying individual], certify to ACE Securities Corp. (the "Depositor"), HSBC Bank USA, National Association (the "Trustee") and Wells Fargo Bank, National Association (the "Master Servicer"), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         1. Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact (constituting information required to be provided by Wells Fargo Bank, N.A. as Servicer (the "Servicer") under the Agreement) necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification.

         2. Based on my knowledge, the servicing information required to be provided to Master Servicer by the Servicer under the Agreement has been provided to the Master Servicer.

         3. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon my knowledge and the review required by the Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant's Servicing Report submitted to the Master Servicer, the Servicer has fulfilled its obligations under the Agreement; and

         4. I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement, dated as of November 1, 2005, among ACE Securities Corp., Wells Fargo Bank, N.A., Wells Fargo Bank, National Association and HSBC Bank USA, National Association.


Date:
     ----------------------------

---------------------------------
[Signature]

---------------------------------
[Title]

                                    EXHIBIT D

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
Wells Fargo Bank, N.A.
4828 Loop Central Drive
Houston, Texas 77081

Attn: _________________________________

                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that ________________, having its principal place of business at ____________________, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among ___________________ (the "Depositor"), Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Wells Fargo Bank, N.A. as the Servicer (the "Servicer") and the Trustee, dated as of November 1, 2005 (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.                The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

                    a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

                    b. the preparation and issuance of statements of breach or non-performance;

                    c. the preparation and filing of notices of default and/or notices of sale;

                    d.   the   cancellation/rescission  of  notices  of  default
                         and/or notices of sale;

                    e.   the taking of a deed in lieu of foreclosure; and

                    f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, ________________ as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, Wells Fargo Bank, National Association, Wells Fargo Bank, N.A. and the Trustee, dated as of ___________ 1, 200__ (_____________ Asset Backed Certificates, Series 200__-___), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ____________ its duly elected and authorized Vice President this _________ day of _________, 200__.

                                       -----------------------------------------
                                                      as Trustee for _____ Asset
                                           Backed Certificates, Series 200__-___

                                                             By:
                                                                ----------------
                                                                ----------------

STATE OF _____________

COUNTY OF ___________


On _______________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared ____________, Vice President of ____________________ as Trustee for ___________ Asset Backed Certificates, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITESS my hand and official seal.
         (SEAL)
                                                      --------------------------
                                                                   Notary Public

                                                      My Commission Expires ____

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE 2

                           PREPAYMENT CHARGE SCHEDULE

                                 Filed by paper

                                   SCHEDULE 4

                   STANDARD FILE LAYOUT- DELINQUENCY REPORTING


EXHIBIT 1: STANDARD FILE LAYOUT - DELINQUENCY REPORTING

COLUMN/HEADER NAME                                       DESCRIPTION                                      DECIMAL    FORMAT COMMENT
------------------                                       -----------                                      -------    --------------
SERVICER_LOAN_NBR                         A unique  number  assigned  to a loan by the  Servicer.  This may be different than the LOAN_NBR

LOAN_NBR                                  A unique identifier assigned to each loan by the originator.

CLIENT_NBR                                Servicer Client Number

SERV_INVESTOR_NBR                         Contains a unique number as
                                          assigned by an external servicer
                                          to identify a group of loans in
                                          their system.

BORROWER_FIRST_NAME                       First Name of the Borrower.

BORROWER_LAST_NAME                        Last name of the borrower.

PROP_ADDRESS                              Street Name and Number of Property

PROP_STATE                                The state where the  property located.

PROP_ZIP                                  Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE                    The date that the borrower's next
                                          payment is due to the MM/DD/YYYY
                                          servicer at the end of processing
                                          cycle, as reported by Servicer.

LOAN_TYPE                                 Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE                     The date a particular bankruptcy claim was filed.                          MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE                   The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR                       The case  number  assigned  by the  court  to the  bankruptcy filing.

POST_PETITION_DUE_DATE                    The payment due date once the  bankruptcy  has been  approved              MM/DD/YYYY
                                          by the courts

BANKRUPTCY_DCHRG_DISM_DATE                The Date The  Loan Is  Removed  From  Bankruptcy.  Either  by              MM/DD/YYYY
                                          Dismissal,   Discharged   and/or  a  Motion  For  Relief  Was
                                          Granted.

LOSS_MIT_APPR_DATE                        The Date The Loss Mitigation Was Approved By The Servicer                  MM/DD/YYYY

LOSS_MIT_TYPE                             The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE                    The Date The Loss Mitigation /Plan Is Scheduled To End/Close               MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE                    The Date The Loss Mitigation Is Actually Completed                         MM/DD/YYYY

FRCLSR_APPROVED_DATE                      The  date  DA  Admin  sends a  letter  to the  servicer  with              MM/DD/YYYY
                                          instructions to begin foreclosure proceedings.

ATTORNEY_REFERRAL_DATE                    Date File Was Referred To Attorney to Pursue Foreclosure                   MM/DD/YYYY

FIRST_LEGAL_DATE                          Notice of 1st legal  filed by an  Attorney  in a  Foreclosure              MM/DD/YYYY
                                          Action

FRCLSR_SALE_EXPECTED_DATE                 The date by which a foreclosure sale is expected to occur.                 MM/DD/YYYY

FRCLSR_SALE_DATE                          The actual date of the foreclosure sale.                                   MM/DD/YYYY

FRCLSR_SALE_AMT                           The amount a property sold for at the foreclosure sale.            2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

EVICTION_START_DATE                       The date the servicer initiates eviction of the borrower.                  MM/DD/YYYY

EVICTION_COMPLETED_DATE                   The date the court revokes  legal  possession of the property              MM/DD/YYYY
                                          from the borrower.

LIST_PRICE                                The price at which an REO property is marketed.                    2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

LIST_DATE                                 The date an REO property is listed at a particular price.                  MM/DD/YYYY

OFFER_AMT                                 The dollar value of an offer for an REO property.                  2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

OFFER_DATE_TIME                           The date an offer is received by DA Admin or by the Servicer.              MM/DD/YYYY

REO_CLOSING_DATE                          The date the REO sale of the property is scheduled to close.               MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE                   Actual Date Of REO Sale                                                    MM/DD/YYYY

OCCUPANT_CODE                             Classification of how the property is occupied.

PROP_CONDITION_CODE                       A code that indicates the condition of the property.

PROP_INSPECTION_DATE                      The date a  property inspection is performed.                              MM/DD/YYYY

APPRAISAL_DATE                            The date the appraisal was done.                                           MM/DD/YYYY

CURR_PROP_VAL                              The current "as is" value of the  property  based on brokers      2
                                          price opinion or appraisal.

REPAIRED_PROP_VAL                         The amount the property would be
                                          worth if repairs are 2 completed
                                          pursuant to a broker's price
                                          opinion or appraisal.
IF APPLICABLE:

DELINQ_STATUS_CODE                        FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                        The circumstances which caused a
                                          borrower to stop paying on a loan.
                                          Code indicates the reason why the
                                          loan is in default for this cycle.

MI_CLAIM_FILED_DATE                       Date  Mortgage   Insurance  Claim  Was  Filed  With  Mortgage              MM/DD/YYYY
                                          Insurance Company.

MI_CLAIM_AMT                              Amount of Mortgage Insurance Claim Filed                                   No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

MI_CLAIM_PAID_DATE                        Date Mortgage Insurance Company Disbursed Claim Payment                    MM/DD/YYYY

MI_CLAIM_AMT_PAID                         Amount Mortgage Insurance Company Paid On Claim                    2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

POOL_CLAIM_FILED_DATE                     Date Claim Was Filed With Pool Insurance Company                           MM/DD/YYYY

POOL_CLAIM_AMT                            Amount of Claim Filed With Pool Insurance Company                  2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

POOL_CLAIM_PAID_DATE                      Date Claim Was  Settled  and The Check Was Issued By The Pool              MM/DD/YYYY
                                          Insurer

POOL_CLAIM_AMT_PAID                       Amount Paid On Claim By Pool Insurance Company                     2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

FHA_PART_A_CLAIM_FILED_DATE                Date FHA Part A Claim Was Filed With HUD                                  MM/DD/YYYY

FHA_PART_A_CLAIM_AMT                       Amount of FHA Part A Claim Filed                                  2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

FHA_PART_A_CLAIM_PAID_DATE                 Date HUD Disbursed Part A Claim Payment                                   MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT                  Amount HUD Paid on Part A Claim                                   2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

FHA_PART_B_CLAIM_FILED_DATE                 Date FHA Part B Claim Was Filed With HUD                                 MM/DD/YYYY

FHA_PART_B_CLAIM_AMT                        Amount of FHA Part B Claim Filed                                 2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

FHA_PART_B_CLAIM_PAID_DATE                   Date HUD Disbursed Part B Claim Payment                                 MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT                  Amount HUD Paid on Part B Claim                                   2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)

VA_CLAIM_FILED_DATE                        Date VA Claim Was Filed With the Veterans Admin                           MM/DD/YYYY

VA_CLAIM_PAID_DATE                         Date Veterans Admin. Disbursed VA Claim Payment                           MM/DD/YYYY

VA_CLAIM_PAID_AMT                          Amount Veterans Admin. Paid on VA Claim                           2       No    commas(,)
                                                                                                                     or       dollar
                                                                                                                     signs ($)


EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:

                    o    ASUM- Approved Assumption
                    o    BAP- Borrower Assistance Program
                    o    CO- Charge Off
                    o    DIL- Deed-in-Lieu
                    o    FFA- Formal Forbearance Agreement
                    o    MOD- Loan Modification
                    o    PRE- Pre-Sale
                    o    SS- Short Sale
                    o    MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:

                    o    Mortgagor
                    o    Tenant
                    o    Unknown
                    o    Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:

                    o    Damaged
                    o    Excellent
                    o    Fair
                    o    Gone
                    o    Good
                    o    Poor
                    o    Special Hazard
                    o    Unknown

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

           DELINQUENCY CODE         DELINQUENCY DESCRIPTION
           ----------------         -----------------------

           001                      FNMA-Death of principal mortgagor
           002                      FNMA-Illness of principal mortgagor
           003                      FNMA-Illness of mortgagor's family member
           004                      FNMA-Death of mortgagor's family member
           005                      FNMA-Marital difficulties
           006                      FNMA-Curtailment of income
           007                      FNMA-Excessive Obligation
           008                      FNMA-Abandonment of property
           009                      FNMA-Distant employee transfer
           011                      FNMA-Property problem
           012                      FNMA-Inability to sell property
           013                      FNMA-Inability to rent property
           014                      FNMA-Military Service
           015                      FNMA-Other
           016                      FNMA-Unemployment
           017                      FNMA-Business failure
           019                      FNMA-Casualty loss
           022                      FNMA-Energy environment costs
           023                      FNMA-Servicing problems
           026                      FNMA-Payment adjustment
           027                      FNMA-Payment dispute
           029                      FNMA-Transfer of ownership pending
           030                      FNMA-Fraud
           031                      FNMA-Unable to contact borrower
           INC                      FNMA-Incarceration

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

           STATUS CODE              STATUS DESCRIPTION
           -----------              ------------------

           09                       Forbearance
           17                       Pre-foreclosure Sale Closing Plan Accepted
           24                       Government Seizure
           26                       Refinance
           27                       Assumption
           28                       Modification
           29                       Charge-Off
           30                       Third Party Sale
           31                       Probate
           32                       Military Indulgence
           43                       Foreclosure Started
           44                       Deed-in-Lieu Started
           49                       Assignment Completed
           61                       Second Lien Considerations
           62                       Veteran's Affairs-No Bid
           63                       Veteran's Affairs-Refund
           64                       Veteran's Affairs-Buydown
           65                       Chapter 7 Bankruptcy
           66                       Chapter 11 Bankruptcy
           67                       Chapter 13 Bankruptcy

EXHIBIT 3: CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

         1. The numbers on the form correspond with the numbers listed below.

         LIQUIDATION AND ACQUISITION EXPENSES:

         1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12. Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

         13.      The total of lines 1 through 12.

2.       CREDITS:

         14-21. Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

         22.      The total of lines 14 through 21.

         PLEASE NOTE: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

3.       TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

         23.      The total derived from  subtracting  line 22 from 13.
                  If the amount  represents a realized  gain,  show the amount
                  in parenthesis (   ).


EXHIBIT 3A: CALCULATION OF REALIZED LOSS/GAIN FORM 332

                             WELLS FARGO BANK, N.A.
                        CALCULATION OF REALIZED LOSS/GAIN

         Prepared by:  __________________                 Date:  _______________
         Phone:  ______________________      Email Address:_____________________

   ---------------------       -------------------      ----------------------
   Servicer Loan No.           Servicer Name            Servicer Address


   ---------------------       -------------------      ----------------------


         WELLS FARGO BANK, N.A. Loan No._____________________________
         Borrower's Name:_______________________________________________________
         Property Address:______________________________________________________
         LIQUIDATION AND ACQUISITION EXPENSES:
        (1)     Actual Unpaid Principal Balance
                of Mortgage Loan                         $________________  (1)
        (2)     Interest accrued at Net Rate              ________________  (2)
        (3)     Accrued Servicing Fees                    ________________  (3)
        (4)     Attorney's Fees                           ________________  (4)
        (5)     Taxes                                     ________________  (5)
        (6)     Property Maintenance                      ________________  (6)
        (7)     MI/Hazard Insurance Premiums              ________________  (7)
        (8)     Utility Expenses                          ________________  (8)
        (9)     Appraisal/BPO                             ________________  (9)
        (10)    Property Inspections                      ________________  (10)
        (11)    FC Costs/Other Legal Expenses             ________________  (11)
        (12)    Other (itemize)                          $________________  (12)

                Cash for Keys __________________________   _______________
                HOA/Condo Fees__________________________   _______________

                TOTAL EXPENSES                           $ _______________  (13)
         CREDITS:
        (14)    Escrow Balance                           $ _______________  (14)
        (15)    HIP Refund                                ________________  (15)
        (16)    Rental Receipts                           ________________  (16)
        (17)    Hazard Loss Proceeds                      ________________  (17)
        (18)    Primary Mortgage Insurance
                Proceeds                                  ________________  (18)
        (19)    Pool Insurance Proceeds                   ________________  (19)
        (20)    Proceeds from Sale of Acquired Property   ________________  (20)
        (21)    Other (itemize)                           ________________  (21)

                ----------------------------------------  ----------------
                ----------------------------------------  ----------------

             TOTAL CREDITS                               $ _______________  (22)

        TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)          $ _______________  (23)

                                   SCHEDULE 5

                    STANDARD FILE LAYOUT- SCHEDULED/SCHEDULED

EXHIBIT 1: STANDARD FILE LAYOUT - SCHEDULED/SCHEDULED

COLUMN NAME                                        DESCRIPTION                      DECIMAL    FORMAT COMMENT
------------------------------- -------------------------------------------------- ----------- ------------------------------------
LOAN_NBR                        Loan Number assigned by investor                               Text up to 10 digits

SERVICER LOAN_NBR               Servicer Loan Number                                           Text up to 10 digits

BORROWER_NAME                   Mortgagor name assigned to Note                                Max length of 30

SCHED_PMT_AMT                   P&I constant                                           2       No commas(,) or dollar signs ($)

NOTE_INT_RATE                   Gross Interest Rate                                    4       Max length of 6

NET_RATE                        Gross Interest Rate less the Service Fee Rate          4       Max length of 6

SERV_FEE_RATE                   Service Fee Rate                                       4       Max length of 6

NEW_PAY_AMT                     ARM loan's forecasted P&I constant                     2       No commas(,) or dollar signs ($)

NEW_LOAN_RATE                   ARM loan's forecasted Gross Interest Rate              4       Max length of 6

ARM_INDEX_RATE                  ARM loan's index Rate used                             4       Max length of 6

ACTL_BEG_BAL                    Beginning Actual Balance                               2       No commas(,) or dollar signs ($)

ACTL_END_BAL                    Ending Actual Balance                                  2       No commas(,) or dollar signs ($)

NEXT_DUE_DATE                   Borrower's next due date                                       MM/DD/YYYY

CURT_AMT_1                      Curtailment Amount                                     2       No commas(,) or dollar signs ($)

CURT_DATE_1                     Due date Curtailment was applied to                            MM/DD/YYYY

CURT_ADJ_ AMT_1                 Curtailment Interest if applicable                     2       No commas(,) or dollar signs ($)

CURT_AMT_2                      Curtailment Amount 2                                   2       No commas(,) or dollar signs ($)

CURT_DATE_2                     Due date Curtailment was applied to                            MM/DD/YYYY

CURT_ADJ_ AMT2                  Curtailment Interest if applicable                     2       No commas(,) or dollar signs ($)

CURT_AMT_3                      Curtailment Amount 3                                   2       No commas(,) or dollar signs ($)

CURT_DATE_3                     Due date Curtailment was applied to                            MM/DD/YYYY

CURT_ADJ_AMT3                   Curtailment Interest, if applicable                    2       No commas(,) or dollar signs ($)

SCHED_BEG_BAL                   Beginning Scheduled Balance                            2       No commas(,) or dollar signs ($)

SCHED_END_BAL                   Ending Scheduled Balance                               2       No commas(,) or dollar signs ($)

SCHED_PRIN_AMT                  Scheduled Principal portion of P&I                     2       No commas(,) or dollar signs ($)

                                Scheduled   Net  Interest   (less   Service  Fee)
SCHED_NET_INT                   portion of P&I                                         2       No commas(,) or dollar signs ($)

                                Liquidation  Principal  Amt to bring  balance  to
LIQ_AMT                         zero                                                   2       No commas(,) or dollar signs ($)

PIF_DATE                        Liquidation Date                                               MM/DD/YYYY

ACTION_CODE                     Either 60 for liquidation or 65 for Repurchase                 Max length of 2

PRIN_ADJ_AMT                    Principal Adjustments made to loan, if applicable      2       No commas(,) or dollar signs ($)

INT_ADJ_AMT                     Interest Adjustment made to loan, if applicable        2       No commas(,) or dollar signs ($)

PREPAYMENT PENALTY AMT          Prepayment penalty amount, if applicable               2       No commas(,) or dollar signs ($)

                                Soldier   and  Sailor   Adjustment   amount,   if
SOILDER_SAILOR ADJ AMT          applicable                                             2       No commas(,) or dollar signs ($)

NON ADV LOAN AMT                Non Recoverable Loan Amount, if applicable             2       No commas(,) or dollar signs ($)

                                   SCHEDULE 6

     DATA REQUIREMENTS OF SERVICING ADVANCES INCURRED PRIOR TO CUT-OFF DATE


-------------------------- -----------------------------------------------------
       [LOAN NUMBER]                 [PRE-CUT-OFF DATE ADVANCE AMOUNT]
-------------------------- -----------------------------------------------------